UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2022

LANDA APP LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-11377

Delaware	85-1099443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 W. 18th Street New York, NY 10011	10011
(Address of principal executive offices)	(Zip Code)

646-905-0931

Issuer’s telephone number, including area code

Landa App LLC - 1394 Oakview Circle Forest Park GA LLC membership interests

Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC - 1741 Park Lane Griffin GA LLC membership interests

Landa App LLC - 115 Sardis Street Barnesville GA LLC membership interests(*)

Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC membership interests(*)

Landa App LLC - 2505 Oak Circle Ellenwood GA LLC membership interests(*)

Landa App - 271 Timber Wolf Trail Griffin GA LLC membership interests(*)

Landa App - 29 Holly Grove Road Griffin GA LLC membership interests(*)

Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC – 1712 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC - 4267 High Park Lane East Point GA LLC membership interests

Landa App LLC - 4474 Highwood Park Drive East Point GA LLC membership interests

Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC membership interests

Landa App LLC - 9439 Lakeview Road Union City GA LLC membership interests

Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC membership interests

Landa App LLC - 1246 Elgin Way Riverdale GA LLC membership interests

Landa App LLC - 1910 Grove Way Hampton GA LLC membership interests

Landa App LLC - 593 Country Lane Jonesboro GA LLC membership interests

Landa App LLC - 6436 Stone Terrace Morrow GA LLC membership interests

Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC membership interests

Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC membership interests

Landa App LLC - 687 Utoy Court Jonesboro GA LLC membership interests

Landa App LLC - 729 Winter Lane Jonesboro GA LLC membership interests

Landa App LLC - 7349 Exeter Court Riverdale GA LLC membership interests

Landa App LLC – 8645 Embrey Drive Jonesboro GA LLC membership interests

Landa App LLC - 8780 Churchill Place Jonesboro GA LLC membership interests

Landa App LLC - 8796 Parliament Place Jonesboro GA LLC membership interests

Landa App LLC - 8641 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8651 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8652 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8653 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8654 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8655 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8659 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8662 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8668 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8670 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8674 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8675 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8677 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8678 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8679 Ashley Way Douglasville GA LLC membership interests

Landa App LLC - 8683 Ashley Way Douglasville GA LLC membership interests

(*) the offering of this class of securities was withdrawn before any securities were issued

(Title of each class of securities issued pursuant to Regulation A)

Capitalized terms used but not defined herein have the meanings given to them in Landa App LLC’s offering circular (the “Offering Circular”) most recently qualified by the Securities and Exchange Commission (the “SEC”), dated March 28, 2023, which can be found here.

i

Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.” A cautionary statement regarding forward-looking statements applicable to forward-looking statements found herein can be found under “Cautionary Statement Regarding Forward-Looking Statements” of the Company’s latest Offering Circular, which can be found here and is incorporated herein by reference.

Item 1. Business

Company Overview

Landa App LLC (the “we, “us,” “our” or the “Company”) was formed on November 25, 2019 as “Landa Properties A LLC”, a Delaware limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “LLC Act”) in order to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. The Company was subsequently renamed “Landa App LLC” on April 30, 2020, and became a series limited liability company pursuant to Sections 18-215 and 18-218 of the LLC Act on May 22, 2020.

From time to time, the Company will form separate series of membership interests (each a “Series,” and collectively, the “Series”) for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each Series is formed to hold a residential rental property as its primary asset (each a “Property,” and collectively, the “Properties”).

The Company generally offers 10,000 membership interests (each a “Share” and collectively, the “Shares”) in each of the Series (the respective offerings of Shares of each Series each individually referred to herein as an “Offering”). Investors that purchase Shares in any Series acquire a right to receive monthly distributions (which we also refer to as “dividends”) of a portion of the net rental income of such Series. The total distribution amount by a Series, if any, will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, fees, expenses, taxes, amounts allocated to reserves, economic conditions, debt service requirements, actual and accrued cash flows of the applicable Series, and other factors that could differ materially from our current expectations. The total distribution amount, if any, will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of Shares of that Series held.

The Company and each Series is managed by Landa Holdings, Inc. (the “Manager”).

All Shares are offered through the Landa Mobile App.

Series Offering Table

The table below shows key information related to the Offering of each Series pursuant to Regulation A of the Securities Act of 1933, as amended, (“Regulation A”), as of December 31, 2022. Please also refer to “—Properties” below for further details.

Series	Offering Status	Qualification Date	Opening Date	Closing Date	Total Number of Shares Outstanding(5)
Landa Series 115 Sardis Street (1)	Withdrawn	6/29/2021	7/1/2021	(1)	(1)
Landa Series 1394 Oakview Circle	Closed	6/29/2021	7/1/2021	8/9/2021	-
Landa Series 1701 Summerwoods Lane (2)	Closed	6/29/2021	7/1/2021	9/3/2021	8,265 (3)
Landa Series 1741 Park Lane (2)	Closed	6/29/2021	7/1/2021	9/3/2021	3,518 (4)
Landa Series 209 Timber Wolf Trail (1)	Withdrawn	6/29/2021	7/1/2021	(1)	(1)
Landa Series 2505 Oak Circle (1)	Withdrawn	6/29/2021	7/1/2021	(1)	(1)
Landa Series 271 Timber Wolf Trail (1)	Withdrawn	6/29/2021	7/1/2021	(1)	(1)
Landa Series 29 Holly Grove Road (1)	Withdrawn	6/29/2021	7/1/2021	(1)	(1)
Landa Series 1703 Summerwoods Lane	Closed	1/7/2022	1/9/2022	7/20/2022	-
Landa Series 1712 Summerwoods Lane	Closed	1/7/2022	1/9/2022	8/9/2022	-
Landa Series 1743 Summerwoods Lane	Closed	1/7/2022	1/9/2022	7/31/2022	-
Landa Series 1750 Summerwoods Lane	Closed	1/7/2022	1/9/2022	8/26/2022	-
Landa Series 4267 High Park Lane	Closed	1/7/2022	1/9/2022	8/15/2022	-
Landa Series 4474 Highwood Park Drive	Closed	1/7/2022	1/9/2022	8/9/2022	-
Landa Series 8569 Creekwood Way	Closed	1/7/2022	1/9/2022	4/26/2022	-
Landa Series 9439 Lakeview Road	Closed	1/7/2022	1/9/2022	8/25/2022	-
Landa Series 10167 Port Royal Court	Closed	1/7/2022	1/9/2022	7/20/2022	-
Landa Series 1246 Elgin Way	Closed	1/7/2022	1/9/2022	7/29/2022	-
Landa Series 1910 Grove Way	Closed	1/7/2022	1/9/2022	2/15/2022	-
Landa Series 593 Country Lane Drive	Closed	1/7/2022	1/9/2022	2/17/2022	-
Landa Series 6436 Stone Terrace	Closed	1/7/2022	1/9/2022	2/3/2022	-
Landa Series 6440 Woodstone Terrace	Closed	1/7/2022	1/9/2022	2/17/2022	-
Landa Series 6848 Sandy Creek Drive	Closed	1/7/2022	1/9/2022	2/13/2022	-
Landa Series 687 Utoy Court	Closed	1/7/2022	1/9/2022	4/19/2022	-
Landa Series 729 Winter Lane	Closed	1/7/2022	1/9/2022	3/4/2022	-
Landa Series 7349 Exeter Court	Closed	1/7/2022	1/9/2022	4/20/2022	-
Landa Series 8645 Embrey Drive	Closed	1/7/2022	1/9/2022	4/18/2022	-
Landa Series 8780 Churchill Place	Closed	1/7/2022	1/9/2022	3/7/2022	-
Landa Series 8796 Parliament Place	Closed	1/7/2022	1/9/2022	3/11/2022	-
Landa Series 8641 Ashley Way	Closed	1/7/2022	1/9/2022	8/22/2022	-
Landa Series 8651 Ashley Way	Closed	1/7/2022	1/9/2022	4/19/2022	-
Landa Series 8652 Ashley Way	Closed	1/7/2022	1/9/2022	10/14/2022	-
Landa Series 8653 Ashley Way	Closed	1/7/2022	1/9/2022	8/8/2022	-
Landa Series 8654 Ashley Way	Closed	1/7/2022	1/9/2022	12/02/2022	-
Landa Series 8655 Ashley Way	Closed	1/7/2022	1/9/2022	10/10/2022	-
Landa Series 8659 Ashley Way	Closed	1/7/2022	1/9/2022	10/10/2022	-
Landa Series 8662 Ashley Way	Closed	1/7/2022	1/9/2022	9/21/2022	-
Landa Series 8668 Ashley Way	Closed	1/7/2022	1/9/2022	10/14/2022	-
Landa Series 8670 Ashley Way	Closed	1/7/2022	1/9/2022	11/30/2022	-
Landa Series 8674 Ashley Way	Closed	1/7/2022	1/9/2022	8/8/2022	-
Landa Series 8675 Ashley Way	Closed	1/7/2022	1/9/2022	8/19/2022	-
Landa Series 8677 Ashley Way	Closed	1/7/2022	1/9/2022	4/20/2022	-
Landa Series 8678 Ashley Way	Closed	1/7/2022	1/9/2022	12/02/2022	-
Landa Series 8679 Ashley Way	Closed	1/7/2022	1/9/2022	8/3/2022	-
Landa Series 8683 Ashley Way	Closed	1/7/2022	1/9/2022	12/02/2022	-

(1)	Before any securities were issued, the Company withdrew the following Series:

Landa Series 115 Sardis Street

Landa Series 209 Timber Wolf Trail

Landa Series 2505 Oak Circle

Landa Series 271 Timber Wolf Trail

Landa Series 29 Holly Grove Road

(2)

This Series closed its Offering prior to selling all 10,000 of its Shares and made a liquidating distribution of expected proceeds from the sale of the underlying Property. For additional information, see the Form 1-U filed on March 11, 2022 available here.

(3)	Includes an additional thirty-three (33) Shares of this Series that remain unallocated in the books and records of the Series.

(4)	Includes an additional fifteen (15) Shares of this Series that remain unallocated in the books and records of the Series.

(5)	Reflected as of May 8, 2023

Properties

Descriptions of the Properties as of December 31, 2022 can be found under “Description of the Properties” of the Company’s latest Offering Circular, which can be found here and is incorporated herein by reference.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net rental income in each of the Properties; and

●	preserve, protect and return investor capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

Our investment strategy is to acquire, invest in, manage, and operate properties on an opportunistic basis, which may consist of a wide variety of residential rental properties. We intend to leverage our industry expertise, as well as our proprietary technology, to help streamline our property acquisition process.

We will focus on acquiring market ready properties, which may include existing income-producing properties or newly constructed properties, in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth. Our acquisition strategy does not include major rehabilitation or repurposing of existing structures, or new ground-up development. Our target markets are neighborhoods surrounding metropolitan statistical areas of at least one million residents, which we estimate having historical capitalization rates ranging from approximately four percent (4%) to seven percent (7%) for residential properties. In addition, we expect to target cities with growing populations or cities that have evidenced strong rental demand.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See the description of certain applicable regulations under “Regulations” of the Company’s latest offering circular filed March 28, 2023 with the SEC, which can be found here and is incorporated herein by reference, for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 140 million total housing units and a total value of more than $43.4 trillion according to Zillow.com as of Debember 31, 2022. The single-family rental market has grown in recent years as homeownership rate has declined following the global financial crisis. We believe this decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, the U.S. is undergoing a demographic shift away from the desire to own a home. Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. These factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 375,000 units or 2.5% of all single-family rental units in the United States, according to Institutional Real Estate, Inc. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, according to the National Association of Realtors, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.2 million sales of existing homes per year from 2005 to 2021.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1995, the home price to income ratio was 4.24, meaning the median cost of a single-family home in the U.S. was 4.24x the average median income. As of December 31, 2021, the home price to income ratio was 7.58, according to the Federal Reserve Bank of St. Louis. We believe that the “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of the end of 2022, the homeownership rate was 65.9% compared to 69% at its all-time high in 2004, according to a report by the U.S. Census Bureau.

We believe that the single-family rental industry is well-positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing has increased. This shift in demand for rental housing is one of the financial components driven by affordability, however, there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility, and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt. According to the Department of Education, as of December 2021, borrowers between ages 24-35 have an average outstanding loan balance of $33,600. This amounts to roughly 8% of the $408,100 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single-family rental housing.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high of a value on homeownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in an individual’s lifetime and millennials are the generation that witnessed this class of investment depreciate during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving – especially in light of the recent move by many businesses to institute “work from home” policies as a result of the outbreak of COVID-19. The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single-family rentals will increase as the sophistication of the companies offering housing solutions improves. As of December 2021, single-family rental homes are not uncommon as there are roughly 17.5 million single-family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. As of December 2021, these institutions only account for less than 3% of the single-family rental industry, according to MetLife Investment Management.  We believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well-positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single-family properties have outperformed multifamily properties with respect to rent growth, vacancies, and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single-family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series has entered into a management agreement (each, a “Management Agreement”). Pursuant to the Management Agreement, the Manager, among other things, provides certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provides each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services. In addition, the Manager granted each Series a license to use the Landa Mobile App. While we expect each Series to hold its Property indefinitely, the Manager may also coordinate the disposition of a Property, pursuant to the Management Agreement.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager has discretion with respect to the selection of specific investments and the purchase and sale of the Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager employs a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager takes responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager extensively researches the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager follows a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management is a fundamental principle in the management of each of the Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager develops an asset business strategy which is customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager reviews asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally takes the form of holding fee simple title to the Properties.

Our obligation to purchase any Property generally is conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and developing Properties, we are subject to risks generally incident to the ownership of real estate. For more information, please see the section entitled “Risk Factors – Risks Related to the Properties and the Offered Series” of the Company’s latest Offering Circular, which can be found here and is incorporated herein by reference.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in each Series’ Operating Agreement.

The Manager focuses on the sourcing, acquisition and management of residential properties. The Manager sources investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager utilizes its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager analyzes each potential investment’s risk-return profile and reviews financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties we acquire for an indefinite period of time.  If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, how any existing leases on a Property may impact the potential sales price, and any other factors that the Manager may deem relevant. Pursuant to the applicable Series’ operating agreement, as well as the Company’s operating agreement, the Manager may determine that it is in the best interests of members to dispose of a Property.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the Shares of the given Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series is responsible for certain expenses related to such Series or the Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●	interest expense under the applicable acquisition note issued by such Series to the Manager (each an “Acquisition Note”) and refinance note (each a “Refinance Note”) to the Manager and/or Lending One LLC (“Lending One”), as applicable;

●	any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, taxes, marketing fees, and security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Series’ Operating Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager bears its own expenses of an ordinary nature, including all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series’ Property, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager—Manager Compensation.”

Further, if the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any remaining Reserves of such Series, then you may be unable to receive distributions until the Series can generate revenue.

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we call the “Landa Mobile App.” Through the Landa Mobile App, investors can:

●	browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	review the Series Materials for the applicable Series;

●	transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

We intend to offer and sell the Shares in our Offerings exclusively through the Landa Mobile App. The Landa Mobile app is available for download on iOS and Android devices.

Competition

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. In addition, we face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, Arrived Homes, LLC and Compound Projects, LLC, as well as a range of emerging new companies providing real estate investment products and services. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Employees

We do not have any employees and are externally managed by the Manager. Currently, no Series has employees and we do not expect that any Series will have any employees. Employees of the Manager will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in the Company’s latest Offering Circular, which can be found here and is incorporated herein by reference, as the same may be updated from time to time by our future filings under Regulation A. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common shares.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report. As noted in the independent auditor’s report, the audit of our financial statements was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The series-level consolidating supplemental information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations and cash flows of the individual series. The following discussion contains series-level detail that has not been audited. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Since their formation in 2020, each Series has been engaged primarily in acquiring its underlying Property from Landa Properties, LLC (“Landa Properties”) financed initially through promissory notes issued to the Manager and developing the financial, offering and other materials to begin offering membership interests, or “Shares,” in such Series through the Landa Mobile App. See the Company’s latest Offering Circular under the headings “Description of the Properties” and “Use of Proceeds”, which can be found here, and are incorporated herein by reference, for a description of each of the Properties and information about their acquisition and financing.

We are a development-stage company, since we are devoting substantially all our efforts to establishing and maintaining our business and planned principal operations have only recently commenced. As such, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including, but not limited to, the Manager’s ability to:

●	continue to identify and acquire high quality, attractive Properties at competitive prices to securitize on the Landa Mobile App;

●	market the Landa Mobile App and the Offerings in individual Series and attract investors to the Landa Mobile App;

●	continue to develop the Landa Mobile App and provide the information and technology infrastructure to support the issuance of interests; and

●	continue to build our existing infrastructure to manage the Properties at a decreasing marginal cost per Property.

The following Series were each organized in May 2020, acquired title to its underlying Property from Landa Properties on July 10, 2021, and commenced operations on July 10, 2021: Landa Series 115 Sardis Street, Landa Series 1394 Oakview Circle, Landa Series 1701 Summerwoods Lane, Landa Series 1741 Park Lane, Landa Series 209 Timber Wolf Trail, Landa Series 2505 Oak Circle, Landa Series 271 Timber Wolf Trail, and Landa Series 29 Holly Grove Road.

The following Series were each organized in May 2020, acquired title to its underlying Property from Landa Properties on January 10, 2022, and commenced operations on January 10, 2022: Landa Series 1703 Summerwoods Lane, Landa Series 1712 Summerwoods Lane, Landa Series 1743 Summerwoods Lane, Landa Series 1750 Summerwoods Lane, Landa Series 4267 High Park Lane, Landa Series 4474 Highwood Park Drive, Landa Series 8569 Creekwood Way, and Landa Series 8439 Lakeview Road.

The following Series were each organized in July 2021, acquired title to its underlying Property from Landa Properties on January 10, 2022, and commenced operations on January 10, 2022: Landa Series 10167 Port Royal Court, Landa Series 1246 Elgin Way, Landa Series 1910 Grove Way, Landa Series 593 Country Lane, Landa Series 6436 Stone Terrace, Landa Series 6440 Woodstone Terrace, Landa Series 6848 Sandy Creek Drive, Landa Series 687 Utoy Court, Landa Series 729 Winter Lane, Landa Series 7349 Exeter Court, Landa Series 8645 Embrey, Landa Series 8780 Chuchill Place, and Landa Series 8796 Parliament Place.

The following Series were each organized in September 2021, acquired title to its underlying Property from Landa Properties on January 10, 2022, and commenced operations on January 10, 2022: Landa Series 8641 Ashley Way, Landa Series 8651 Ashley Way, Landa Series 8652 Ashley Way, Landa Series 8653 Ashley Way, Landa Series 8654 Ashley Way, Landa Series 8655 Ashley Way, Landa Series 8659 Ashley Way, Landa Series 8662 Ashley Way, Landa Series 8668 Ashley Way, Landa Series 8670 Ashley Way, Landa Series 8674 Ashley Way, Landa Series 8675 Ashley Way, Landa Series 8677 Ashley Way, Landa Series 8678 Ashley Way, Landa Series 8679 Ashley Way, and Landa Series 8683 Ashley Way.

Recent Developments

On March 28, 2023, the Company commenced the offer and sale of 10,000 membership interests (each a “Share” and collectively, the “Shares”) in one-hundred eighty-one (181) additional Series, for an aggregate total of 1,810,000 Shares, pursuant to the Company’s latest qualified offering statement under Regulation A, which can be found here. As of May 5, 2023 42,400 shares in the aggregate were sold

Between March 31, 2023 and April 28, 2023, Landa Properties transferred title to the following Properties to the applicable Series, as set forth in the table below.

Series	Property
Landa App LLC - 10121 Morris Drive SW Covington GA LLC	10121 Morris Drive SW, Covington, GA 30014
Landa App LLC - 10183 Starr Street SW Covington GA LLC	10183 Starr Street SW, Covington, GA 30014
Landa App LLC - 103 Starlake Drive Jackson GA LLC	103 Starlake Drive, Jackson, GA 30260
Landa App LLC - 10433 Candlelight Road Jonesboro GA LLC	10433 Candlelight Road, Jonesboro, GA 30238
Landa App LLC - 110 Shenandoah Drive Covington GA LLC	110 Shenandoah Drive, Covington, GA 30016
Landa App LLC - 111 Fir Drive McDonough GA LLC	111 Fir Drive, McDonough, GA 30253
Landa App LLC - 112 Ridge Street Locust Grove GA LLC	112 Ridge Street, Locust Grove, GA 30248
Landa App LLC - 11322 Michelle Way Hampton GA LLC	11322 Michelle Way, Hampton, GA 30228
Landa App LLC - 1147 Village Way Stone Mountain GA LLC	1147 Village Way, Stone Mountain, GA 30088
Landa App LLC - 1160 Gable Terrace Jonesboro GA LLC	1160 Gable Terrace, Jonesboro, GA 30236
Landa App LLC - 1201 Kilrush Drive Mableton GA LLC	1201 Kilrush Drive, Mableton, GA 30126
Landa App LLC - 124 Libby Lane Jonesboro GA LLC	124 Libby Lane, Jonesboro, GA 30238
Landa App LLC - 1320 Winona Avenue Griffin GA LLC	1320 Winona Avenue, Griffin, GA 30223
Landa App LLC - 137 Southern Shores Road Jackson GA LLC	137 Southern Shores Road, Jackson, GA 30233
Landa App LLC - 138 Sandalwood Circle Lawrenceville GA LLC	138 Sandalwood Circle, Lawrenceville, GA 30046
Landa App LLC - 140 High Ridge Road Covington GA LLC	140 High Ridge Road, Covington, GA 30014
Landa App LLC - 146 Crystal Brook Griffin GA LLC	146 Crystal Brook, Griffin, GA 30223
Landa App LLC - 153 Cliffside Court Riverdale GA LLC	153 Cliffside Court, Riverdale, GA 30274
Landa App LLC - 1666 W Poplar Street Griffin GA LLC	1666 W Poplar Street, Griffin, GA 30224
Landa App LLC - 168 Brookview Drive Riverdale GA LLC	168 Brookview Drive, Riverdale, GA 30274
Landa App LLC - 1689 Viceroy Way Riverdale GA LLC	1689 Viceroy Way, Riverdale, GA 30296
Landa App LLC - 181 Watercress Court Stockbridge GA LLC	181 Watercress Court, Stockbridge, GA 30281
Landa App LLC - 188 Timberline Road Jackson GA LLC	188 Timberline Road, Jackson, GA 30233
Landa App LLC - 189 Shenandoah Drive Riverdale GA LLC	189 Shenandoah Drive, Riverdale, GA 30274
Landa App LLC - 195 Hunters Trace Covington GA LKC	195 Hunters Trace, Covington, GA 30014
Landa App LLC - 196 Montego Circle Riverdale GA LLC	196 Montego Circle, Riverdale, GA 30274
Landa App LLC - 212 Fleeta Drive Covington GA LLC	212 Fleeta Drive, Covington, GA 30016
Landa App LLC - 217 Glenloch Court Stockbridge GA LLC	217 Glenloch Court, Stockbridge, GA 30281
Landa App LLC - 2264 Chestnut Hill Circle Decatur GA LLC	2264 Chestnut Hill Circle, Decatur, GA 30032
Landa App LLC - 25 Pleasant Valley Road McDonough GA LLC	25 Pleasant Valley Road, McDonough, GA 30253
Landa App LLC - 253 Marco Drive Social Circle GA LLC	253 Marco Drive, Social Circle, GA 30025
Landa App LLC - 258 Rocky Point Road Covington GA LLC	258 Rocky Point Road, Covington, GA 30016
Landa App LLC - 268 Brookview Drive Riverdale GA LLC	268 Brookview Drive, Riverdale, GA 30274
Landa App LLC - 270 Mountain Lane Covington GA LLC	270 Mountain Lane, Covington, GA 30016
Landa App LLC - 270 Pleasant Hill Drive Covington GA LLC	270 Pleasant Hill Drive, Covington, GA 30016
Landa App LLC - 2813 Vicksburg Court Decatur GA LLC	2813 Vicksburg Court, Decatur, GA 30034
Landa App LLC - 2933 Coffer Drive Ellenwood GA LLC	2933 Coffer Drive, Ellenwood, GA 30294
Landa App LLC - 30 High Ridge Road Covington GA LLC	30 High Ridge Road, Covington, GA 30014
Landa App LLC - 30 Roosevelt Road Covington GA LLC	30 Roosevelt Road, Covington, GA 30016
Landa App LLC - 3011 Raintree Drive SE Conyers GA LLC	3011 Raintree Drive SE, Conyers, GA 30013
Landa App LLC - 3043 Highway 81 S Covington GA LLC	3043 Highway 81 S, Covington, GA 30016
Landa App LLC - 313 Blue Heron Drive Jonesboro GA LLC	313 Blue Heron Drive, Jonesboro, GA 30236
Landa App LLC - 3202 Chippewa Drive Rex GA LLC	3202 Chippewa Drive, Rex, GA 30273
Landa App LLC - 35 Clay Court Covington GA LLC	35 Clay Court, Covington, GA 30016
Landa App LLC - 350 Cadiz Lane S College Park GA LLC	350 Cadiz Lane S, College Park, GA 30349
Landa App LLC - 351 Wesley Park Drive Jonesboro GA LLC	351 Wesley Park Drive, Jonesboro, GA 30238
Landa App LLC - 43 Darwin Drive Jonesboro GA LLC	43 Darwin Drive, Jonesboro, GA 30238
Landa App LLC - 45 Blue Jay Drive Covington GA LLC	45 Blue Jay Drive, Covington, GA 30016
Landa App LLC - 4702 Saint James Way Decatur GA LLC	4702 Saint James Way, Decatur, GA 30035
Landa App LLC - 4732 Pinedale Drive Forest Park GA LLC	4732 Pinedale Drive, Forest Park, GA 30297
Landa App LLC - 5040 Huntshire Lane Lilburn GA LLC	5040 Huntshire Lane, Lilburn, GA 30047
Landa App LLC - 513 Jarrett Court McDonough GA LLC	513 Jarrett Court, McDonough, GA 30253

Series	Property
Landa App LLC - 5143 Pinecrest Drive SW Covington GA LLC	5143 Pinecrest Drive SW, Covington, GA 30014
Landa App LLC - 540 Cowan Road Covington GA LLC	540 Cowan Road, Covington, GA 30016
Landa App LLC - 565 Mountainview Drive Covington GA LLC	565 Mountainview Drive, Covington, GA 30016
Landa App LLC - 5801 Strathmoor Manor Circle Lithonia GA LLC	5801 Strathmoor Manor Circle, Lithonia, GA 30058
Landa App LLC - 6107 Shadow Glen Court Covington GA LLC	6107 Shadow Glen Court, Covington, GA 30014
Landa App LLC - 6111-6113 Pine Glen Circle SW Covington GA LLC	6111-6113 Pine Glen Circle SW, Covington, GA 30014
Landa App LLC - 615 Barshay Drive Covington GA LLC	615 Barshay Drive, Covington, GA 30016
Landa App LLC - 6168 Wheat Street NE Covington GA LLC	6168 Wheat Street NE, Covington, GA 30014
Landa App LLC - 6178 Green Acres Drive SW Covington GA LLC	6178 Green Acres Drive SW, Covington, GA 30014
Landa App LLC - 643 Sycamore Drive Jonesboro GA LLC	643 Sycamore Drive, Jonesboro, GA 30238
Landa App LLC - 65 Freedom Court Covington GA LLC	65 Freedom Court, Covington, GA 30016
Landa App LLC - 6635 Kimberly Mill Road College Park GA LLC	6635 Kimberly Mill Road, College Park, GA 30349
Landa App LLC - 6653 Bedford Road Rex GA LLC	6653 Bedford Road, Rex, GA 30273
Landa App LLC - 6762 Bent Creek Drive Rex GA LLC	6762 Bent Creek Drive, Rex, GA 30273
Landa App LLC - 709 Georgetown Court Jonesboro GA LLC	709 Georgetown Court, Jonesboro, GA 30236
Landa App LLC - 7107 Geiger Street NW Covington GA LLC	7107 Geiger Street NW Covington GA 30016
Landa App LLC - 750 Georgetown Court Jonesboro GA LLC	750 Georgetown Court, Jonesboro ,GA 30236
Landa App LLC - 752 Chestnut Drive Jackson GA LLC	752 Chestnut Drive, Jackson, GA 30233
Landa App LLC - 773 Villa Way Jonesboro GA LLC	773 Villa Way, Jonesboro, GA 30238
Landa App LLC - 7781 Mountain Creek Way Douglasville GA LLC	7781 Mountain Creek Way, Douglasville, GA 30134
Landa App LLC - 7950 Woodlake Drive Riverdale GA LLC	7950 Woodlake Drive, Riverdale, GA 30274
Landa App LLC - 80 High Ridge Road Covington GA LLC	80 High Ridge Road, Covington, GA 30014
Landa App LLC - 808 Hillandale Lane Lithonia GA LLC	808 Hillandale Lane, Lithonia, GA 30058
Landa App LLC - 8110 Devonshire Drive Jonesboro GA LLC	8110 Devonshire Drive, Jonesboro, GA 30238
Landa App LLC - 8121 Spillers Drive SW Covington GA LLC	8121 Spillers Drive SW, Covington, GA 30014
Landa App LLC - 8233 Creekline Court Riverdale GA LLC	8233 Creekline Court, Riverdale, GA 30274
Landa App LLC - 843 Tramore Drive Stockbridge GA LLC	843 Tramore Drive, Stockbridge, GA 30281
Landa App LLC - 85 Kirkland Court Covington GA LLC	85 Kirkland Court, Covington, GA 30016
Landa App LLC - 85 Thorn Thicket Way Rockmart GA LLC	85 Thorn Thicket Way, Rockmart, GA 30153
Landa App LLC - 8855 Rugby Court Jonesboro GA LLC	8855 Rugby Court, Jonesboro, GA 30238
Landa App LLC - 9434 Cedar Creek Place Douglasville GA LLC	9434 Cedar Creek Place, Douglasville, GA 30135
Landa App LLC - 9597 Pintail Trail Jonesboro GA LLC	9597 Pintail Trail, Jonesboro, GA 30238
Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC	1701 Summerwoods Lane, Griffin, GA 30224
Landa App LLC - 1741 Park Lane Griffin GA LLC	1741 Park Lane, Griffin, GA 30224

Each of the following Series issued an Acquisition Note to the Manager in connection with the acquisition of its Property, the terms of which are listed in the table below. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes are interest-bearing, have a five (5) year term from their respective Loan Date (listed below), and are an unsecured obligation of the applicable Series.

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 10 Oak Wood Lane	$254,456	4.50%	7/1/2022
Landa Series 10 Windridge Drive	$256,422	4.50%	7/1/2022
Landa Series 1000 Fox Valley Trail	$297,984	4.50%	7/1/2022
Landa Series 1007 Leeward Way	$300,157	4.50%	7/1/2022
Landa Series 10119 Commons Way	$306,450	4.50%	7/1/2022
Landa Series 10121 Morris Drive SW	$278,235	4.50%	7/1/2022
Landa Series 10183 Starr Street SW	$268,383	4.50%	7/1/2022
Landa Series 103 Starlake Drive	$267,883	4.50%	7/1/2022
Landa Series 104 Summerfield Drive	$300,059	4.50%	7/1/2022
Landa Series 10433 Candlelight Road	$305,757	4.50%	7/1/2022
Landa Series 105 Anne Street	$253,115	4.50%	7/1/2022
Landa Series 107 Oakwood Circle	$198,781	4.50%	7/1/2022
Landa Series 109 Amberwood Lane	$216,284	4.50%	7/1/2022
Landa Series 110 Shenandoah Drive	$310,797	4.50%	7/1/2022
Landa Series 111 Fir Drive	$240,106	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 1110 Parkview Drive	$260,727	4.50%	7/1/2022
Landa Series 11187 Shannon Circle	$310,885	4.50%	7/1/2022
Landa Series 112 Ridge Street	$309,709	4.50%	7/1/2022
Landa Series 11322 Michelle Way	$250,982	4.50%	7/1/2022
Landa Series 114 Starlake Drive	$253,436	4.50%	7/1/2022
Landa Series 11447 S Grove Drive	$284,781	4.50%	7/1/2022
Landa Series 1147 Village Way	$301,010	4.50%	7/1/2022
Landa Series 115 Lakeview Drive	$285,786	4.50%	7/1/2022
Landa Series 1160 Gable Terrace	$301,175	4.50%	7/1/2022
Landa Series 1190 Kirkland Road	$323,791	4.50%	7/1/2022
Landa Series 12 Mintz Street	$264,035	4.50%	7/1/2022
Landa Series 120 Rosewood Drive	$286,873	4.50%	7/1/2022
Landa Series 1201 Kilrush Drive	$535,920	4.50%	7/1/2022
Landa Series 124 Libby Lane	$240,485	4.50%	7/1/2022
Landa Series 126 E Mimosa Drive	$256,451	4.50%	7/1/2022
Landa Series 12641 Alcovy Road	$307,481	4.50%	7/1/2022
Landa Series 1320 Winona Avenue	$220,795	4.50%	7/1/2022
Landa Series 133 Dove Landing	$227,058	4.50%	7/1/2022
Landa Series 137 Southern Shores Road	$240,268	4.50%	7/1/2022
Landa Series 138 Sandalwood Circle	$253,616	4.50%	7/1/2022
Landa Series 140 High Ridge Road	$285,784	4.50%	7/1/2022
Landa Series 141 Longstreet Circle	$331,402	4.50%	7/1/2022
Landa Series 1443 Pebble Ridge Lane	$319,610	4.50%	7/1/2022
Landa Series 1445 Maple Valley Court	$200,632	4.50%	7/1/2022
Landa Series 146 Crystal Brook	$212,200	4.50%	7/1/2022
Landa Series 1473 Brownleaf Drive	$282,588	4.50%	7/1/2022
Landa Series 1485 Bola Court	$258,597	4.50%	7/1/2022
Landa Series 1490 Diplomat Drive	$354,470	4.50%	7/1/2022
Landa Series 153 Cliffside Court	$185,856	4.50%	7/1/2022
Landa Series 157 Wells Road	$221,620	4.50%	7/1/2022
Landa Series 160 Chimney Ridge Trail	$286,873	4.50%	7/1/2022
Landa Series 164 Longstreet Circle	$289,049	4.50%	7/1/2022
Landa Series 1666 W Poplar Street	$231,406	4.50%	7/1/2022
Landa Series 168 Brookview Drive	$132,243	4.50%	7/1/2022
Landa Series 1683 Spoonbill Road	$244,459	4.50%	7/1/2022
Landa Series 1689 Viceroy Way	$280,628	4.50%	7/1/2022
Landa Series 171 Davidson Drive	$303,132	4.50%	7/1/2022
Landa Series 1768 Glen View Way	$250,620	4.50%	7/1/2022
Landa Series 181 Watercress Court	$274,908	4.50%	7/1/2022
Landa Series 188 Timberline Road	$161,802	4.50%	7/1/2022
Landa Series 189 Shenandoah Drive	$256,420	4.50%	7/1/2022
Landa Series 1903 Old Concord Drive SE	$308,568	4.50%	7/1/2022
Landa Series 195 Branchwood Drive	$316,179	4.50%	7/1/2022
Landa Series 195 Fairclift Drive	$285,786	4.50%	7/1/2022
Landa Series 195 Hunters Trace	$316,955	4.50%	7/1/2022
Landa Series 196 Montego Circle	$267,295	4.50%	7/1/2022
Landa Series 20 Chimney Smoke Drive	$286,873	4.50%	7/1/2022
Landa Series 204 N Main Court	$227,058	4.50%	7/1/2022
Landa Series 2055 Grove Way	$248,809	4.50%	7/1/2022
Landa Series 212 Fleeta Drive	$233,632	4.50%	7/1/2022
Landa Series 215 Central Lake Circle	$267,251	4.50%	7/1/2022
Landa Series 217 Glenloch Court	$308,621	4.50%	7/1/2022
Landa Series 2177 E Chester Circle SE	$312,950	4.50%	7/1/2022
Landa Series 221 Lakeview Drive	$297,749	4.50%	7/1/2022
Landa Series 2264 Chestnut Hill Circle	$379,313	4.50%	7/1/2022
Landa Series 235 Lazy Hollow Lane	$299,259	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 2425 Cornell Circle	$331,464	4.50%	7/1/2022
Landa Series 2443 Hodges Farm Road	$245,546	4.50%	7/1/2022
Landa Series 25 Pleasant Valley Road	$283,609	4.50%	7/1/2022
Landa Series 253 Marco Drive	$232,761	4.50%	7/1/2022
Landa Series 255 Countryside Lane	$294,486	4.50%	7/1/2022
Landa Series 258 Rocky Point Road	$315,147	4.50%	7/1/2022
Landa Series 263 Rocky Point Road	$279,261	4.50%	7/1/2022
Landa Series 268 Brookview Drive	$188,408	4.50%	7/1/2022
Landa Series 270 Mountain Lane	$291,683	4.50%	7/1/2022
Landa Series 270 Mountain Way	$287,961	4.50%	7/1/2022
Landa Series 270 Pleasant Hill Drive	$273,208	4.50%	7/1/2022
Landa Series 2794 Norfair Loop	$233,583	4.50%	7/1/2022
Landa Series 2813 Vicksburg Court	$337,986	4.50%	7/1/2022
Landa Series 2933 Coffer Drive	$281,715	4.50%	7/1/2022
Landa Series 30 High Ridge Road	$332,846	4.50%	7/1/2022
Landa Series 30 Roosevelt Road	$284,696	4.50%	7/1/2022
Landa Series 3011 Raintree Drive SE	$310,013	4.50%	7/1/2022
Landa Series 304 Deerfield Drive	$291,845	4.50%	7/1/2022
Landa Series 3043 Highway 81 S	$216,225	4.50%	7/1/2022
Landa Series 313 Blue Heron Drive	$271,457	4.50%	7/1/2022
Landa Series 3202 Chippewa Drive	$298,834	4.50%	7/1/2022
Landa Series 35 Clay Court	$303,197	4.50%	7/1/2022
Landa Series 350 Cadiz Lane S	$277,083	4.50%	7/1/2022
Landa Series 351 Wesley Park Drive	$260,770	4.50%	7/1/2022
Landa Series 3603 Manhattan Drive	$326,027	4.50%	7/1/2022
Landa Series 3667 Patti Parkway	$379,317	4.50%	7/1/2022
Landa Series 404 Barberry Lane	$285,892	4.50%	7/1/2022
Landa Series 412 Kendall Lane	$296,763	4.50%	7/1/2022
Landa Series 416 Autumn Lake Court	$266,210	4.50%	7/1/2022
Landa Series 43 Darwin Drive	$252,069	4.50%	7/1/2022
Landa Series 432 Manor Estates Drive	$314,170	4.50%	7/1/2022
Landa Series 440 Freestone Drive	$331,496	4.50%	7/1/2022
Landa Series 4447 Lake Breeze Drive	$342,340	4.50%	7/1/2022
Landa Series 445 Independence Drive	$298,780	4.50%	7/1/2022
Landa Series 449 Kara Lane	$265,401	4.50%	7/1/2022
Landa Series 45 Blue Jay Drive	$353,211	4.50%	7/1/2022
Landa Series 45 Laurel Way	$340,100	4.50%	7/1/2022
Landa Series 4702 Saint James Way	$267,453	4.50%	7/1/2022
Landa Series 4732 Pinedale Drive	$234,719	4.50%	7/1/2022
Landa Series 497 Highway 212	$279,211	4.50%	7/1/2022
Landa Series 5039 East Street	$207,482	4.50%	7/1/2022
Landa Series 5040 Huntshire Lane	$444,985	4.50%	7/1/2022
Landa Series 513 Jarrett Court	$289,113	4.50%	7/1/2022
Landa Series 5143 Pinecrest Drive SW	$227,104	4.50%	7/1/2022
Landa Series 524 Sawmill Road	$283,679	4.50%	7/1/2022
Landa Series 5329 Shirewick Lane	$337,990	4.50%	7/1/2022
Landa Series 540 Cowan Road	$299,557	4.50%	7/1/2022
Landa Series 5411 Rocky Pine Drive	$309,885	4.50%	7/1/2022
Landa Series 55 Myrtle Grove Lane	$291,224	4.50%	7/1/2022
Landa Series 550 Cowan Road	$250,783	4.50%	7/1/2022
Landa Series 5581 Fox Glen Circle	$434,715	4.50%	7/1/2022
Landa Series 565 Mountainview Drive	$283,236	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 5737 Strathmoor Manor Circle	$254,247	4.50%	7/1/2022
Landa Series 5801 Strathmoor Manor Circle	$262,945	4.50%	7/1/2022
Landa Series 6104-6106 Oakwood Circle SW	$247,853	4.50%	7/1/2022
Landa Series 6107 Shadow Glen Court	$212,961	4.50%	7/1/2022
Landa Series 6111-6113 Pine Glen Circle SW	$456,530	4.50%	7/1/2022
Landa Series 6119 Pineneedle Drive SW	$166,154	4.50%	7/1/2022
Landa Series 615 Barshay Drive	$291,964	4.50%	7/1/2022
Landa Series 6168 Wheat Street NE	$187,898	4.50%	7/1/2022
Landa Series 6178 Green Acres Drive SW	$223,434	4.50%	7/1/2022
Landa Series 6386 Forester Way	$296,833	4.50%	7/1/2022
Landa Series 6404 Walnut Way	$279,261	4.50%	7/1/2022
Landa Series 643 Sycamore Drive	$270,184	4.50%	7/1/2022
Landa Series 65 Freedom Court	$293,884	4.50%	7/1/2022
Landa Series 653 Georgetown Lane	$285,870	4.50%	7/1/2022
Landa Series 6635 Kimberly Mill Road	$328,712	4.50%	7/1/2022
Landa Series 6653 Bedford Road	$278,623	4.50%	7/1/2022
Landa Series 6710 Sunset Hills Boulevard	$236,846	4.50%	7/1/2022
Landa Series 6762 Bent Creek Drive	$279,258	4.50%	7/1/2022
Landa Series 683 Wood Path Court	$328,476	4.50%	7/1/2022
Landa Series 70 Shenandoah Lane	$335,751	4.50%	7/1/2022
Landa Series 709 Georgetown Court	$276,058	4.50%	7/1/2022
Landa Series 7107 Geiger Street NW	$160,714	4.50%	7/1/2022
Landa Series 7205 Lakeview Drive SW	$292,311	4.50%	7/1/2022
Landa Series 750 Georgetown Court	$227,055	4.50%	7/1/2022
Landa Series 752 Chestnut Drive	$197,731	4.50%	7/1/2022
Landa Series 773 Villa Way	$119,844	4.50%	7/1/2022
Landa Series 7781 Mountain Creek Way	$301,080	4.50%	7/1/2022
Landa Series 7950 Woodlake Drive	$250,982	4.50%	7/1/2022
Landa Series 80 High Ridge Road	$302,097	4.50%	7/1/2022
Landa Series 800 Mills Drive	$336,839	4.50%	7/1/2022
Landa Series 808 Hillandale Lane	$285,336	4.50%	7/1/2022
Landa Series 8110 Devonshire Drive	$212,961	4.50%	7/1/2022
Landa Series 8121 Spillers Drive SW	$244,946	4.50%	7/1/2022
Landa Series 8233 Creekline Court	$293,652	4.50%	7/1/2022
Landa Series 8302 Sterling Lakes Drive	$305,362	4.50%	7/1/2022
Landa Series 843 Tramore Drive	$195,489	4.50%	7/1/2022
Landa Series 85 Kirkland Court	$331,460	4.50%	7/1/2022
Landa Series 85 Thorn Thicket Way	$294,552	4.50%	7/1/2022
Landa Series 8658 Ashley Way	$190,908	4.50%	7/1/2022
Landa Series 8667 Ashley Way	$136,737	4.50%	7/1/2022
Landa Series 8671 Ashley Way	$200,777	4.50%	7/1/2022
Landa Series 8676 Ashley Way	$205,683	4.50%	7/1/2022
Landa Series 8691 Ashley Way	$148,555	4.50%	7/1/2022
Landa Series 8692 Ashley Way	$145,859	4.50%	7/1/2022
Landa Series 8693 Ashley Way	$220,464	4.50%	7/1/2022
Landa Series 8694 Ashley Way	$200,996	4.50%	7/1/2022
Landa Series 8697 Ashley Way	$218,458	4.50%	7/1/2022
Landa Series 8819 Leafwood Court	$282,606	4.50%	7/1/2022
Landa Series 8855 Rugby Court	$221,665	4.50%	7/1/2022
Landa Series 9020 Sterling Ridge Lane	$236,659	4.50%	7/1/2022
Landa Series 9150 Spillers Drive SW	$253,159	4.50%	7/1/2022
Landa Series 925 Mote Road	$311,830	4.50%	7/1/2022
Landa Series 9409 Forest Knoll Drive	$307,642	4.50%	7/1/2022
Landa Series 9434 Cedar Creek Place	$331,780	4.50%	7/1/2022
Landa Series 9597 Pintail Trail	$301,292	4.50%	7/1/2022
Landa Series 974 Laurel Street	$278,298	4.50%	7/1/2022
Landa Series 1701 Summerwoods Lane	$172,405	4.50%	7/1/2022
Landa Series 1741 Park Lane	$195,085	4.50%	7/1/2022

(1)	The principal amount will be due and payable by the Series within 30 days after demand by the Manager, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	Each Acquisition Note was entered into on the date set forth in the table above. Interest began to accrue on the Acquisition Notes when title to the Property was transferred to the Series.

On April 28 2023, each of the following Series entered into Additional Borrowings (as such term is defined in the Company’s latest Offering Circular, which can be found here) with L Finance LLC, the terms of which are listed in the table below. Each Additional Borrowing is secured by the Property underlying the respective Series, and bears interest at a rate that is the higher of SOFR+7%, or 12.5%.

Series	Principal Amount	Maturity Date
Landa Series 10121 Morris Drive SW	$160,225	04/28/2024
Landa Series 10183 Starr Street SW	$172,550	04/28/2024
Landa Series 103 Starlake Drive	$145,000	04/28/2024
Landa Series 10433 Candlelight Road	$170,375	04/28/2024
Landa Series 110 Shenandoah Drive	$192,125	04/28/2024
Landa Series 111 Fir Drive	$145,000	04/28/2024
Landa Series 112 Ridge Street	$178,350	04/28/2024
Landa Series 11322 Michelle Way	$137,750	04/28/2024
Landa Series 1147 Village Way	$148,625	04/28/2024
Landa Series 1160 Gable Terrace	$203,000	04/28/2024
Landa Series 1201 Kilrush Drive	$322,625	04/28/2024
Landa Series 124 Libby Lane	$160,950	04/28/2024
Landa Series 1320 Winona Avenue	$106,038	04/28/2024
Landa Series 137 Southern Shores Road	$159,500	04/28/2024
Landa Series 138 Sandalwood Circle	$163,125	04/28/2024
Landa Series 140 High Ridge Road	$174,000	04/28/2024
Landa Series 146 Crystal Brook	$141,375	04/28/2024
Landa Series 153 Cliffside Court	$94,250	04/28/2024
Landa Series 1666 W Poplar Street	$155,875	04/28/2024
Landa Series 1689 Viceroy Way	$188,500	04/28/2024
Landa Series 181 Watercress Court	$142,100	04/28/2024
Landa Series 188 Timberline Road	$72,500	04/28/2024
Landa Series 189 Shenandoah Drive	$143,550	04/28/2024
Landa Series 195 Hunters Trace	$177,625	04/28/2024
Landa Series 196 Montego Circle	$159,500	04/28/2024
Landa Series 212 Fleeta Drive	$170,375	04/28/2024
Landa Series 217 Glenloch Court	$232,000	04/28/2024
Landa Series 2264 Chestnut Hill Circle	$226,200	04/28/2024
Landa Series 25 Pleasant Valley Road	$159,500	04/28/2024
Landa Series 253 Marco Drive	$148,625	04/28/2024
Landa Series 258 Rocky Point Road	$184,875	04/28/2024
Landa Series 270 Mountain Lane	$185,600	04/28/2024
Landa Series 270 Pleasant Hills Drive	$170,375	04/28/2024
Landa Series 2813 Vicksburg Court	$210,250	04/28/2024
Landa Series 2933 Coffer Drive	$174,000	04/28/2024
Landa Series 30 High Ridge Road	$163,125	04/28/2024
Landa Series 30 Roosevelt Road	$184,875	04/28/2024
Landa Series 3011 Raintree Drive SE	$184,875	04/28/2024
Landa Series 3043 Highway 81 S	$155,875	04/28/2024
Landa Series 313 Blue Heron Drive	$174,000	04/28/2024
Landa Series 3202 Chippewa Drive	$152,250	04/28/2024
Landa Series 35 Clay Court	$174,000	04/28/2024
Landa Series 350 Cadiz Lane S	$163,125	04/28/2024
Landa Series 351 Wesley Park Drive	$152,250	04/28/2024

Series	Principal Amount	Maturity Date
Landa Series 43 Darwin Drive	$163,125	04/28/2024
Landa Series 45 Blue Jay Drive	$222,575	04/28/2024
Landa Series 4702 Saint James Way	$145,725	04/28/2024
Landa Series 4732 Pinedale Drive	$123,250	04/28/2024
Landa Series 5040 Huntshire Lane	$308,125	04/28/2024
Landa Series 513 Jarrett Court	$181,250	04/28/2024
Landa Series 5143 Pinecrest Drive SW	$130,500	04/28/2024
Landa Series 540 Cowan Road	$188,500	04/28/2024
Landa Series 565 Mountainview Drive	$188,500	04/28/2024
Landa Series 5801 Strathmoor Manor Circle	$143,550	04/28/2024
Landa Series 6107 Shadow Glen Court	$131,225	04/28/2024
Landa Series 6111-6113 Pine Glen Circle SW	$181,250	04/28/2024
Landa Series 615 Barshay Drive	$174,000	04/28/2024
Landa Series 6168 Wheat Street NE	$108,750	04/28/2024
Landa Series 6178 Green Acres Drive SW	$130,500	04/28/2024
Landa Series 643 Sycamore Drive	$178,350	04/28/2024
Landa Series 65 Freedom Court	$159,500	04/28/2024
Landa Series 6635 Kimberly Mill Road	$176,900	04/28/2024
Landa Series 6653 Bedford Road	$159,500	04/28/2024
Landa Series 6762 Bent Creek Drive	$192,125	04/28/2024
Landa Series 709 Georgetown Court	$170,375	04/28/2024
Landa Series 7107 Geiger Street NW	$126,875	04/28/2024
Landa Series 750 Georgetown Court	$152,250	04/28/2024
Landa Series 752 Chestnut Drive	$105,125	04/28/2024
Landa Series 7781 Mountain Creek Way	$202,928	04/28/2024
Landa Series 7950 Woodlake Drive	$142,100	04/28/2024
Landa Series 80 High Ridge Road	$184,875	04/28/2024
Landa Series 808 Hillandale Lane	$171,000	04/28/2024
Landa Series 8110 Devonshire Drive	$134,125	04/28/2024
Landa Series 8121 Spillers Drive SW	$126,875	04/28/2024
Landa Series 8233 Creekline Court	$152,119	04/28/2024
Landa Series 85 Kirkland Court	$206,625	04/28/2024
Landa Series 85 Thorn Thicket Way	$172,550	04/28/2024
Landa Series 8855 Rugby Court	$123,250	04/28/2024
Landa Series 9434 Cedar Creek Place	$195,750	04/28/2024
Landa Series 9597 Pintail Trail	$163,125	04/28/2024

Lastly, subsequent to the qualification of the Company’s latest Offering Circular (which can be found here), the Company reported recent developments on Form 1-U, including dividend payments, lease renewals, or other developments with respect to certain Series. These can be found here (dividend payments), here (lease renewals), here (transfer of title), and here (issuance of notes), each of which are incorporated by reference to their respective hyperlinked Form 1-U.

Market Outlook—Real Estate Finance Markets

While the ongoing impact of COVID-19 has created uncertainty about the overall stability of the economic and financial market, we remain encouraged by the fundamentals of the residential housing market and believe there will be an increased demand for residential rentals. As we look ahead the next three years, we believe improving fundamentals, transactions, and residential real estate lending activities will continue to strengthen in core United States metro markets. We also expect high foreign direct investment in United States markets and real estate assets to continue. Further, the assistance provided by governmental support programs and commitments is expected to support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe that innovative funding options and quicker closing timelines from the Manager allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to inflation, interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of the Manager to acquire new investments with attractive risk-reward dynamics.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Recently, the US experienced the fastest increase in prices since 1981, leading to inflation exceeding nine percent (9%) in June 2022 and six and a half percent (6.5%) in December 2022, according to the U.S. Bureau of Labor Statistics. In response, the Federal Reserve raised interest rates by the largest amount since 1994, ending a near four-decade trend of falling, near-zero interest rates. This shift in interest rates drove mortgage rates to their highest levels in nearly 14 years. We believe that the net result of these increases in interest rates further deter home purchase activity generally, but particularly among millennials who are more likely to require debt, which ultimately may lead to an increase in demand for rentals.

Rising inflation may adversely affect a Series by increasing costs of goods, materials, labor, and fuel, which may increase such Series’ operating expenses. In addition, higher interest rates, may make it difficult or expensive for a Series to refinance any outstanding indebtedness, including the Acquisition Notes (as defined in the Offering Circular) or the Additional Borrowings, with a new mortgage or other debt financing. As of the date hereof, neither the Company nor any of the Series has been materially impacted by inflationary pressures or rising interest rates. The Manager will continue to monitor and assess economic conditions, and intends to take reasonable steps to mitigate any impact on a Series and/or its underlying Property, or the Company in general.

Impact of Coronavirus Pandemic

The international spread of COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020. The extent to which this pandemic could continue to affect our financial condition, liquidity, and results of operations is difficult to predict and depends on evolving factors, including, but not limited to, duration, scope, government actions, and other social responses. Beginning in March 2020, many states in the U.S., including Georgia, where our current Properties are located, implemented stay-at-home and shutdown orders for all “non-essential” business and activity in an aggressive effort to mitigate the spread of COVID-19. These orders have continued to evolve resulting in a full or partial lifting of these restrictions at various points over the past two years. Vaccinations for the COVID-19 virus have been widely distributed among the general U.S. population which has resulted in a loosening of previously mandated restrictions. However, the potential emergence of vaccine-resistant variants of COVID-19 could trigger restrictions to be put back in place. Such restrictions may include mandatory business shut-downs, reduced business operations and social distancing requirements.

The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our Properties are and will be located are unknown. These, among other items, will likely impact the economy, the unemployment rate and our operations, and could materially affect our future combined results of operations, financial condition, liquidity, investments and overall performance. In addition, our business may be affected by our ability to hire and/or maintain adequate staffing and by disruption in the supply chain for building, construction and related goods and materials. For more information, please see the section entitled “Risk Factors – The COVID-19 pandemic may adversely affect our business” of our Offering Circular, which is incorporated herein by reference.

Results of Operations

The following table sets forth key components of our results of operations during the years ended December 31, 2022 and 2021.

Category	Year Ended December 31, 2022	Year Ended December 31, 2021
Rental Income	$512,735	$78,454
Gain on Sale of Real Estate	142,750	-
Management Fee	39,888	6,254
Repairs and Maintenance	117,194	12,168
Homeowners Association Fee	15,274	1,330
Insurance Expense	15,551	3,360
Real Estate Taxes	70,129	10,197
Depreciation	161,513	26,115
Interest Expense	172,141	16,232
Bad Debt Expense	-	1,997
Other Expense	2,630	264
Net Operating Income (Loss) before income taxes	61,165	537
Provision for income taxes	28,720	2,453
Net Income/(Loss)	$32,445	$(1,916)

Revenues

Revenues are generated at the Series level. Each Series generates revenue through rental income earned from its underlying Property. Our total revenue for all Series in the aggregate increased by $434,281, or 554%, to $512,735 for the year ended December 31, 2022 from $78,454 for the year ended December 31, 2021.

Operating Expenses

The Operating Expenses incurred by each Series prior to such Series acquiring title to its underlying Property from Landa Properties are paid by the Manager. For more information about the operating expenses of the Series and the Properties, please see “Description of our Business – Operating Expenses” in the Company’s latest Offering Circular, which can be found here and is incorporated herein by reference.

Each Series is responsible for its own Operating Expenses once it acquires title to its underlying Property.

For the years ended December 31, 2022 and 2021, the Series in the aggregate incurred $594,320 and $77,917, respectively, in Operating Expenses (on a total combined basis).

The following table summarizes the Operating Expenses by category:

Operating Expenses	Year Ended December 31, 2022	Year Ended December 31, 2021
Management Fee	$39,888	$6,254
Repairs and Maintenance	117,194	12,168
Homeowners Association Fees	15,274	1,330
Insurance Expense	15,551	3,360
Real Estate Taxes	70,129	10,197
Depreciation Expense	161,513	26,115
Interest Expense	172,141	16,232
Bad Debt Expense	-	1,997
Other Expenses	2,630	264
Total Operating Expenses	$594,320	$77,917

The following table summarizes the Operating Expenses for each Series:

Series	Year ended December 31, 2022	Year ended December 31, 2021
Landa Series 115 Sardis Street	$11,816	$12,900
Landa Series 1394 Oakview Circle	7,557	6,367
Landa Series 1701 Summerwoods Lane	3,139	9,083
Landa Series 1741 Park Lane	3,294	10,127
Landa Series 209 Timber Wolf Trail	11,364	7,939
Landa Series 2505 Oak Circle	11,850	13,619
Landa Series 271 Timber Wolf Trail	11,999	8,821
Landa Series 29 Holly Grove Road	11,057	9,061
Landa Series 1703 Summerwoods Lane	12,197	-
Landa Series 1712 Summerwoods Lane	11,399	-
Landa Series 1743 Summerwoods Lane	11,195	-
Landa Series 1750 Summerwoods Lane	11,278	-
Landa Series 4267 High Park Lane	14,899	-
Landa Series 4474 Highwood Park Drive	25,744	-
Landa Series 8569 Creekwood Way	9,415	-
Landa Series 9439 Lakeview Road	17,928	-
Landa Series 10167 Port Royal Court	11,843	-
Landa Series 1246 Elgin Way	15,377	-
Landa Series 1910 Grove Way	23,279	-
Landa Series 593 Country Lane Drive	10,030	-
Landa Series 6436 Stone Terrace	11,739	-
Landa Series 6440 Woodstone Terrace	23,050	-
Landa Series 6848 Sandy Creek Drive	12,672	-
Landa Series 687 Utoy Court	14,325	-
Landa Series 729 Winter Lane	15,059	-
Landa Series 7349 Exeter Court	10,929	-
Landa Series 8645 Embrey Drive	13,737	-
Landa Series 8780 Churchill Place	18,237	-
Landa Series 8796 Parliament Place	11,064	-
Landa Series 8641 Ashley Way	12,564	-
Landa Series 8651 Ashley Way	16,930	-
Landa Series 8652 Ashley Way	16,034	-
Landa Series 8653 Ashley Way	10,496	-
Landa Series 8654 Ashley Way	12,839	-
Landa Series 8655 Ashley Way	17,488	-
Landa Series 8659 Ashley Way	12,106	-
Landa Series 8662 Ashley Way	11,236	-
Landa Series 8668 Ashley Way	12,464	-
Landa Series 8670 Ashley Way	13,458	-
Landa Series 8674 Ashley Way	14,804	-
Landa Series 8675 Ashley Way	14,462	-
Landa Series 8677 Ashley Way	10,894	-
Landa Series 8678 Ashley Way	13,217	-
Landa Series 8679 Ashley Way	12,408	-
Landa Series 8683 Ashley Way	15,447	-
Total Operating Expenses	$594,320	$77,917

Gain on Sale

On April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods Lane, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224, each Series recognized a gain on sale, which is summarized in the table below:

The following table summarizes the gain on sale:

	For the Year Ended December 31,
Series	2022	2021
Gain on Sale of Real Estate	$142,750	$-
Total Gain on Sale	$142,750	$-

The following table summarizes the gain on sale for each Series:

For the Year Ended December 31,
Series	2022	2021
Landa Series 115 Sardis Street	$-	$-
Landa Series 1394 Oakview Circle	-	-
Landa Series 1701 Summerwoods Lane	70,269	-
Landa Series 1741 Park Lane	72,481	-
Landa Series 209 Timber Wolf Trail	-	-
Landa Series 2505 Oak Circle	-	-
Landa Series 271 Timber Wolf Trail	-	-
Landa Series 29 Holly Grove Road	-	-
Landa Series 1703 Summerwoods Lane	-	-
Landa Series 1712 Summerwoods Lane	-	-
Landa Series 1743 Summerwoods Lane	-	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	-	-
Landa Series 4474 Highwood Park Drive	-	-
Landa Series 8569 Creekwood Way	-	-
Landa Series 9439 Lakeview Road	-	-
Landa Series 10167 Port Royal Court	-	-
Landa Series 1246 Elgin Way	-	-
Landa Series 1910 Grove Way	-	-
Landa Series 593 Country Lane Drive	-	-
Landa Series 6436 Stone Terrace	-	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	-	-
Landa Series 687 Utoy Court	-	-
Landa Series 729 Winter Lane	-	-
Landa Series 7349 Exeter Court	-	-
Landa Series 8645 Embrey Drive	-	-
Landa Series 8780 Churchill Place	-	-
Landa Series 8796 Parliament Place	-	-
Landa Series 8641 Ashley Way	-	-
Landa Series 8651 Ashley Way	-	-
Landa Series 8652 Ashley Way	-	-
Landa Series 8653 Ashley Way	-	-
Landa Series 8654 Ashley Way	-	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	-	-
Landa Series 8662 Ashley Way	-	-
Landa Series 8668 Ashley Way	-	-
Landa Series 8670 Ashley Way	-	-
Landa Series 8674 Ashley Way	-	-
Landa Series 8675 Ashley Way	-	-
Landa Series 8677 Ashley Way	-	-
Landa Series 8678 Ashley Way	-	-
Landa Series 8679 Ashley Way	-	-
Landa Series 8683 Ashley Way	-	-
Total gain on sale	$142,750	$-

Net Income/(Loss)

As a result of the cumulative effect of the foregoing factors, we generated aggregate net income (loss) of $32,445 and $(1,916) for the years ended December 31, 2022 and 2021, respectively.

The following table summarizes net income (loss) by each Series:

Series	Year Ended December 31, 2022	Year Ended December 31, 2021
Landa Series 115 Sardis Street	$(1,521)	$(3,200)
Landa Series 1394 Oakview Circle	2,208	2,200
Landa Series 1701 Summerwoods Lane	56,896	1,880
Landa Series 1741 Park Lane	57,964	(1,427)
Landa Series 209 Timber Wolf Trail	(2,064)	1,021
Landa Series 2505 Oak Circle	3,338	(4,067)
Landa Series 271 Timber Wolf Trail	(2,522)	2,258
Landa Series 29 Holly Grove Road	(2,253)	(581)
Landa Series 1703 Summerwoods Lane	(489)	-
Landa Series 1712 Summerwoods Lane	(581)	-
Landa Series 1743 Summerwoods Lane	1,958	-
Landa Series 1750 Summerwoods Lane	1,089	-
Landa Series 4267 High Park Lane	(3,097)	-
Landa Series 4474 Highwood Park Drive	(11,823)	-
Landa Series 8569 Creekwood Way	(657)	-
Landa Series 9439 Lakeview Road	(2,748)	-
Landa Series 10167 Port Royal Court	678	-
Landa Series 1246 Elgin Way	(417)	-
Landa Series 1910 Grove Way	(11,014)	-
Landa Series 593 Country Lane Drive	2,099	-
Landa Series 6436 Stone Terrace	955	-
Landa Series 6440 Woodstone Terrace	(16,588)	-
Landa Series 6848 Sandy Creek Drive	2,321	-
Landa Series 687 Utoy Court	(2,943)	-
Landa Series 729 Winter Lane	(11,058)	-
Landa Series 7349 Exeter Court	2,273	-
Landa Series 8645 Embrey Drive	429	-
Landa Series 8780 Churchill Place	(2,016)	-
Landa Series 8796 Parliament Place	2,498	-
Landa Series 8641 Ashley Way	(209)	-
Landa Series 8651 Ashley Way	(4,761)	-
Landa Series 8652 Ashley Way	(7,218)	-
Landa Series 8653 Ashley Way	1,575	-
Landa Series 8654 Ashley Way	(161)	-
Landa Series 8655 Ashley Way	(5,553)	-
Landa Series 8659 Ashley Way	(1,559)	-
Landa Series 8662 Ashley Way	244	-
Landa Series 8668 Ashley Way	355	-
Landa Series 8670 Ashley Way	(1,074)	-
Landa Series 8674 Ashley Way	(3,065)	-
Landa Series 8675 Ashley Way	(5,030)	-
Landa Series 8677 Ashley Way	1,754	-
Landa Series 8678 Ashley Way	(658)	-
Landa Series 8679 Ashley Way	(1,534)	-
Landa Series 8683 Ashley Way	(3,576)	-
Total Net Income/(Loss)	$32,445	$(1,916)

Liquidity and Capital Resources

The Company did not commence its operations prior to the qualification of its initial Offering Statement. In addition, no Series commences its operations prior to the qualification of an offering statement (or amendment) in which the Series is included and the transfer of title of each of the Properties from Landa Properties to the applicable Series. Once a Series commences its planned principal operations, it will incur significant additional expenses. Until such time as a Series has the capacity to generate cash flows from operations, it may seek additional capital, including from the Manager.

Cash Balances

As of December 31, 2022 and 2021, the Company itself had no cash or cash equivalents on hand. On a total combined basis, as of December 31, 2022, the Series, had $177,654 on hand, as compared to $79,897 on hand as of December 31, 2021.

The following table summarizes the cash by Series:

Series	As of December 31, 2022	As of December 31, 2021
Landa Series 115 Sardis Street	$583	$3,270
Landa Series 1394 Oakview Circle	3,259	3,148
Landa Series 1701 Summerwoods Lane	1,930	38,376
Landa Series 1741 Park Lane	1,996	21,582
Landa Series 209 Timber Wolf Trail	2,379	3,148
Landa Series 2505 Oak Circle	2,836	3,723
Landa Series 271 Timber Wolf Trail	7	3,649
Landa Series 29 Holly Grove Road	199	3,001
Landa Series 1703 Summerwoods Lane	2,886	-
Landa Series 1712 Summerwoods Lane	4,253	-
Landa Series 1743 Summerwoods Lane	4,285	-
Landa Series 1750 Summerwoods Lane	3,560	-
Landa Series 4267 High Park Lane	110	-
Landa Series 4474 Highwood Park Drive	366	-
Landa Series 8569 Creekwood Way	9,301	-
Landa Series 9439 Lakeview Road	5,268	-
Landa Series 10167 Port Royal Court	2,227	-
Landa Series 1246 Elgin Way	1,974	-
Landa Series 1910 Grove Way	8,525	-
Landa Series 593 Country Lane Drive	2,528	-
Landa Series 6436 Stone Terrace	1,009	-
Landa Series 6440 Woodstone Terrace	1,179	-
Landa Series 6848 Sandy Creek Drive	1,225	-
Landa Series 687 Utoy Court	3,056	-
Landa Series 729 Winter Lane	9,547	-
Landa Series 7349 Exeter Court	2,756	-
Landa Series 8645 Embrey Drive	1,007	-
Landa Series 8780 Churchill Place	1,474	-
Landa Series 8796 Parliament Place	4,641	-
Landa Series 8641 Ashley Way	6,303	-
Landa Series 8651 Ashley Way	5,323	-
Landa Series 8652 Ashley Way	3,646	-
Landa Series 8653 Ashley Way	4,715	-
Landa Series 8654 Ashley Way	5,037	-
Landa Series 8655 Ashley Way	10,649	-
Landa Series 8659 Ashley Way	8,336	-
Landa Series 8662 Ashley Way	7,032	-
Landa Series 8668 Ashley Way	12,577	-
Landa Series 8670 Ashley Way	1,739	-
Landa Series 8674 Ashley Way	3,025	-
Landa Series 8675 Ashley Way	2,573	-
Landa Series 8677 Ashley Way	6,789	-
Landa Series 8678 Ashley Way	3,761	-
Landa Series 8679 Ashley Way	3,717	-
Landa Series 8683 Ashley Way	7,141	-
Total Cash	$176,729	$79,897

On a total combined basis, as of December 31, 2022, the Series, had $39,291 of restricted cash, as compared to $0 on hand as of December 31, 2021.

The following table summarizes the restricted cash by Series:

Series	As of December 31, 2022	As of December 31, 2021
Landa Series 115 Sardis Street	$-	$-
Landa Series 1394 Oakview Circle	775	-
Landa Series 1701 Summerwoods Lane	925	-
Landa Series 1741 Park Lane	-	-
Landa Series 209 Timber Wolf Trail	500	-
Landa Series 2505 Oak Circle	1,250	-
Landa Series 271 Timber Wolf Trail	-	-
Landa Series 29 Holly Grove Road	600	-
Landa Series 1703 Summerwoods Lane	950	-
Landa Series 1712 Summerwoods Lane	875	-
Landa Series 1743 Summerwoods Lane	1,225	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	975	-
Landa Series 4474 Highwood Park Drive	1,000	-
Landa Series 8569 Creekwood Way	500	-
Landa Series 9439 Lakeview Road	1,050	-
Landa Series 10167 Port Royal Court	915	-
Landa Series 1246 Elgin Way	1,150	-
Landa Series 1910 Grove Way	1,523	-
Landa Series 593 Country Lane Drive	971	-
Landa Series 6436 Stone Terrace	1,000	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	975	-
Landa Series 687 Utoy Court	1,157	-
Landa Series 729 Winter Lane	500	-
Landa Series 7349 Exeter Court	1,000	-
Landa Series 8645 Embrey Drive	1,050	-
Landa Series 8780 Churchill Place	1,200	-
Landa Series 8796 Parliament Place	975	-
Landa Series 8641 Ashley Way	900	-
Landa Series 8651 Ashley Way	800	-
Landa Series 8652 Ashley Way	2,200	-
Landa Series 8653 Ashley Way	700	-
Landa Series 8654 Ashley Way	1,350	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	2,125	-
Landa Series 8662 Ashley Way	925	-
Landa Series 8668 Ashley Way	1,000	-
Landa Series 8670 Ashley Way	975	-
Landa Series 8674 Ashley Way	1,300	-
Landa Series 8675 Ashley Way	1,100	-
Landa Series 8677 Ashley Way	1,050	-
Landa Series 8678 Ashley Way	900	-
Landa Series 8679 Ashley Way	925	-
Landa Series 8683 Ashley Way	925	-
Total Restricted Cash	$40,216	$-

Loans

Acquisition Notes

Each Series financed 100% of the costs associated with the acquisition of its Property, including an acquisition fee and expenses associated with sourcing its Property, with an Acquisition Note issued by such Series to the Manager, the terms of which are listed in the table below. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes are either interest-bearing or non-interest-bearing (see table below) and are an unsecured obligation of the applicable Series The term of the Acquisition Notes are five (5) years from the Loan date.

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)	Current Outstanding Amount (3)
Landa Series 115 Sardis Street(4)	$117,304	(6)	7/10/2020	$117,304
Landa Series 1394 Oakview Circle	80,088	0.00%	7/10/2020	-
Landa Series 1701 Summerwoods Lane(5)	95,491	0.00%	7/10/2020	-
Landa Series 1741 Park Lane(5)	116,574	0.00%	7/10/2020	-
Landa Series 209 Timber Wolf Trail(4)	119,827	0.00%	7/10/2020	50,785
Landa Series 2505 Oak Circle(4)	98,827	0.00%	7/10/2020	11,210
Landa Series 271 Timber Wolf Trail(4)	123,412	0.00%	7/10/2020	52,160
Landa Series 29 Holly Grove Road(4)	100,445	0.00%	7/10/2020	9,229
Landa Series 1703 Summerwoods Lane	113,697	4.50%	7/12/2021	-
Landa Series 1712 Summerwoods Lane	113,697	4.50%	7/12/2021	-
Landa Series 1743 Summerwoods Lane	113,697	4.50%	7/12/2021	-
Landa Series 1750 Summerwoods Lane	113,697	4.50%	7/12/2021	-
Landa Series 4267 High Park Lane	151,875	4.50%	7/12/2021	-
Landa Series 4474 Highwood Park Drive	136,648	4.50%	7/12/2021	-
Landa Series 8569 Creekwood Way	83,351	4.50%	7/12/2021	-
Landa Series 9439 Lakeview Road	181,134	4.50%	7/12/2021	-
Landa Series 10167 Port Royal Court	110,600	4.50%	7/12/2021	-
Landa Series 1246 Elgin Way	133,535	4.50%	7/12/2021	-
Landa Series 1910 Grove Way	104,562	4.50%	7/12/2021	-
Landa Series 593 Country Lane Drive	95,842	4.50%	7/12/2021	-
Landa Series 6436 Stone Terrace	60,479	4.50%	7/12/2021	-
Landa Series 6440 Woodstone Terrace	64,744	4.50%	7/12/2021	-
Landa Series 6848 Sandy Creek Drive	86,367	4.50%	7/12/2021	-
Landa Series 687 Utoy Court	115,422	4.50%	7/12/2021	-
Landa Series 729 Winter Lane	113,721	4.50%	7/12/2021	-
Landa Series 7349 Exeter Court	110,638	4.50%	7/12/2021	-
Landa Series 8645 Embrey Drive	118,895	4.50%	7/12/2021	-
Landa Series 8780 Churchill Place	132,557	4.50%	7/12/2021	-
Landa Series 8796 Parliament Place	109,839	4.50%	7/12/2021	-
Landa Series 8641 Ashley Way	146,307	4.50%	10/1/2021	-
Landa Series 8651 Ashley Way	122,325	4.50%	10/1/2021	-
Landa Series 8652 Ashley Way	136,029	4.50%	10/1/2021	-
Landa Series 8653 Ashley Way	121,183	4.50%	10/1/2021	-
Landa Series 8654 Ashley Way	136,029	4.50%	10/1/2021	-
Landa Series 8655 Ashley Way	132,552	4.50%	10/1/2021	-
Landa Series 8659 Ashley Way	145,165	4.50%	10/1/2021	-
Landa Series 8662 Ashley Way	140,597	4.50%	10/1/2021	-
Landa Series 8668 Ashley Way	157,614	4.50%	10/1/2021	-
Landa Series 8670 Ashley Way	158,870	4.50%	10/1/2021	-
Landa Series 8674 Ashley Way	134,887	4.50%	10/1/2021	-
Landa Series 8675 Ashley Way	132,603	4.50%	10/1/2021	-
Landa Series 8677 Ashley Way	124,609	4.50%	10/1/2021	-
Landa Series 8678 Ashley Way	168,006	4.50%	10/1/2021	-
Landa Series 8679 Ashley Way	134,887	4.50%	10/1/2021	-
Landa Series 8683 Ashley Way	128,971	4.50%	10/1/2021	-

(1)	The principal amount is due and payable by the Series within 30 days after demand by the Manager, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	Each Acquisition Note was entered into on the date set forth in the table above. Interest began to accrue on the Acquisition Notes when title to the Property was transferred to the Series.
(3)	The Current Outstanding Amount as of December 31, 2022.

(4)	Before any securities were issued, the Company withdrew this Series.
(5)	This Series closed its offering and made a liquidating distribution of expected proceeds from the sale of the underlying Property. For additional information, see the Form 1-U filed on March 11, 2022, available here.

(6)	Of the $117,304 Principal Amount shown, $52,515 bears no interest and $64,789 of bears interest at 4.50% per annum.

Refinance Notes

Each Series may pay down, or otherwise discharge, a portion of the outstanding balance of its Acquisition Note with (i) the proceeds received in exchange for a commercial promissory note bearing interest at current market rates to be issued to a third party lender or the Manager after the qualification date of the offering statement of which the Series forms a part, and (ii) substantially all of the net proceeds from the Series’ Offering (each a “Refinance Note” and collectively, the “Refinance Notes”).

In January 2022, each of the following Series entered into a Refinance Note with Lending One, the terms of which are listed in the table below. Each Refinance Note is interest-bearing and is secured by the Property underlying the respective Series.

Series	Principal Amount	Annual Interest Rate	Loan Date	Maturity Date	Mortgage Transfer(1)	Transfer Date(1)	Current Outstanding Amount(2)	Monthly Mortgage Interest Expense
Landa Series 1394 Oakview Circle	$44,015	4.80%	1/18/22	*	-	-	$44,015	$179
Landa Series 1701 Summerwoods Lane	52,703	4.80%	1/18/22	*	(52,703)	4/29/22	-	-
Landa Series 1741 Park Lane	66,476	4.80%	1/18/22	*	(66,476)	4/29/22	-	-
Landa Series 209 Timber Wolf Trail	61,750	4.80%	1/18/22	*	-	-	61,750	250
Landa Series 2505 Oak Circle	76,700	4.80%	1/18/22	*	-	-	76,700	311
Landa Series 271 Timber Wolf Trail	62,400	4.80%	1/18/22	*	-	-	62,400	253
Landa Series 29 Holly Grove Road	84,500	4.80%	1/18/22	*	-	-	84,500	343
Landa Series 1703 Summerwoods Lane	77,925	4.80%	1/12/22	*	-	-	77,925	316
Landa Series 1712 Summerwoods Lane	67,535	4.80%	1/12/22	*	-	-	67,535	274
Landa Series 1743 Summerwoods Lane	77,925	4.80%	1/12/22	*	-	-	77,925	316
Landa Series 1750 Summerwoods Lane	77,925	4.80%	1/12/22	*	-	-	77,925	316
Landa Series 4267 High Park Lane	104,250	4.80%	1/12/22	*	-	-	104,250	423
Landa Series 4474 Highwood Park Drive	93,750	4.80%	1/12/22	*	-	-	93,750	380
Landa Series 8569 Creekwood Way	49,400	4.80%	1/12/22	*	-	-	49,400	200
Landa Series 9439 Lakeview Road	124,425	4.80%	1/12/22	*	-	-	124,425	505
Landa Series 10167 Port Royal Court	82,500	4.80%	1/12/22	*	-	-	82,500	335
Landa Series 1246 Elgin Way	95,250	4.80%	1/12/22	*	-	-	95,250	386
Landa Series 1910 Grove Way	82,500	4.80%	1/13/22	*	-	-	82,500	335
Landa Series 593 Country Lane Drive	71,250	4.80%	1/13/22	*	-	-	71,250	289
Landa Series 6436 Stone Terrace	45,000	4.80%	1/13/22	*	-	-	45,000	183
Landa Series 6440 Woodstone Terrace	46,500	4.80%	1/13/22	*	-	-	46,500	189
Landa Series 6848 Sandy Creek Drive	64,500	4.80%	1/13/22	*	-	-	64,500	262
Landa Series 687 Utoy Court	82,500	4.80%	1/13/22	*	-	-	82,500	335
Landa Series 729 Winter Lane	82,500	4.80%	1/12/22	*	-	-	82,500	335
Landa Series 7349 Exeter Court	71,500	4.80%	1/13/22	*	-	-	71,500	290
Landa Series 8655 Ashley Way	71,500	4.80%	1/14/22	*	-	-	71,500	290
Landa Series 8645 Embrey Drive	84,750	4.80%	1/13/22	*	-	-	84,750	344
Landa Series 8780 Churchill Place	94,500	4.80%	1/13/22	*	-	-	94,500	383
Landa Series 8796 Parliament Place	78,750	4.80%	1/13/22	*	-	-	78,750	319
Landa Series 8641 Ashley Way	96,357	4.80%	1/13/22	*	-	-	96,357	391
Landa Series 8651 Ashley Way	80,424	4.80%	1/13/22	*	-	-	80,424	326
Landa Series 8652 Ashley Way	76,700	4.80%	1/14/22	*	-	-	76,700	311
Landa Series 8653 Ashley Way	68,250	4.80%	1/14/22	*	-	-	68,250	277
Landa Series 8654 Ashley Way	89,529	4.80%	1/14/22	*	-	-	89,529	363
Landa Series 8655 Ashley Way	71,500	4.80%	1/14/22	*	-	-	71,500	290

Series	Principal Amount	Annual Interest Rate	Loan Date	Maturity Date	Mortgage Transfer(1)	Transfer Date(1)	Current Outstanding Amount(2)	Monthly Mortgage Interest Expense
Landa Series 8659 Ashley Way	81,900	4.80%	1/14/22	*	-	-	81,900	332
Landa Series 8662 Ashley Way	84,500	4.80%	1/14/22	*	-	-	84,500	343
Landa Series 8668 Ashley Way	99,392	4.80%	1/14/22	*	-	-	99,392	403
Landa Series 8670 Ashley Way	94,250	4.80%	1/14/22	*	-	-	94,250	382
Landa Series 8674 Ashley Way	87,750	4.80%	1/14/22	*	-	-	87,750	356
Landa Series 8675 Ashley Way	87,253	4.80%	1/14/22	*	-	-	87,253	354
Landa Series 8677 Ashley Way	81,942	4.80%	1/14/22	*	-	-	81,942	332
Landa Series 8678 Ashley Way	104,000	4.80%	1/14/22	*	-	-	104,000	422
Landa Series 8679 Ashley Way	88,770	4.80%	1/13/22	*	-	-	88,770	360
Landa Series 8683 Ashley Way	81,183	4.80%	1/12/22	*	-	-	81,183	329
Total Refinance Note	$3,477,379				$(119,179)		$3,358,200	$13,622

(1)	On April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods Lane, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224, each Series paid the holders of such Series a final distribution, based on such holder’s percentage ownership in such Series.

(2)	The Current Outstanding Amount as of December 31, 2022.

*	This Refinance Note matures on the earlier of (i) February 1, 2027 and (ii) the date on which the unpaid principal balance of this Refinance Note becomes due and payable by acceleration or otherwise or the exercise by Lending One of any right or remedy under the Refinance Note and/or any other document or agreement entered into in connection with the Refinance Note.

Plan of Operations

We plan to launch an as of yet undetermined number of additional Series and related offerings in the next twelve (12) months with properties that we acquire from our affiliates, including Landa Properties. The proceeds from any additional offerings closed during the next twelve (12) months will be used for, among other things, the acquisition of properties by the Series conducting the offerings. No investor in any Series will, by virtue of its interest in such Series, including its underlying Property, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager may consider disposing of such Property. Please see “Business – Our Manager – Disposition Policies” for more information about our disposition policy with respect to the Properties.

We expect that the rental income earned from each Series’ Property will satisfy each Series’ cash requirements. Each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Off-Balance Sheet Arrangements

Neither the Company nor any of the Series had during the periods presented, and does not currently have, any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective July 10, 2020.

We determine revenue recognition through the following steps:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Operating Expenses

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest on that loan at a rate to be determined solely by the Manager, but which will be no greater than seven percent (7%).

Fees to the Manager

Monthly Management Fee: Each Series pays the Manager a monthly management fee ranging from five percent (5%) to ten percent (10%) of Gross Monthly Rent for each Property.

Acquisition Fee: The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to an acquisition fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property.

Property Diligence Expenses: The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, and investigation of such Property incurred prior to such acquisition, including legal fees associated with the title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property.

Brokerage Fee: The broker of record for each Offering is expected to receive a brokerage fee equal to one percent (1%) of the amount raised from investors through each Series’ Offering. We comply with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of a Series’ Offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an Offering or to expense if the Offering is not completed.

Administrative Costs: In accordance with FASB ASC 720, administrative costs, including accounting fees and legal fees, are expensed as incurred. See “Item 1. Business—Operating Expenses” for additional information.

For more information about the fees payable to the Manager, please see “Description of our Business – Our Manager – Manager Compensation” of our Offering Circular, which can be found here and is incorporated herein by reference.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Earnings (Loss) / Income per Membership Interest

Upon completion of an Offering, each Series intends to comply with accounting and disclosure requirements of ASC Topic 260, Earnings per Share. For each Series, earnings (loss) / income per interest will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding interests in that particular Series during the year.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We adopted this new standard upon formation in October 2019. The adoption of this standard did not have a material impact on our financial statements.

We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying combined financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees of the Company

Neither the Company, nor any Series, has any directors, executive officers, or employees, and we do not expect the Company or any Series to appoint or hire any directors, executive officers, or employees.

Directors, Executive Officers and Significant Employees of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Directors and Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	27	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	26	Since September 2019
Charles Tomlinson	Head of Finance	58	Since February 2022
Non-Employee Directors:
Arnon Dinur	Director	50	Since September 2019
Gigi Levy-Weiss	Director	50	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Directors and Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of SmartBus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Charles Tomlinson, Head of Finance Mr. Tomlinson has served as the Principal Financial Officer and Principal Accounting Officer of Landa Holdings, Inc. since February 2022. Mr. Tomlinson has over 30 years of experience in the real estate industry and has actively managed several real estate investment trusts. Prior to joining Landa Holdings, Inc., Mr. Tomlinson served as Director of REIT Compliance for Equus Capital Partners, Ltd. Mr. Tomlinson is a graduate of the University of Maryland with a B.S. in Accounting and Finance.

Non-Employee Directors

Arnon Dinur, Director. Mr. Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr. Dinur holds a LL.B. in Law and a BA in accounting from Tel Aviv University, and an MBA from the University of Texas at Austin.

Gigi Levy-Weiss, Director. Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr. Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder, director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a BS in Computer Science from Touro College.

Compensation of Executive Officers

Neither the Company, nor any Series has any executive officers or employees, nor does the Company or any Series currently intend to hire any executive officers or employees who will be compensated directly by us. Each of the executive officers of our Manager manages our day-to-day affairs; oversees the review, selection and recommendation of investment opportunities; services acquired investments; and monitors the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our manager. Although each Series indirectly bears some of the costs of the compensation paid to these individuals, through the monthly management fee that each Series pays to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of our Manager

For information regarding the compensation of our Manager, please see “Description of our Business – Manager Compensation” in our Offering Circular, which can be found here and is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The Company and each Series are managed by the Manager and do not have directors or executive officers. The Manager is the sole member of the Company and neither the Manager nor any of its directors or executive officers own Shares in any of the Series.

Item 5. Interest of Management and Others in Certain Transactions Other Information

We are subject to various conflicts of interest arising out of our relationship with the Manager and its affiliates.

Please see “Interest of Management and Others in Certain Transactions Other Information” in our Offering Circular, which can be found here and is incorporated herein by reference .

Transactions

Property Acquisitions

Each Series previously issued an Acquisition Note to the Manager in connection with the acquisition of its property.

The acquisitions of the Properties by the Series were not, or will not be, arm’s length transactions. Each Series treated, or will treat, its acquisition as a transaction between entities under common control per Accounting Standards Codification (“ASC”) 805-50 and recorded, or will record, the transaction at its carryover basis.

Nevertheless, Landa Properties acquired each Property for either the same purchase price that each Series paid for such Property or the most recent appraisal value or broker price opinion, as applicable, for such Property.

For more information on the purchase prices of the Properties, please see “Use of Proceeds” in our Offering Circular, which can be found here and is incorporated herein by reference.

Loans

Acquisition Notes

Each Series financed 100% of the costs associated with the acquisition of its Property, including an acquisition fee and expenses associated with sourcing its Property, with an Acquisition Note issued by such Series to the Manager.

Refinance Notes

Each Series paid down, or otherwise discharged, a portion of the outstanding balance of its Acquisition Note with the proceeds from a Refinance Note.

See Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Loans for information related to each of the Acquisition Notes and Refinance Notes.

Our Affiliates’ Interests

General

The Manager also serves as manager to Landa App 2 LLC and Landa App 3 LLC, each a Delaware series limited liability company also formed for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each series of Landa App 2 LLC and Landa App 3 LLC is similarly managed by the Manager. The Manager may also manage other affiliate companies in the future.

The executive officers of the Manager will also manage operations for each Series. These persons will have legal obligations with respect to those entities that are similar to their obligations to the Company. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own accounts real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also provide executive and management services to other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and partners. These duties may from time-to-time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of the Manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, the Manager is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with the Manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the Manager or one of its affiliates, including the Manager, which we refer to collectively as the Manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

For more information related to the risks associated with the Manager’s management of our affiliates who operate competing businesses, please see the section entitled “Risk Factors—Risk Related to the Company and the Manager–The Manager may have a conflict of interest as it manages multiple Series, the Company, and an affiliate company of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series” of our Offering Circular, which can be found here and is incorporated herein by reference.

Payment of Certain Fees and Expenses of the Manager

Each Series pays or reimburses the Manager for fees and expenses incurred by the Manager in connection with its management of the Series and the Properties, including, but not limited to, any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, interest payments on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Fees to the Manager” for more information about the fees and expenses payable to the Manager. See also “Interest of Management and Others in Certain Transactions Other Information” in our Offering Circular, which can be found here and is incorporated herein by reference.

Item 6. Other Information

None.

Item 7. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Manager of

Landa App LLC

Opinion on the Financial Statements

We have audited the accompanying combined and combining balance sheets of Landa App LLC in total and for each series of Landa App LLC (collectively the “Series”): Series names referenced below in Note 2 Summary of Significant Accounting Policies, (collectively the “Company”) as of December 31, 2022 and 2021, the related combined and combining statements of operations, members’ equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying combined and combining financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, Landa App LLC has not commenced its planned principal operations and has not generated revenues or profits from inception. Once Landa App LLC commences its planned principal operations it will incur significant additional expenses and be dependent upon additional capital resources. In addition, each Series commenced operations and has incurred losses and is dependent upon additional capital resources. These conditions raise substantial doubt about Landa App LLC and each Series’ ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

New York, NY

May 9, 2023

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED BALANCE SHEET

	December 31,
	2022	2021

Assets
Cash	$176,729	$79,897
Restricted cash	40,216	-
Escrow	6,173	-
Accounts receivable, net	7,571	775
Due from related party	44,248	25,956
Investments in single-family residential properties	5,068,614	850,908
Accumulated depreciation	(188,052)	(38,472)

Total Assets	$5,155,499	$919,064

Liabilities
Due to related party	$155,888	$-
Other liabilities	57,958	24,459
Security deposit	39,318	5,025
Promissory note - related party	188,173	471,015
Notes payable - related party	52,515	344,523
Mortgage payable	3,358,200	-

Total Liabilities	$3,852,052	$845,022

Members’ equity	1,303,447	74,042

Total Liabilities and Members’ Equity	$5,155,499	$919,064

The accompanying notes are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2022	2021
Revenue
Rental income	$512,735	$78,454
Gain on sale of real estate	142,750	-
Total revenue	655,485	78,454

Expenses
Management fee	39,888	6,254
Repairs & maintenance	117,195	12,168
HOA fee	15,274	1,330
Insurance expense	15,552	3,360
Real estate taxes	70,129	10,197
Depreciation expense	161,513	26,115
Interest expense	172,141	16,232
Bad debt expense	-	1,997
Other expense	2,630	264

Total expenses	594,322	77,917

Income (loss) before income taxes	$61,163	$537

Provision for income taxes	40,731	2,453

Net income (loss)	$20,432	$(1,916)

The accompanying notes are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Total Combined Members’ Equity

Opening balance January 1, 2021	$(10,586)

Proceeds from members’ interest	90,043

Distributions	(3,499)

Net loss	(1,916)

Balance at December 31, 2021	$74,042

Proceeds from members’ interest	1,537,625

Distributions	(164,681)

Sale distribution	(128,537)

Distribution to manager	(35,434)

Net income	20,432

Balance at December 31, 2022	$1,303,447

The accompanying notes are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$20,432	$(1,916)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	161,513	26,115
Amortization of debt discount	-	4,928
Bad debt expense	-	1,997
Gain on sale of real estate	(142,750)	-
Changes in assets and liabilities:
Escrow	(6,173)	-
Accounts receivable	(6,796)	(1,022)
Due from related party	(8,912)	(25,309)
Due to related party	146,506	(5,769)
Other liabilities	33,223	21,325
Security deposit	34,568
Net cash provided by operating activities	231,611	20,349

Cash flows from investing activities:
Purchase of real estate investments	(4,425,886)	(9,355)
Proceeds from sale of real estate investments	339,000	-
Net cash used in investing activities	(4,086,886)	(9,355)

Cash flows from financing activities:
Shareholder Proceeds	1,537,625	90,043
Shareholder Dividends	(328,652)	(3,499)
Repayment of promissory note - related party	(203,865)	-
Repayment of note - related party	(370,985)	(36,073)
Proceeds from mortgages	3,475,262	-
Repayment of mortgages	(117,062)	-
Net cash provided by financing activities	3,992,323	50,471

Net increase in cash	137,048	61,465

Cash and restricted cash at beginning of year	79,897	18,432

Cash and restricted cash at end of year	$216,945	$79,897

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$139,972	$-

The accompanying notes are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

	Landa App LLC		Landa Series 115 Sardis Street		Landa Series 1394 Oakview Circle
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$-	$-	$583	$3,270	$3,259	$3,148
Restricted cash	-	-	-	-	775	-
Escrow	-	-	-	-	-	-
Accounts receivable	-	-	851	-	367	-
Due from related party	-	-	2,255	-	3,706	7,451
Investments in single-family residential properties, net of depreciation	-	-	105,330	109,298	72,931	75,155

Total Assets	$-	$-	$109,019	$112,568	$81,038	$85,754

Liabilities and Members’ Equity
Due to related party	$-	$-	$-	$463	$-	$-
Other liabilities	-	-	-	1,564	986	2,946
Security deposit	-	-	-	-	775	500
Promissory note - related party	-	-	64,789	64,789	-	44,015
Notes payable - related party	-	-	52,515	52,515	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	-	-	-	-	44,015	-

Total Liabilities	-	-	117,304	119,331	45,776	47,461

Members’ Equity (Deficit)
Members’ equity (deficit)	-	-	(8,285)	(6,763)	35,262	38,293

Total Liabilities and Members’ Equity (Deficit)	$-	$-	$109,019	$112,568	$81,038	$85,754

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 1701 Summerwoods Lane		Landa Series 1741 Park Lane		Landa Series 209 Timber Wolf Trail
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$1,930	$38,376	$1,996	$21,582	$2,379	$3,148
Restricted cash	925.00		-		500
Escrow	-	-	-	-	-	-
Accounts receivable	-	-	-	-	-	775
Due from related party	11,369	6,551	12,500	5,490	1,216	7,802
Investments in single-family residential properties, net of depreciation	-	89,660	-	108,782	109,600	113,038

Total Assets	$14,224	$134,587	$14,496	$135,854	$113,695	$124,763

Liabilities and Members’ Equity
Due to related party	$-	$-	$-	$-	$-	$-
Other liabilities	17,780.00	3,169.00	18,115.00	2,649.00	1,016	2,453
Security deposit	-	950	-	-	500	775
Promissory note - related party	-	52,703	-	64,359	50,785	66,476
Notes Payable - related party	-	42,788	-	52,215	-	53,351
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	$-	-	$-	-	$61,750	-

Total Liabilities	17,780	99,610	18,115	119,223	114,051	123,055

Members’ Equity (Deficit)
Members’ equity (deficit)	$(3,556)	34,977	$(3,619)	16,631	$(356)	1,708

Total Liabilities and Members’ Equity (Deficit)	$14,224	$134,587	$14,496	$135,854	$113,695	$124,763

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail		Landa Series 29 Holly Grove Road
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$2,836	$3,723	$7	$3,649	$199	$3,001
Restricted cash	1,250				600
Escrow	-	-	33	-	-	-
Accounts receivable	-	-	-	-	-	-
Due from related party	-	-	-	4,282	-	3,762
Investments in single-family residential properties, net of depreciation	97,086	100,135	118,018	121,800	91,494	94,568

Total Assets	$101,172	$103,858	$118,058	$129,731	$92,293	$101,331

Liabilities and Members’ Equity
Due to related party	$14,453	$8,919	$8,928	$-	$1,813	$-
Other liabilities	374.00	1,372.00	-	8,277.00	147	2,029
Security deposit	1,250	1,250	-	950	600	600
Promissory note - related party	11,210	54,728	52,160	68,227	9,229	55,718
Notes Payable - related party	-	43,742	-	55,185	-	44,727
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	$76,700	-	$62,400	-	$84,500	-

Total Liabilities	103,987	110,011	123,488	132,639	96,289	103,074

Members’ Equity (Deficit)
Members’ equity (deficit)	$(2,815)	(6,153.00)	$(5,430)	(2,908)	$(3,996)	(1,743.00)

Total Liabilities and Members’ Equity (Deficit)	$101,172	$103,858	$118,058	$129,731	$92,293	$101,331

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 1703 Summerwoods Lane		Landa Series 1712 Summerwoods Lane		Landa Series 1743 Summerwoods Lane
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$2,886	$-	$4,253	$-	$4,285	$-
Restricted cash	950		875		1,225
Escrow	123	-	133	-	117	-
Accounts receivable	-	-	-	-	-	-
Due from related party	629	-	-	-	-	-
Investments in single-family residential properties, net of depreciation	108,069	-	108,069	-	108,069	-

Total assets	$112,657	$-	$113,330	$-	$113,696	$-

Liabilities and members’ equity
Due to related party	$-	$-	$2,713	$-	$550	$-
Other liabilities	1,532	-	-	-	680	-
Security deposit	950	-	875	-	1,225	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	77,925	-	67,535	-	77,925	-

Total liabilities	80,407	-	71,123	-	80,380	-

Members’ equity (deficit)
Members’ equity (deficit)	32,250	-	42,207	-	33,316	-

Total liabilities and members’ equity (deficit)	$112,657	$-	$113,330	$-	$113,696	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 1750 Summerwoods Lane		Landa Series 4267 High Park Lane		Landa Series 4474 Highwood Park Drive
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$3,560	$—	$110	$—	$366	$—
Restricted cash	—		975		1,000
Escrow	253	—	—	—	—	—
Accounts receivable	—	—	4,830	—	—	—
Due from related party	223	—	—	—	—	—
Investments in single-family residential properties, net of depreciation	108,069	—	144,354	—	129,882	—

Total assets	$112,105	$—	$150,269	$—	$131,248	$—

Liabilities and members’ equity
Due to related party	$—	$—	$3,683	$—	$6,268	$—
Other liabilities	566	—	700	—	858	—
Security deposit	—	—	975	—	1,000	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	77,925	—	104,250	—	93,750	—

Total liabilities	78,491	—	109,608	—	101,876	—

Members’ equity (deficit)
Members’ equity	33,614	—	40,661	—	29,372	—

Total liabilities and members’ equity (deficit)	$112,105	$—	$150,269	$—	$131,248	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8569 Creekwood Way		Landa Series 9439 Lakeview Road		Landa Series 10167 Port Royal Court
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$9,301	$—	$5,268	$—	$2,227	$—
Restricted cash	500		1,050		915
Escrow	252	—	624	—	—	—
Accounts receivable	—	—	—	—	—	—
Due from related party	—	—	—	—	—	—
Investments in single-family residential properties, net of depreciation	79,229	—	172,161	—	105,126	—

Total assets	$89,282	$—	$179,103	$—	$108,268	$—

Liabilities and members’ equity
Due to related party	$9,042	$—	$5,723	$—	$325	$—
Other liabilities	81	—	—	—	465	—
Security deposit	500	—	1,050	—	915	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	49,400	—	124,425	—	82,500	—

Total liabilities	59,023	—	131,198	—	84,205	—

Members’ equity (deficit)
Members’ equity	30,259	—	47,905	—	24,063	—

Total liabilities and members’ equity (deficit)	$89,282	$—	$179,103	$—	$108,268	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 1246 Elgin Way		Landa Series 1910 Grove Way		Landa Series 593 Country Lane Drive
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$1,974	$—	$8,525	$—	$2,528	$—
Restricted cash	1,150		1,523		971
Escrow	—	—	66	—	—	—
Accounts receivable	—	—	1,523	—	—	—
Due from related party	305	—	—	—	249	—
Investments in single-family residential properties, net of depreciation	126,923	—	99,387	—	91,099	—

Total assets	$130,352	$—	$111,024	$—	$94,847	$—

Liabilities and members’ equity
Due to related party	$—	$—	$19,770	$—	$—	$—
Other liabilities	85	—	1,062	—	636	—
Security deposit	1,150	—	1,523	—	971	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	95,250	—	82,500	—	71,250	—

Total liabilities	96,485	—	104,855	—	72,857	—

Members’ equity (deficit)
Members’ equity	33,867	—	6,169	—	21,990	—

Total liabilities and members’ equity (deficit)	$130,352	$—	$111,024	$—	$94,847	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 6436 Stone Terrace		Landa Series 6440 Woodstone Terrace		Landa Series 6848 Sandy Creek Drive
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$1,009	$—	$1,179	$—	$1,225	$—
Restricted cash	1,000		—		975
Escrow	603	—	—	—	—	—
Accounts receivable	—	—	—	—	—	—
Due from related party	—	—	—	—	109	—
Investments in single-family residential properties, net of depreciation	57,496	—	61,550	—	82,102	—

Total assets	$60,108	$—	$62,729	$—	$84,411	$—

Liabilities and members’ equity
Due to related party	$974	$—	$17,916	$—	$—	$—
Other liabilities	526	—	—	—	1,597	—
Security deposit	1,000	—	27	—	975	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	45,000	—	46,500	—	64,500	—

Total liabilities	47,500	—	64,443	—	67,072	—

Members’ equity (deficit)
Members’ equity (deficit)	12,608	—	(1,714)	—	17,339	—

Total liabilities and members’ equity (deficit)	$60,108	$—	$62,729	$—	$84,411	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 687 Utoy Court		Landa Series 729 Winter Lane		Landa Series 7349 Exeter Court
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$3,056	$—	$9,547	$—	$2,756	$—
Restricted cash	1,157		500		1,000
Escrow	210	—	102	—	—	—
Accounts receivable	—	—	—	—	—	—
Due from related party	—	—	—	—	236	—
Investments in single-family residential properties, net of depreciation	109,719	—	108,101	—	105,171	—

Total assets	$114,142	$—	$118,250	$—	$109,163	$—

Liabilities and members’ equity
Due to related party	$4,175	$—	$18,613	$—	$—	$—
Other liabilities	—	—	255	—	1,125	—
Security deposit	1,157	—	500	—	1,000	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	82,500	—	82,500	—	71,500	—

Total liabilities	87,832	—	101,868	—	73,625	—

Members’ equity (deficit)
Members’ equity	26,310	—	16,382	—	35,538	—

Total liabilities and members’ equity (deficit)	$114,142	$—	$118,250	$—	$109,163	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8645 Embrey Drive		Landa Series 8780 Churchill Place		Landa Series 8796 Parliament Place
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$1,007	$—	$1,474	$—	$4,641	$—
Restricted cash	1,050		1,200		975
Escrow	54	—	—	—	—	—
Accounts receivable	—	—	—	—	—	—
Due from related party	34	—	—	—	—	—
Investments in single-family residential properties, net of depreciation	113,019	—	126,005	—	104,412	—

Total assets	$115,164	$—	$128,679	$—	$110,028	$—

Liabilities and members’ equity
Due to related party	$—	$—	$833	$—	$1,522	$—
Other liabilities	174	—	483	—	1,123	—
Security deposit	1,050	—	1,200	—	975	—
Promissory note - related party	—	—	—	—	—	—
Notes payable - related party	—	—	—	—	—	—
Acquisition note payable	—	—	—	—	—	—
Mortgage payable	84,750	—	94,500	—	78,750	—

Total liabilities	85,974	—	97,016	—	82,370	—

Members’ equity (deficit)
Members’ equity	29,190	—	31,663	—	27,658	—

Total liabilities and members’ equity (deficit)	$115,164	$—	$128,679	$—	$110,028	$—

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8641 Ashley Way		Landa Series 8651 Ashley Way		Landa Series 8652 Ashley Way
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$6,303	$-	$5,323	$-	$3,646	$-
Restricted cash	900		800		2,200
Escrow	238	-	233	-	217	-
Accounts receivable	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-
Investments in single-family residential properties	135,359	-	113,181	-	125,855	-

Total assets	$142,800	$-	$119,537	$-	$131,918	$-

Liabilities and members’ equity
Due to related party	$50	$-	$6,160	$-	$8,576	$-
Other liabilities	162	-	54	-	402	-
Security deposit	900	-	800	-	2,200	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	96,357	-	80,424	-	76,700	-

Total liabilities	97,469	-	87,438	-	87,878	-

Members’ equity (deficit)
Members’ equity	45,331	-	32,099	-	44,040	-

Total liabilities and members’ equity (deficit)	$142,800	$-	$119,537	$-	$131,918	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8653 Ashley Way		Landa Series 8654 Ashley Way		Landa Series 8655 Ashley Way
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$4,715	$-	$5,037	$-	$10,649	$-
Restricted cash	700		1,350		-
Escrow	237	-	222	-	244	-
Accounts receivable	-	-	-	-	-	-
Due from related party	4,609	-	-	-	-	-
Investments in single-family residential properties, net of depreciation	112,125	-	125,854	-	117,416	-

Total assets	$122,386	$-	$132,463	$-	$128,309	$-

Liabilities and members’ equity
Due to related party	$-	$-	$446	$-	$7,388	$-
Other liabilities	4,844	-	-	-	-	-
Security deposit	700	-	1,350	-	-	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	68,250	-	89,529	-	71,500	-

Total liabilities	73,794	-	91,325	-	78,888	-

Members’ equity (deficit)
Members’ equity	48,592	-	41,138	-	49,421	-

Total liabilities and members’ equity (deficit)	$122,386	$-	$132,463	$-	$128,309	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8659 Ashley Way		Landa Series 8662 Ashley Way		Landa Series 8668 Ashley Way
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$8,336	$-	$7,032	$-	$12,577	$-
Restricted cash	2,125		925		1,000
Escrow	266	-	227	-	223	-
Accounts receivable	-	-	-	-	-	-
Due from related party	-	-	-	-	1,032	-
Investments in single-family residential properties, net of depreciation	134,315	-	130,090	-	139,597	-

Total assets	$145,042	$-	$138,274	$-	$154,429	$-

Liabilities and members’ equity
Due to related party	$5,313	$-	$1,843	$-	$-	$-
Other liabilities	344	-	61	-	89	-
Security deposit	2,125	-	925	-	1,000	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	81,900	-	84,500	-	99,392	-

Total liabilities	89,682	-	87,329	-	100,481	-

Members’ equity (deficit)
Members’ equity	55,360	-	50,945	-	53,948	-

Total liabilities and members’ equity (deficit)	$145,042	$-	$138,274	$-	$154,429	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8670 Ashley Way		Landa Series 8674 Ashley Way		Landa Series 8675 Ashley Way
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$1,739	$-	$3,025	$-	$2,573	$-
Restricted cash	975		1,300		1,100
Escrow	202	-	192	-	237	-
Accounts receivable	-	-	-	-	-	-
Due from related party	5,325	-	-	-	-	-
Investments in single-family residential properties, net of depreciation	146,991	-	124,810	-	122,697	-

Total assets	$155,232	$-	$129,327	$-	$126,607	$-

Liabilities and members’ equity
Due to related party	$-	$-	$1,608	$-	$3,803	$-
Other liabilities	344	-	-	-	244	-
Security deposit	975	-	1,300	-	1,100	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	94,250	-	87,750	-	87,253	-

Total liabilities	95,569	-	90,658	-	92,400	-

Members’ equity (deficit)
Members’ equity	59,663	-	38,669	-	34,207	-

Total liabilities and members’ equity (deficit)	$155,232	$-	$129,327	$-	$126,607	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8677 Ashley Way		Landa Series 8678 Ashley Way		Landa Series 8679 Ashley Way
	As of December 31,		As of December 31,		As of December 31,
	2022	2021	2022	2021	2022	2021

Assets
Cash	$6,789	$-	$3,761	$-	$3,717	$-
Restricted cash	1,050		900		925
Escrow	241	-	246	-	159	-
Accounts receivable	-	-	-	-	-	-
Due from related party	-	-	-	-	451	-
Investments in single-family residential properties, net of depreciation	115,303	-	155,441	-	124,810	-

Total assets	$123,383	$-	$160,348	$-	$130,062	$-

Liabilities and members’ equity
Due to related party	$1,582	$-	$1,417	$-	$-	$-
Other liabilities	438	-	-	-	64	-
Security deposit	1,050	-	900	-	925	-
Promissory note - related party	-	-	-	-	-	-
Notes payable - related party	-	-	-	-	-	-
Acquisition note payable	-	-	-	-	-	-
Mortgage payable	81,942	-	104,000	-	88,770	-

Total liabilities	85,012	-	106,317	-	89,759	-

Members’ equity (deficit)
Members’ equity	38,371	-	54,031	-	40,303	-

Total liabilities and members’ equity (deficit)	$123,383	$-	$160,348	$-	$130,062	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING BALANCE SHEETS

(CONTINUED)

	Landa Series 8683 Ashley Way		Total Combined Balance Sheet
	As of December 31,		As of December 31,
	2022	2021	2022	2021

Assets
Cash	$7,141	$-	$176,729	$79,897
Restricted cash	925		40,216	-
Escrow	219	-	6,173	-
Accounts receivable	-	-	7,571	775
Due from related party	-	-	44,248	35,338
Investments in single-family residential properties, net of depreciation	114,247	-	4,880,562	812,436

Total assets	$122,532	$-	$5,155,499	$928,446

Liabilities and members’ equity
Due to related party	$401	$-	$155,888	$9,382
Other liabilities	546	-	57,958	24,459
Security deposit	925	-	39,318	5,025
Promissory note - related party	-	-	188,173	471,015
Notes payable - related party	-	-	52,515	344,523
Acquisition note payable	-	-	-	-
Mortgage payable	81,183	-	3,358,200	-

Total liabilities	83,055	-	3,852,052	854,404

Members’ equity (deficit)
Members’ equity	39,477	-	1,303,447	74,042

Total liabilities and members’ equity (deficit)	$122,532	$-	$5,155,499	$928,446

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

	Landa App LLC		Landa Series 115 Sardis Street		Landa Series 1394 Oakview Circle
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$-	$-	$10,295	$9,700	$9,765	$9,300
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	-	-	10,295	9,700	9,765	9,300

Expenses
Management fee	-	-	742	776	752	744
Repairs & maintenance	-	-	-	3,889	-	-
HOA fee	-	-	-	-	-	-
Insurance expense	-	-	400	445	374	363
Real estate taxes	-	-	998	943	2,070	1,567
Depreciation expense	-	-	3,968	3,967	2,224	2,223
Interest expense	-	-	5,709	2,880	2,137	1,466
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	-	4

Total expenses	-	-	11,817	12,900	7,557	6,367

Net operating income (loss)	-	-	(1,522)	(3,200)	2,208	2,933

Provision for income taxes	-	-	-	-	552	733

Net income (loss)	$-	$-	$(1,522)	$(3,200)	$1,656	$2,200

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 1701 Summerwoods Lane		Landa Series 1741 Park Lane		Landa Series 209 Timber Wolf Trail
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$3,990	$11,590	$3,273	$8,700	$9,300	$9,300
Gain on sale of real estate	70,269	-	72,481	-	-	-

Total revenue	74,259	11,590	75,754	8,700	9,300	9,300

Expenses
Management fee	319	927	243	696	744	744
Repairs & maintenance	149	948	-	881	-	-
HOA fee	200	660	-	-	360	335
Insurance expense	108	388	124	476	311	439
Real estate taxes	591	1,774	605	1,813	947	830
Depreciation expense	930	2,790	1,264	3,793	3,438	3,437
Interest expense	842	1,596	1,058	2,468	5,564	2,154
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	-	-

Total expenses	3,139	9,083	3,294	10,127	11,364	7,939

Net operating income (loss)	71,120	2,507	72,460	(1,427)	(2,064)	1,361

Provision for income taxes	17,780	627	18,115	-	-	340

Net income (loss)	$53,340	$1,880	$54,345	$(1,427)	$(2,064)	$1,021

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail		Landa Series 29 Holly Grove Road
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$15,188	$9,552	$9,477	$11,832	$8,804	$8,480
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	15,188	9,552	9,477	11,832	8,804	8,480

Expenses
Management fee	1,215	764	718	924	704	679
Repairs & maintenance	1,150	4,543	177	-	689	1,907
HOA fee	-	-	360	335	-	-
Insurance expense	300	417	258	444	318	388
Real estate taxes	1,508	1,077	977	862	1,539	1,331
Depreciation expense	3,050	3,050	3,782	3,782	3,074	3,073
Interest expense	4,627	1,511	5,727	2,474	4,733	1,683
Bad debt expense	-	1,997	-	-	-	-
Other expense	-	260	-	-	-	-

Total expenses	11,850	13,619	11,999	8,821	11,057	9,061

Net Income (loss) before provision for income tax	3,338	(4,067)	(2,522)	3,011	(2,253)	(581)

Provision for income taxes	-	-	-	753	-	-

Net income (loss)	$3,338	$(4,067)	$(2,522)	$2,258	$(2,253)	$(581)

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 1703 Summerwoods Lane		Landa Series 1712 Summerwoods Lane		Landa Series 1743 Summerwoods Lane
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$11,708	$-	$10,818	$-	$13,153	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	11,708	-	10,818	-	13,153	-

Expenses
Management fee	937	-	866	-	1,044	-
Repairs & maintenance	1,102	-	549	-	-	-
HOA fee	600	-	600	-	600	-
Insurance expense	325	-	339	-	317	-
Real estate taxes	2,042	-	2,042	-	2,042	-
Depreciation expense	3,535	-	3,535	-	3,535	-
Interest expense	3,657	-	3,170	-	3,657	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	298	-	-	-

Total expenses	12,198	-	11,399	-	11,195	-

Net Income (loss) before provision for income tax	(490)	-	(581)	-	1,958	-

Provision for income taxes	-	-	-	-	489	-

Net income (loss)	$(490)	$-	$(581)	$-	$1,469	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 1750 Summerwoods Lane		Landa Series 4267 High Park Lane		Landa Series 4474 Highwood Park Drive
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,367	$-	$11,802	$-	$13,921	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,367	-	11,802	-	13,921	-

Expenses
Management fee	989	-	558	-	1,114	-
Repairs & maintenance	-	-	1,312	-	12,341	-
HOA fee	600	-	1,800	-	1,800	-
Insurance expense	455	-	371	-	369	-
Real estate taxes	2,042	-	1,244	-	1,472	-
Depreciation expense	3,535	-	4,721	-	4,248	-
Interest expense	3,657	-	4,893	-	4,400	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	-	-

Total expenses	11,278	-	14,899	-	25,744	-

Net Income (loss) before provision for income tax	1,089	-	(3,097)	-	(11,823)	-

Provision for income taxes	-	-	-	-	-	-

Net income (loss)	$1,089	$-	$(3,097)	$-	$(11,823)	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8569 Creekwood Way		Landa Series 9439 Lakeview Road		Landa Series 10167 Port Royal Court
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$8,758	$-	$15,180	$-	$12,521	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	8,758	-	15,180	-	12,521	-

Expenses
Management fee	701	-	1,214	-	1,002	-
Repairs & maintenance	848	-	2,315	-	804	-
HOA fee	1,668	-	956	-	-	-
Insurance expense	439	-	353	-	385	-
Real estate taxes	849	-	1,423	-	2,342	-
Depreciation expense	2,591	-	5,631	-	3,438	-
Interest expense	2,319	-	5,840	-	3,872	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	196	-	-	-

Total expenses	9,415	-	17,928	-	11,843	-

Net Income (loss) before provision for income tax	(657)	-	(2,748)	-	678	-

Provision for income taxes	-	-	-	-	169	-

Net income (loss)	$(657)	$-	$(2,748)	$-	$509	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 1246 Elgin Way		Landa Series 1910 Grove Way		Landa Series 593 Country Lane Drive
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$14,960	$-	$12,265	$-	$12,130	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	14,960	-	12,265	-	12,130	-

Expenses
Management fee	1,129	-	813	-	938	-
Repairs & maintenance	2,649	-	11,709	-	-	-
HOA fee	-	-	450	-	-	-
Insurance expense	416	-	716	-	356	-
Real estate taxes	2,562	-	2,049	-	2,413	-
Depreciation expense	4,151	-	3,251	-	2,980	-
Interest expense	4,470	-	3,872	-	3,344	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	419	-	-	-

Total expenses	15,377	-	23,279	-	10,031	-

Net Income (loss) before provision for income tax	(417)	-	(11,014)	-	2,099	-

Provision for income taxes	-	-	-	-	525	-

Net income (loss)	$(417)	$-	$(11,014)	$-	$1,574	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 6436 Stone Terrace		Landa Series 6440 Woodstone Terrace		Landa Series 6848 Sandy Creek Drive
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,694	$-	$6,462	$-	$14,994	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,694	-	6,462	-	14,994	-

Expenses
Management fee	966	-	508	-	1,201	-
Repairs & maintenance	2,971	-	14,559	-	3,429	-
HOA fee	2,640	-	2,640	-	-	-
Insurance expense	319	-	305	-	387	-
Real estate taxes	862	-	855	-	1,959	-
Depreciation expense	1,875	-	2,007	-	2,678	-
Interest expense	2,106	-	2,176	-	3,019	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	-	-

Total expenses	11,739	-	23,050	-	12,673	-

Net Income (loss) before provision for income tax	955	-	(16,588)	-	2,321	-

Provision for income taxes	239	-	-	-	580	-

Net income (loss)	$716	$-	$(16,588)	$-	$1,741	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 687 Utoy Court		Landa Series 729 Winter Lane		Landa Series 7349 Exeter Court
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$11,382	$-	$4,001	$-	$13,201	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	11,382	-	4,001	-	13,201	-

Expenses
Management fee	918	-	320	-	1,056	-
Repairs & maintenance	4,174	-	4,975	-	-	-
HOA fee	-	-	-	-	-	-
Insurance expense	363	-	405	-	407	-
Real estate taxes	1,431	-	1,852	-	2,689	-
Depreciation expense	3,578	-	3,526	-	3,430	-
Interest expense	3,861	-	3,861	-	3,346	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	120	-	-	-

Total expenses	14,325	-	15,059	-	10,928	-

Net Income (loss) before provision for income tax	(2,943)	-	(11,058)	-	2,273	-

Provision for income taxes	-	-	-	-	568	-

Net income (loss)	$(2,943)	$-	$(11,058)	$-	$1,705	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8645 Embrey Drive		Landa Series 8780 Churchill Place		Landa Series 8796 Parliament Place
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$14,166	$-	$16,221	$-	$13,562	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	14,166	-	16,221	-	13,562	-

Expenses
Management fee	1,133	-	1,187	-	1,085	-
Repairs & maintenance	2,638	-	5,223	-	-	-
HOA fee	-	-	-	-	-	-
Insurance expense	419	-	441	-	399	-
Real estate taxes	1,895	-	2,658	-	2,489	-
Depreciation expense	3,686	-	4,109	-	3,405	-
Interest expense	3,966	-	4,410	-	3,686	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	209	-	-	-

Total expenses	13,737	-	18,237	-	11,064	-

Net Income (loss) before provision for income tax	429	-	(2,016)	-	2,498	-

Provision for income taxes	107	-	-	-	625	-

Net income (loss)	$322	$-	$(2,016)	$-	$1,873	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8641 Ashley Way		Landa Series 8651 Ashley Way		Landa Series 8652 Ashley Way
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,355	$-	$12,169	$-	$8,816	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,355	-	12,169	-	8,816	-

Expenses
Management fee	988	-	974	-	705	-
Repairs & maintenance	840	-	6,992	-	5,833	-
HOA fee	-	-	-	-	-	-
Insurance expense	331	-	287	-	313	-
Real estate taxes	1,480	-	1,222	-	1,329	-
Depreciation expense	4,415	-	3,691	-	4,105	-
Interest expense	4,510	-	3,764	-	3,590	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	159	-

Total expenses	12,564	-	16,930	-	16,034	-

Net Income (loss) before provision for income tax	(209)	-	(4,761)	-	(7,218)	-

Provision for income taxes	-	-	-	-	-	-

Net income (loss)	$(209)	$-	$(4,761)	$-	$(7,218)	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8653 Ashley Way		Landa Series 8654 Ashley Way		Landa Series 8655 Ashley Way
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,071	$-	$12,678	$-	$11,935	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,071	-	12,678	-	11,935	-

Expenses
Management fee	966	-	1,014	-	955	-
Repairs & maintenance	1,184	-	1,881	-	7,559	-
HOA fee	-	-	-	-	-	-
Insurance expense	289	-	317	-	299	-
Real estate taxes	1,206	-	1,332	-	1,219	-
Depreciation expense	3,657	-	4,105	-	3,818	-
Interest expense	3,194	-	4,190	-	3,337	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	301	-

Total expenses	10,496	-	12,839	-	17,488	-

Net Income (loss) before provision for income tax	1,575	-	(161)	-	(5,553)	-

Provision for income taxes	394	-	-	-	-	-

Net income (loss)	$1,181	$-	$(161)	$-	$(5,553)	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8659 Ashley Way		Landa Series 8662 Ashley Way		Landa Series 8668 Ashley Way
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$10,547	$-	$11,480	$-	$12,819	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	10,547	-	11,480	-	12,819	-

Expenses
Management fee	844	-	918	-	1,026	-
Repairs & maintenance	1,200	-	493	-	314	-
HOA fee	-	-	-	-	-	-
Insurance expense	327	-	322	-	340	-
Real estate taxes	1,246	-	1,329	-	1,606	-
Depreciation expense	4,368	-	4,231	-	4,540	-
Interest expense	3,822	-	3,943	-	4,638	-
Bad debt expense	-	-	-	-	-	-
Other expense	299	-	-	-	-	-

Total expenses	12,106	-	11,236	-	12,464	-

Net Income (loss) before provision for income tax	(1,559)	-	244	-	355	-

Provision for income taxes	-	-	61	-	89	-

Net income (loss)	$(1,559)	$-	$183	$-	$266	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8670 Ashley Way		Landa Series 8674 Ashley Way		Landa Series 8675 Ashley Way
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,384	$-	$11,739	$-	$9,432	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,384	-	11,739	-	9,432	-

Expenses
Management fee	958	-	904	-	755	-
Repairs & maintenance	1,464	-	3,713	-	3,820	-
HOA fee	-	-	-	-	-	-
Insurance expense	352	-	317	-	309	-
Real estate taxes	1,506	-	1,386	-	1,217	-
Depreciation expense	4,780	-	4,059	-	3,990	-
Interest expense	4,398	-	4,095	-	4,072	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	330	-	299	-

Total expenses	13,458	-	14,804	-	14,462	-

Net Income (loss) before provision for income tax	(1,074)	-	(3,065)	-	(5,030)	-

Provision for income taxes	-	-	-	-	-	-

Net income (loss)	$(1,074)	$-	$(3,065)	$-	$(5,030)	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8677 Ashley Way		Landa Series 8678 Ashley Way		Landa Series 8679 Ashley Way
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Revenue
Rental income	$12,648	$-	$12,559	$-	$10,874	$-
Gain on sale of real estate	-	-	-	-	-	-

Total revenue	12,648	-	12,559	-	10,874	-

Expenses
Management fee	1,012	-	941	-	870	-
Repairs & maintenance	854	-	390	-	1,464	-
HOA fee	-	-	-	-	-	-
Insurance expense	299	-	365	-	311	-
Real estate taxes	1,155	-	1,613	-	1,561	-
Depreciation expense	3,750	-	5,055	-	4,059	-
Interest expense	3,824	-	4,853	-	4,143	-
Bad debt expense	-	-	-	-	-	-
Other expense	-	-	-	-	-	-

Total expenses	10,894	-	13,217	-	12,408	-

Net Income (loss) before provision for income tax	1,754	-	(658)	-	(1,534)	-

Provision for income taxes	438	-	-	-	-	-

Net income (loss)	$1,316	$-	$(658)	$-	$(1,534)	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS

(CONTINUED)

	Landa Series 8683 Ashley Way		Combined Statement of Operations
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Rental income	$11,871	$-	$512,735	$78,454
Gain on sale of real estate	-	-	142,750	-

Total revenue	11,871	-	655,485	78,454

Expenses
Management fee	942	-	39,888	6,254
Repairs & maintenance	5,431	-	117,195	12,168
HOA fee	-	-	15,274	1,330
Insurance expense	295	-	15,552	3,360
Real estate taxes	1,275	-	70,129	10,197
Depreciation expense	3,715	-	161,513	26,115
Interest expense	3,789	-	172,141	16,232
Bad debt expense	-	-	-	1,997
Other expense	-	-	2,630	264

Total expenses	15,447	-	594,322	77,917

Net Income (loss) before provision for income tax	(3,576)	-	61,163	537

Provision for income taxes	-	-	40,731	2,453

Net income (loss)	$(3,576)	$-	$20,432	$(1,916)

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Landa App LLC	Landa Series 115 Sardis Street	Landa Series 1394 Oakview Circle	Landa Series 1701 Summerwoods Lane (1)
Opening balance January 1, 2021	$-	$(3,563)	$1,292	$(596)
Proceeds from sales of members’ interest	-	-	36,517	35,224
Distributions	-	-	(1,716)	(1,531)
Net income (loss)	-	(3,200)	2,200	1,880
Balance at December 31, 2021	-	(6,763)	38,293	34,977

Proceeds from sales of members’ interest	-	-	-	43
Distributions	-	-	(4,687)	(1,722)
Sale distribution	-	-	-	(87,854)
Distribution to manager	-	-	-	(2,340)
Net income (loss)	-	(1,522)	1,656	53,340
Balance at December 31, 2022	$-	$(8,285)	$35,262	$(3,556)

  See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 1741 Park Lane (1)	Landa Series 209 Timber Wolf Trail	Landa Series 2505 Oak Circle	Landa Series 271 Timber Wolf Trail
Opening balance January 1, 2021	$8	$687	$(2,086)	$(5,166)
Proceeds from sales of members’ interest	18,302	-	-	-
Distributions	(252)	-	-	-
Net income (loss)	(1,427)	1,021	(4,067)	2,258
Balance at December 31, 2021	16,631	1,708	(6,153)	(2,908)

Proceeds from sales of members’ interest	-	-	-	-
Distributions	(818)	-	-	-
Sale distribution	(40,683)	-	-	-
Distribution to manager	(33,094)	-	-	-
Net income (loss)	54,345	(2,064)	3,338	(2,522)
Balance at December 31, 2022	$(3,619)	$(356)	$(2,815)	$(5,430)

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 29 Holly Grove Road	Landa Series 1703 Summerwoods Lane	Landa Series 1712 Summerwoods Lane	Landa Series 1743 Summerwoods Lane
Opening balance January 1, 2021	$(1,162)	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	(581)	-	-	-
Balance at December 31, 2021	(1,743)	-	-	-

Proceeds from sales of members’ interest	-	35,772	45,778	35,772
Distributions	-	(3,032)	(2,990)	(3,925)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(2,253)	(490)	(581)	1,469
Balance at December 31, 2022	$(3,996)	$32,250	$42,207	$33,316

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 1750 Summerwoods Lane	Landa Series 4267 High Park Lane	Landa Series 4474 Highwood Park Drive	Landa Series 8569 Creekwood Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	35,772	45,907	42,898	33,951
Distributions	(3,247)	(2,149)	(1,703)	(3,035)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	1,089	(3,097)	(11,823)	(657)
Balance at December 31, 2022	$33,614	$40,661	$29,372	$30,259

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 9439 Laeview Road	Landa Series 10167 Port Royal Court	Landa Series 1246 Elgin Way	Landa Series 1910 Grove Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	53,589	28,100	38,191	22,056
Distributions	(2,936)	(4,546)	(3,907)	(4,873)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(2,748)	509	(417)	(11,014)
Balance at December 31, 2022	$47,905	$24,063	$33,867	$6,169

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 593 Country Lane Drive	Landa Series 6436 Stone Terrace	Landa Series 6440 Woodstone Terrace	Landa Series 6848 Sandy Creek Drive
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	24,592	15,479	18,243	21,867
Distributions	(4,176)	(3,587)	(3,369)	(6,269)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	1,574	716	(16,588)	1,741
Balance at December 31, 2022	$21,990	$12,608	$(1,714)	$17,339

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 687 Utoy Court	Landa Series 729 Winter Lane	Landa Series 7349 Exeter Court	Landa Series 8645 Embrey Drive
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	32,852	31,217	39,117	34,145
Distributions	(3,599)	(3,777)	(5,284)	(5,277)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(2,943)	(11,058)	1,705	322
Balance at December 31, 2022	$26,310	$16,382	$35,538	$29,190

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 8780 Churchill Place	Landa Series 8796 Parliament Place	Landa Series 8641 Ashley Way	Landa Series 8651 Ashley Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	38,057	31,074	49,950	41,901
Distributions	(4,378)	(5,289)	(4,410)	(5,041)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(2,016)	1,873	(209)	(4,761)
Balance at December 31, 2022	$31,663	$27,658	$45,331	$32,099

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 8652 Ashley Way	Landa Series 8653 Ashley Way	Landa Series 8654 Ashley Way	Landa Series 8655 Ashley Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	56,553	52,933	46,370	59,678
Distributions	(5,295)	(5,522)	(5,071)	(4,704)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(7,218)	1,181	(161)	(5,553)
Balance at December 31, 2022	$44,040	$48,592	$41,138	$49,421

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 8659 Ashley Way	Landa Series 8662 Ashley Way	Landa Series 8668 Ashley Way	Landa Series 8670 Ashley Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	62,812	55,032	58,180	64,620
Distributions	(5,893)	(4,270)	(4,498)	(3,883)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(1,559)	183	266	(1,074)
Balance at December 31, 2022	$55,360	$50,945	$53,948	$59,663

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 8674 Ashley Way	Landa Series 8675 Ashley Way	Landa Series 8677 Ashley Way	Landa Series 8678 Ashley Way
Opening balance January 1, 2021	$-	$-	$-	$-
Proceeds from sales of members’ interest	-	-	-	-
Distributions	-	-	-	-
Net income (loss)	-	-	-	-
Balance at December 31, 2021	-	-	-	-

Proceeds from sales of members’ interest	47,137	43,804	42,566	57,712
Distributions	(5,403)	(4,567)	(5,511)	(3,023)
Sale distribution	-	-	-	-
Distribution to manager	-	-	-	-
Net income (loss)	(3,065)	(5,030)	1,316	(658)
Balance at December 31, 2022	$38,669	$34,207	$38,371	$54,031

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC (LANDA APP)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(CONTINUED)

	Landa Series 8679 Ashley Way	Landa Series 8683 Ashley Way	Total Combined
Opening balance January 1, 2021	$-	$-	$(10,586)
Proceeds from sales of members’ interest	-	-	90,043
Distributions	-	-	(3,499)
Net income (loss)	-	-	(1,916)
Balance at December 31, 2021	-	-	74,042

Proceeds from sales of members’ interest	46,117	47,788	1,537,625
Distributions	(4,280)	(4,735)	(164,681)
Sale distribution	-	-	(128,537)
Distribution to manager	-	-	(35,434)
Net income (loss)	(1,534)	(3,576)	20,432
Balance at December 31, 2022	$40,303	$39,477	$1,303,447

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

	Landa App LLC		Landa Series 115 Sardis Street
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$-	$-	$(1,522)	$(3,200)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	-	-	3,968	3,967
Amortization of debt discount	-	-	-	1,324
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	-	-
Accounts receivable	-	-	(851)	-
Due from related party	-	-	(2,255)	1,553
Due to related party	-	-	(463)	463
Other liabilities	-	-	(1,564)	1,053
Security deposit	-	-	-	-
Net cash provided by (used in) operating activities	-	-	(2,687)	5,160

Cash flows from investing activities:
Purchase of real estate investments	-	-	-	(2,514)
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	(2,514)

Cash flows from financing activities:
Shareholder Proceeds	-	-	-	-
Shareholder Dividends	-	-	-	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	-	-	-	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	-	-	-	-

Net increase (decrease) in cash	-	-	(2,687)	2,646

Cash and restricted cash at beginning of year	-	-	3,270	624

Cash and restricted cash at end of year	$-	$-	$583	$3,270

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 1394 Oakview Circle		Landa Series 1701 Summerwoods Lane (1)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,656	$2,200	$53,340	$1,880
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	2,224	2,223	930	2,790
Amortization of debt discount	-	410	-	331
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	(70,269)	-
Changes in assets and liabilities:
Escrow	-	-	-	-
Accounts receivable	(367)	-	-	-
Due from related party	3,745	(5,130)	(4,819)	(6,551)
Due to related party	-	-	-	(474)
Other liabilities	(1,960)	2,429	14,611	2,534
Security deposit	275		(950)	-
Net cash provided by (used in) operating activities	5,573	2,132	(7,157)	510

Cash flows from investing activities:
Purchase of real estate investments	-	(778)	-	(629)
Proceeds from sale of real estate investments	-	-	159,000	-
Net cash provided by (used in) investing activities	-	(778)	159,000	(629)

Cash flows from financing activities:
Shareholder Proceeds	-	36,517	43	35,224
Shareholder Dividends	(4,687)	(1,716)	(91,916)	(1,531)
Repayment of promissory note - related party	(44,015)	-	(95,491)	-
Repayment of note - related party	-	(36,073)	-	-
Proceeds from mortgages	44,015	-	52,703	-
Repayment of mortgages	-	-	(52,703)	-
Net cash provided by (used in) financing activities	(4,687)	(1,272)	(187,364)	33,693

Net increase (decrease) in cash	886	82	(35,521)	33,574

Cash and restricted cash at beginning of year	3,148	3,066	38,376	4,802

Cash and restricted cash at end of year	$4,034	$3,148	$2,855	$38,376

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$1,761	$-	$2,108	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 1741 Park Lane (1)		Landa Series 209 Timber Wolf Trail
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$54,345	$(1,427)	$(2,064)	$1,021
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	1,264	3,793	3,438	3,437
Amortization of debt discount	-	923	-	559
Bad debt expense	-	-	-	-
Gain on sale of real estate	(72,481)	-	-	-
Changes in assets and liabilities:
Escrow	-	-	-	-
Accounts receivable	-	-	775	(775.00)
Due from related party	(7,011)	(1,971)	6,586	(5,599)
Due to related party	-	-	-	-
Other liabilities	15,466	1,829	(1,712)	1,829
Security deposit	-	-
Net cash provided by (used in) operating activities	(8,417)	3,147	7,023	472

Cash flows from investing activities:
Purchase of real estate investments	-	(1,752)	-	(1,061)
Proceeds from sale of real estate investments	180,000	-	-	-
Net cash provided by (used in) investing activities	180,000	(1,752)	-	(1,061)

Cash flows from financing activities:
Shareholder Proceeds	-	18,302	-	-
Shareholder Dividends	(74,595)	(252)	-	-
Repayment of promissory note - related party	(64,359)	-	-	-
Repayment of note - related party	(52,215)	-	(69,042)	-
Proceeds from mortgages	64,359	-	61,750	-
Repayment of mortgages	(64,359)	-	-	-
Net cash provided by (used in) financing activities	(191,169)	18,050	(7,292)	-

Net increase (decrease) in cash	(19,586)	19,445	(269)	(589)

Cash and restricted cash at beginning of year	21,582	2,137	3,148	3,737

Cash and restricted cash at end of year	$1,996	$21,582	$2,879	$3,148

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$2,659	$-	$2,470	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$3,338	$(4,067)	$(2,522)	$2,258
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	3,050	3,050	3,782	3,782
Amortization of debt discount	-	198	-	837
Bad debt expense	-	1,997	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(33)	-
Accounts receivable	-	(247)	-	-
Due from related party	-	-	4,282	(4,282)
Due to related party	5,534	1,654	8,928	(7,412)
Other liabilities	(999)	1,443	(8,277)	8,824
Security deposit	-	-	(950)	-
Net cash provided by (used in) operating activities	10,923	4,028	5,210	4,007

Cash flows from investing activities:
Purchase of real estate investments	-	(375)	-	(1,588)
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	-	(375)	-	(1,588)

Cash flows from financing activities:
Shareholder Proceeds	-	-	-	-
Shareholder Dividends	-	-	-	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	(87,260)	-	(71,252)	-
Proceeds from mortgages	76,700	-	62,400	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	(10,560)	-	(8,852)	-

Net increase (decrease) in cash	363	3,653	(3,642)	2,419

Cash and restricted cash at beginning of year	3,723	70	3,649	1,230

Cash and restricted cash at end of year	$4,086	$3,723	$7	$3,649

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,068	$-	$3,380	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 29 Holly Grove Road		Landa Series 1703 Summer woods Lane (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,253)	$(581)	$(490)	$-
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	3,074	3,073	3,535	-
Amortization of debt discount	-	346	-	-
Bad debt expense	-		-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(123)	-
Accounts receivable	-	-	-	-
Due from related party	3,762	(3,329)	(629)	-
Due to related party	1,813	-	-	-
Other liabilities	(1,882)	1,384	1,532	-
Security deposit	-	-	950
Net cash provided by (used in) operating activities	4,514	893	4,775	-

Cash flows from investing activities:
Purchase of real estate investments	-	(658)	(111,604)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	-	(658)	(111,604)	-

Cash flows from financing activities:
Shareholder Proceeds	-	-	35,772	-
Shareholder Dividends	-	-	(3,032)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	(91,216)	-	-	-
Proceeds from mortgages	84,500	-	77,925	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	(6,716)	-	110,665	-

Net increase (decrease) in cash	(2,202)	235	3,836	-

Cash and restricted cash at beginning of year	3,001	2,766	-	-

Cash and restricted cash at end of year	$799	$3,001	$3,836	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,380	$-	$3,117	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 1712 Summerwoods Lane (2)		Landa Series 1743 Summerwoods Lane (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(581)	$-	$1,469	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,535	-	3,535	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(133)	-	(117)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	2,713	-	550	-
Other liabilities	-	-	680	-
Security deposit	875	-	1,225
Net cash provided by (used in) operating activities	6,409	-	7,342	-

Cash flows from investing activities:
Purchase of real estate investments	(111,604)	-	(111,604)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(111,604)	-	(111,604)	-

Cash flows from financing activities:
Shareholder Proceeds	45,778	-	35,772	-
Shareholder Dividends	(2,990)	-	(3,925)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	67,535	-	77,925	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	110,323	-	109,772	-

Net increase (decrease) in cash	5,128	-	5,510	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$5,128	$-	$5,510	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$2,701	$-	$3,117	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 1750 Summerwoods Lane (2)		Landa Series 4267 High Park Lane (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,089	$-	$(3,097)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,535	-	4,721	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(253)	-	-	-
Accounts receivable	-	-	(4,830)	-
Due from related party	(223)	-	-	-
Due to related party	-	-	3,683	-
Other liabilities	566	-	700	-
Security deposit	-	-	975
Net cash provided by (used in) operating activities	4,714	-	2,152	-

Cash flows from investing activities:
Purchase of real estate investments	(111,604)	-	(149,075)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(111,604)	-	(149,075)	-

Cash flows from financing activities:
Shareholder Proceeds	35,772	-	45,907	-
Shareholder Dividends	(3,247)	-	(2,149)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	77,925	-	104,250	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	110,450	-	148,008	-

Net increase (decrease) in cash	3,560	-	1,085	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$3,560	$-	$1,085	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,117	$-	$4,170	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 4474 Highwood Park Drive (2)		Landa Series 8569 Creekwood Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(11,823)	$-	$(657)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,248	-	2,591	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(252)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	6,268	-	9,042	-
Other liabilities	858	-	81	-
Security deposit	1,000	-	500	-
Net cash provided by (used in) operating activities	551	-	11,305	-

Cash flows from investing activities:
Purchase of real estate investments	(134,130)	-	(81,820)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(134,130)	-	(81,820)	-

Cash flows from financing activities:
Shareholder Proceeds	42,898	-	33,951	-
Shareholder Dividends	(1,703)	-	(3,035)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	93,750	-	49,400	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	134,945	-	80,316	-

Net increase (decrease) in cash	1,366	-	9,801	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$1,366	$-	$9,801	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,750	$-	$1,976	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 9439 Lakeview Road (2)		Landa Series 10167 Port Royal Court (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,748)	$-	$509	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,631	-	3,438	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(624)	-	-	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	5,723	-	325	-
Other liabilities	-	-	465	-
Security deposit	1,050	-	915	-
Net cash provided by (used in) operating activities	9,032	-	5,652	-

Cash flows from investing activities:
Purchase of real estate investments	(177,792)	-	(108,564)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(177,792)	-	(108,564)	-

Cash flows from financing activities:
Shareholder Proceeds	53,589	-	28,100	-
Shareholder Dividends	(2,936)	-	(4,546)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	124,425	-	82,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	175,078	-	106,054	-

Net increase (decrease) in cash	6,318	-	3,142	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$6,318	$-	$3,142	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$4,977	$-	$3,300	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 1246 Elgin Way (2)		Landa Series 1910 Grove Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(417)	$-	$(11,014)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,151	-	3,251	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(66)	-
Accounts receivable	-	-	(1,523)	-
Due from related party	(305)	-	-	-
Due to related party	-	-	19,770	-
Other liabilities	85	-	1,062	-
Security deposit	1,150	-	1,523	-
Net cash provided by (used in) operating activities	4,664	-	13,003	-

Cash flows from investing activities:
Purchase of real estate investments	(131,074)	-	(102,638)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(131,074)	-	(102,638)	-

Cash flows from financing activities:
Shareholder Proceeds	38,191	-	22,056	-
Shareholder Dividends	(3,907)	-	(4,873)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	95,250	-	82,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	129,534	-	99,683	-

Net increase (decrease) in cash	3,124	-	10,048	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$3,124	$-	$10,048	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,810	$-	$3,300	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 593 Country Lane Drive (2)		Landa Series 6436 Stone Terrace (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,574	$-	$716	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,980	-	1,875	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(603)	-
Accounts receivable	-	-	-	-
Due from related party	(249)	-	-	-
Due to related party	-	-	974	-
Other liabilities	636	-	526	-
Security deposit	971	-	1,000	-
Net cash provided by (used in) operating activities	5,912	-	4,488	-

Cash flows from investing activities:
Purchase of real estate investments	(94,079)	-	(59,371)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(94,079)	-	(59,371)	-

Cash flows from financing activities:
Shareholder Proceeds	24,592	-	15,479	-
Shareholder Dividends	(4,176)	-	(3,587)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	71,250	-	45,000	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	91,666	-	56,892	-

Net increase (decrease) in cash	3,499	-	2,009	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$3,499	$-	$2,009	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$2,850	$-	$1,800	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 6440 Woodstone Terrace (2)		Landa Series 6848 Sandy Creek Drive (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(16,588)	$-	$1,741	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,007	-	2,678	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	-	-
Accounts receivable	-	-	-	-
Due from related party	-	-	(109)	-
Due to related party	17,916	-	-	-
Other liabilities	-	-	1,597	-
Security deposit	27	-	975	-
Net cash provided by (used in) operating activities	3,362	-	6,882	-

Cash flows from investing activities:
Purchase of real estate investments	(63,557)	-	(84,780)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(63,557)	-	(84,780)	-

Cash flows from financing activities:
Shareholder Proceeds	18,243	-	21,867	-
Shareholder Dividends	(3,369)	-	(6,269)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	46,500	-	64,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	61,374	-	80,098	-

Net increase (decrease) in cash	1,179	-	2,220	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$1,179	$-	$2,200	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$1,860	$-	$2,580	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 687 Utoy Court (2)		Landa Series 729 Winter Lane (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,943)	$-	$(11,058)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,578	-	3,526	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(210)	-	(102)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	4,175	-	18,613	-
Other liabilities	-	-	255	-
Security deposit	1,157	-	500	-
Net cash provided by (used in) operating activities	5,757	-	11,734	-

Cash flows from investing activities:
Purchase of real estate investments	(113,297)	-	(111,627)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(113,297)	-	(111,627)	-

Cash flows from financing activities:
Shareholder Proceeds	32,852	-	31,217	-
Shareholder Dividends	(3,599)	-	(3,777)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	82,500	-	82,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	111,753	-	109,940	-

Net increase (decrease) in cash	4,213	-	10,047	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$4,213	$-	$10,047	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,300	$-	$3,300	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 7349 Exeter Court (2)		Landa Series 8645 Embrey Drive (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,705	$-	$322	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,430	-	3,686	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	(54)	-
Accounts receivable	-	-	-	-
Due from related party	(236)	-	(34)	-
Due to related party	-	-	-	-
Other liabilities	1,125	-	174	-
Security deposit	1,000	-	1,050	-
Net cash provided by (used in) operating activities	7,024	-	5,144	-

Cash flows from investing activities:
Purchase of real estate investments	(108,601)	-	(116,705)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(108,601)	-	(116,705)	-

Cash flows from financing activities:
Shareholder Proceeds	39,117	-	34,145	-
Shareholder Dividends	(5,284)	-	(5,277)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	71,500	-	84,750	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	105,333	-	113,618	-

Net increase (decrease) in cash	3,756	-	2,057	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$3,756	$-	$2,057	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$2,860	$-	$3,390	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8780 Churchill Place (2)		Landa Series 8796 Parliament Place (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,016)	$-	$1,873	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,109	-	3,405	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	-	-	-	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	833	-	1,522	-
Other liabilities	483	-	1,123	-
Security deposit	1,200	-	975	-
Net cash provided by (used in) operating activities	4,609	-	8,898	-

Cash flows from investing activities:
Purchase of real estate investments	(130,114)	-	(107,817)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(130,114)	-	(107,817)	-

Cash flows from financing activities:
Shareholder Proceeds	38,057	-	31,074	-
Shareholder Dividends	(4,378)	-	(5,289)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	94,500	-	78,750	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	128,179	-	104,535	-

Net increase (decrease) in cash	2,674	-	5,616	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$2,674	$-	$5,616	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,780	$-	$3,150	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8641 Ashley Way (2)		Landa Series 8651 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(209)	$-	$(4,761)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,415	-	3,691	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(238)	-	(233)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	50	-	6,160	-
Other liabilities	162	-	54	-
Security deposit	900	-	800	-
Net cash provided by (used in) operating activities	5,080	-	5,711	-

Cash flows from investing activities:
Purchase of real estate investments	(139,774)	-	(116,872)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(139,774)	-	(116,872)	-

Cash flows from financing activities:
Shareholder Proceeds	49,950	-	41,901	-
Shareholder Dividends	(4,410)	-	(5,041)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	96,357	-	80,424	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	141,897	-	117,284	-

Net increase (decrease) in cash	7,203	-	6,123	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$7,203	$-	$6,123	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,854	$-	$3,217	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8652 Ashley Way (2)		Landa Series 8653 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(7,218)	$-	$1,181	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,105	-	3,657	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(217)	-	(237)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	(4,609)	-
Due to related party	8,576	-	-	-
Other liabilities	402	-	4,844	-
Security deposit	2,200	-	700	-
Net cash provided by (used in) operating activities	7,848	-	5,536	-

Cash flows from investing activities:
Purchase of real estate investments	(129,960)	-	(115,782)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(129,960)	-	(115,782)	-

Cash flows from financing activities:
Shareholder Proceeds	56,553	-	52,933	-
Shareholder Dividends	(5,295)	-	(5,522)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	76,700	-	68,250	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	127,958	-	115,661	-

Net increase (decrease) in cash	5,846	-	5,415	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$5,846	$-	$5,415	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,068	$-	$2,730	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8654 Ashley Way (2)		Landa Series 8655 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(161)	$-	$(5,553)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,105	-	3,818	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(222)	-	(244)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	446	-	7,388	-
Other liabilities	-	-	-	-
Security deposit	1,350	-	-	-
Net cash provided by (used in) operating activities	5,518	-	5,409	-

Cash flows from investing activities:
Purchase of real estate investments	(129,959)	-	(121,234)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(129,959)	-	(121,234)	-

Cash flows from financing activities:
Shareholder Proceeds	46,370	-	59,678	-
Shareholder Dividends	(5,071)	-	(4,704)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	89,529	-	71,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	130,828	-	126,474	-

Net increase (decrease) in cash	6,387	-	10,649	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$6,387	$-	$10,649	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,581	$-	$2,860	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8659 Ashley Way (2)		Landa Series 8662 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(1,559)	$-	$183	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,368	-	4,231	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(266)	-	(227)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	5,313	-	1,843	-
Other liabilities	344	-	61	-
Security deposit	2,125	-	925	-
Net cash provided by (used in) operating activities	10,325	-	7,016	-

Cash flows from investing activities:
Purchase of real estate investments	(138,683)	-	(134,321)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(138,683)	-	(134,321)	-

Cash flows from financing activities:
Shareholder Proceeds	62,812	-	55,032	-
Shareholder Dividends	(5,893)	-	(4,270)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	81,900	-	84,500	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	138,819	-	135,262	-

Net increase (decrease) in cash	10,461	-	7,957	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$10,461	$-	$7,957	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,276	$-	$3,380	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8668 Ashley Way (2)		Landa Series 8670 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$266	$-	$(1,074)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,540	-	4,780	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(223)	-	(202)	-
Accounts receivable	-	-	-	-
Due from related party	(1,032)	-	(5,325)	-
Due to related party	-	-	-	-
Other liabilities	89	-	344	-
Security deposit	1,000	-	975	-
Net cash provided by (used in) operating activities	4,640	-	(502)	-

Cash flows from investing activities:
Purchase of real estate investments	(144,137)	-	(151,771)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(144,137)	-	(151,771)	-

Cash flows from financing activities:
Shareholder Proceeds	58,180	-	64,620	-
Shareholder Dividends	(4,498)	-	(3,883)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	99,392	-	94,250	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	153,074	-	154,987	-

Net increase (decrease) in cash	13,577	-	2,714	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$13,577	$-	$2,714	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,976	$-	$3,770	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8674 Ashley Way (2)		Landa Series 8675 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,065)	$-	$(5,030)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,059	-	3,990	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(192)	-	(237)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	1,608	-	3,803	-
Other liabilities	-	-	244	-
Security deposit	1,300	-	1,100	-
Net cash provided by (used in) operating activities	3,710	-	3,870	-

Cash flows from investing activities:
Purchase of real estate investments	(128,869)	-	(126,687)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(128,869)	-	(126,687)	-

Cash flows from financing activities:
Shareholder Proceeds	47,137	-	43,804	-
Shareholder Dividends	(5,403)	-	(4,567)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	87,750	-	87,253	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	129,484	-	126,490	-

Net increase (decrease) in cash	4,325	-	3,673	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$4,325	$-	$3,673	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,510	$-	$3,483	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8677 Ashley Way (2)		Landa Series 8678 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$1,316	$-	$(658)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,750	-	5,055	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(241)	-	(246)	-
Accounts receivable	-	-	-	-
Due from related party	-	-	-	-
Due to related party	1,582	-	1,417	-
Other liabilities	438	-	-	-
Security deposit	1,050	-	900	-
Net cash provided by (used in) operating activities	7,895	-	6,468	-

Cash flows from investing activities:
Purchase of real estate investments	(119,053)	-	(160,496)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(119,053)	-	(160,496)	-

Cash flows from financing activities:
Shareholder Proceeds	42,566	-	57,712	-
Shareholder Dividends	(5,511)	-	(3,023)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	81,942	-	104,000	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	118,997	-	158,689	-

Net increase (decrease) in cash	7,839	-	4,661	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$7,839	$-	$4,661	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,278	$-	$4,160	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Landa Series 8679 Ashley Way (2)		Landa Series 8683 Ashley Way (2)
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(1,534)	$-	$(3,576)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,059	-	3,715	-
Amortization of debt discount	-	-	-	-
Bad debt expense	-	-	-	-
Gain on sale of real estate	-	-	-	-
Changes in assets and liabilities:
Escrow	(159)	-	(219)	-
Accounts receivable	-	-	-	-
Due from related party	(451)	-	-	-
Due to related party	-	-	401	-
Other liabilities	64	-	546	-
Security deposit	925	-	925
Net cash provided by (used in) operating activities	2,904	-	1,792	-

Cash flows from investing activities:
Purchase of real estate investments	(128,869)	-	(117,962)	-
Proceeds from sale of real estate investments	-	-	-	-
Net cash provided by (used in) investing activities	(128,869)	-	(117,962)	-

Cash flows from financing activities:
Shareholder Proceeds	46,117	-	47,788	-
Shareholder Dividends	(4,280)	-	(4,735)	-
Repayment of promissory note - related party	-	-	-	-
Repayment of note - related party	-	-	-	-
Proceeds from mortgages	88,770	-	81,183	-
Repayment of mortgages	-	-	-	-
Net cash provided by (used in) financing activities	130,607	-	124,236	-

Net increase (decrease) in cash	4,642	-	8,066	-

Cash and restricted cash at beginning of year	-	-	-	-

Cash and restricted cash at end of year	$4,642	$-	$8,066	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$3,551	$-	$3,247	$-

See accompanying notes, which are an integral part of these combining financial statements.

LANDA APP LLC

LANDA APP LLC SERIES GROUP (SERIES)

COMBINING STATEMENTS OF CASH FLOWS

(CONTINUED)

	Total Combined Cash Flow
	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$20,432	$(1,916)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	161,513	26,115
Amortization of debt discount	-	4,928
Bad debt expense	-	1,997
Gain on sale of real estate	(142,750)	-
Changes in assets and liabilities:
Escrow	(6,173)	-
Accounts receivable	(6,796)	(1,022)
Due from related party	(8,912)	(25,309)
Due to related party	146,506	(5,769)
Other liabilities	33,223	21,325
Security deposit	34,568	-
Net cash provided by (used in) operating activities	231,611	20,349

Cash flows from investing activities:
Purchase of real estate investments	(4,425,886)	(9,355)
Proceeds from sale of real estate investments	339,000	-
Net cash provided by (used in) investing activities	(4,086,886)	(9,355)

Cash flows from financing activities:
Shareholder Proceeds	1,537,625	90,043
Shareholder Dividends	(328,652)	(3,499)
Repayment of promissory note - related party	(203,865)	-
Repayment of note - related party	(370,985)	(36,073)
Proceeds from mortgages	3,475,262	-
Repayment of mortgages	(117,062)	-
Net cash provided by (used in) financing activities	3,992,323	50,471

Net increase (decrease) in cash	137,048	61,465

Cash and restricted cash at beginning of year	79,897	18,432

Cash and restricted cash at end of year	$216,945	$79,897

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$139,972	$-

See accompanying notes, which are an integral part of these combining financial statements.

(1)	Activity shown through April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods Lane, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224.

(2)	The series were qualified and commenced operations on January 9, 2022.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION, NATURE OF ACTIVITIES AND GOING CONCERN

Landa App LLC (“we,” “us,” “our,” or the “Company”) is currently a Delaware series limited liability company organized on November 25, 2019. On April 30, 2020, the Company changed its name from Landa Properties A LLC. The Company is a wholly owned subsidiary of Landa Holdings, Inc. and currently operates under an operating agreement with Landa Holdings, Inc. (the “Manager”). The Manager serves as the asset manager for the real estate properties owned by the Company and each underlying Series (as defined below).

The Company was formed to engage in the business of acquiring, managing and renting residential properties (each a “Property,” and collectively, the “Properties”). The Company has created, and it is expected that the Company will continue to create, separate series of interests registered under the Company (each a “Series,” and collectively, the “Series”), that each Property will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interest, or shares, in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to treat each Series as a separate entity for U.S. federal income tax purposes and will elect to be treated as a corporation. The Company and each Series grouped together, (the “Landa App Series Group”) are herein, referred to as (the “Combined Group”).

On May 19, 2020, the Company filed Certificates of Registered Series Limited Liability Company with the Secretary of State of the State of Delaware to register each of the Series.

On July 10, 2020, the initial set of properties were acquired from a related party by each of the respective Series. The acquisitions were accounted for as a commonly controlled transaction and recorded, accordingly at their carryover basis.

The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. Once the Company commences its planned principal operations which will occur after qualification, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Each Series has commenced its planned operations. However, each Series is dependent upon additional capital resources from its planned offering. Each Series is subject to significant risks and uncertainties, including failing to secure funding to commence the Series’ planned operations or failing to profitably operate the business.

As a result, the accompanying financial statements for the Combined Group have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Going Concern

The Combined Group’s ability to continue as a going concern for the next twelve (12) months is dependent upon, among other things, the ability to successfully implement the business model, raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Combined Group will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Combined Group to continue as a going concern for the next twelve (12) months from the date the financial statements are issued.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Combined Group be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Accounts receivables and Allowances for bad debts

Accounts receivable balances represent short term rental receivables. As of December 31, 2022 and 2021 the Series had $7,575 and $775 in short term accounts receivables respectively.

The company assesses the likely of collecting all outstanding receivables and if it is determined that the receivable balance is uncollectable the Company will write off the unpaid balance to bad debt expense. As of December 31, 2022 and December 31, 2021 the Series had $0 for allowance for bad debt. The series had $0 and $1,997 in bad debt expense respectively.

Basis of Presentation

The combined financial statements of Landa App LLC and each of the Series are being presented on a combined basis, in accordance with U.S. GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as manager to the Company and each Series.

The combined financial statements include the forty-five (45) single-family homes located in the Atlanta metropolitan area in the state of Georgia. Each Property was acquired by each respective Series, as set forth in the table below:

Series Name	Series Inception Date	Acquisition Date
Landa Series 115 Sardis Street	May 19, 2020	July 10, 2020
Landa Series 1394 Oakview Circle	May 19, 2020	July 10, 2020
Landa Series 1701 Summerwoods Lane	May 19, 2020	July 10, 2020
Landa Series 1741 Park Lane	May 19, 2020	July 10, 2020
Landa Series 209 Timber Wolf Trail	May 19, 2020	July 10, 2020
Landa Series 2505 Oak Circle	May 19, 2020	July 10, 2020
Landa Series 271 Timber Wolf Trail	May 19, 2020	July 10, 2020
Landa Series 29 Holly Grove Road	May 19, 2020	July 10, 2020
Landa Series 1703 Summerwoods Lane	January 9, 2022	January 12, 2022
Landa Series 1712 Summerwoods Lane	January 9, 2022	January 12, 2022
Landa Series 1743 Summerwoods Lane	January 9, 2022	January 12, 2022
Landa Series 1750 Summerwoods Lane	January 9, 2022	January 12, 2022
Landa Series 4267 High Park Lane	January 9, 2022	January 12, 2022
Landa Series 4474 Highwood Park Drive	January 9, 2022	January 12, 2022
Landa Series 8569 Creekwood Way	January 9, 2022	January 12, 2022
Landa Series 9439 Lakeview Road	January 9, 2022	January 12, 2022
Landa Series 10167 Port Royal Court	January 9, 2022	January 12, 2022
Landa Series 1246 Elgin Way	January 9, 2022	January 12, 2022
Landa Series 1910 Grove Way	January 9, 2022	January 12, 2022
Landa Series 593 Country Lane Drive	January 9, 2022	January 12, 2022
Landa Series 6436 Stone Terrace	January 9, 2022	January 13, 2022
Landa Series 6440 Woodstone Terrace	January 9, 2022	January 13, 2022
Landa Series 6848 Sandy Creek Drive	January 9, 2022	January 13, 2022
Landa Series 687 Utoy Court	January 9, 2022	January 13, 2022
Landa Series 729 Winter Lane	January 9, 2022	January 13, 2022
Landa Series 7349 Exeter Court	January 9, 2022	January 13, 2022
Landa Series 8645 Embrey Drive	January 9, 2022	January 13, 2022
Landa Series 8780 Churchill Place	January 9, 2022	January 14, 2022
Landa Series 8796 Parliament Place	January 9, 2022	January 13, 2022
Landa Series 8641 Ashley Way	January 9, 2022	January 13, 2022
Landa Series 8651 Ashley Way	January 9, 2022	January 13, 2022
Landa Series 8652 Ashley Way	January 9, 2022	January 13, 2022
Landa Series 8653 Ashley Way	January 9, 2022	January 13, 2022
Landa Series 8654 Ashley Way	January 9, 2022	January 13, 2022
Landa Series 8655 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8659 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8662 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8668 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8670 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8674 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8675 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8677 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8678 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8679 Ashley Way	January 9, 2022	January 14, 2022
Landa Series 8683 Ashley Way	January 9, 2022	January 14, 2022

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties with development of new technology including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Use of Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, useful life of assets and depreciation expenses.

Cash

As of December 31, 2022 and 2021, the Company itself had no cash or cash equivalents on hand. On a total combined basis, as of December 31, 2022, the Series, had $177,654  on hand, as compared to $79,897 on hand as of December 31, 2021.

The FDIC provides insurance coverage up to $250,000 per depositor, per account ownership category.

As a matter of performing its duties, the Manager, at times, will collect and hold cash on behalf of the property.

The following table summarizes the cash by Series:

Series	As of December 31, 2022	As of December 31, 2021
Landa Series 115 Sardis Street	$583	$3,270
Landa Series 1394 Oakview Circle	3,259	3,148
Landa Series 1701 Summerwoods Lane	1,930	38,376
Landa Series 1741 Park Lane	1,996	21,582
Landa Series 209 Timber Wolf Trail	2,379	3,148
Landa Series 2505 Oak Circle	2,836	3,723
Landa Series 271 Timber Wolf Trail	7	3,649
Landa Series 29 Holly Grove Road	199	3,001
Landa Series 1703 Summerwoods Lane	2,886	-
Landa Series 1712 Summerwoods Lane	4,253	-
Landa Series 1743 Summerwoods Lane	4,285	-
Landa Series 1750 Summerwoods Lane	3,560	-
Landa Series 4267 High Park Lane	110	-
Landa Series 4474 Highwood Park Drive	366	-
Landa Series 8569 Creekwood Way	9,301	-
Landa Series 9439 Lakeview Road	5,268	-
Landa Series 10167 Port Royal Court	2,227	-
Landa Series 1246 Elgin Way	1,974	-
Landa Series 1910 Grove Way	8,525	-
Landa Series 593 Country Lane Drive	2,528	-
Landa Series 6436 Stone Terrace	1,009	-
Landa Series 6440 Woodstone Terrace	1,179	-
Landa Series 6848 Sandy Creek Drive	1,225	-
Landa Series 687 Utoy Court	3,056	-
Landa Series 729 Winter Lane	9,547	-
Landa Series 7349 Exeter Court	2,756	-
Landa Series 8645 Embrey Drive	1,007	-
Landa Series 8780 Churchill Place	1,474	-
Landa Series 8796 Parliament Place	4,641	-
Landa Series 8641 Ashley Way	6,303	-
Landa Series 8651 Ashley Way	5,323	-
Landa Series 8652 Ashley Way	3,646	-
Landa Series 8653 Ashley Way	4,715	-
Landa Series 8654 Ashley Way	5,037	-
Landa Series 8655 Ashley Way	10,649	-
Landa Series 8659 Ashley Way	8,336	-
Landa Series 8662 Ashley Way	7,032	-
Landa Series 8668 Ashley Way	12,577	-
Landa Series 8670 Ashley Way	1,739	-
Landa Series 8674 Ashley Way	3,025	-
Landa Series 8675 Ashley Way	2,573	-
Landa Series 8677 Ashley Way	6,789	-
Landa Series 8678 Ashley Way	3,761	-
Landa Series 8679 Ashley Way	3,717	-
Landa Series 8683 Ashley Way	7,141	-
Total Cash	$176,729	$79,897

On a total combined basis, as of December 31, 2022, the Series, had $39,291 of restricted cash, as compared to $0 on hand as of December 31, 2021.

The following table summarizes the restricted cash by Series:

Series	As of December 31, 2022	As of December 31, 2021
Landa Series 115 Sardis Street	$-	$-
Landa Series 1394 Oakview Circle	775	-
Landa Series 1701 Summerwoods Lane	925	-
Landa Series 1741 Park Lane	-	-
Landa Series 209 Timber Wolf Trail	500	-
Landa Series 2505 Oak Circle	1,250	-
Landa Series 271 Timber Wolf Trail	-	-
Landa Series 29 Holly Grove Road	600	-
Landa Series 1703 Summerwoods Lane	950	-
Landa Series 1712 Summerwoods Lane	875	-
Landa Series 1743 Summerwoods Lane	1,225	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	975	-
Landa Series 4474 Highwood Park Drive	1,000	-
Landa Series 8569 Creekwood Way	500	-
Landa Series 9439 Lakeview Road	1,050	-
Landa Series 10167 Port Royal Court	915	-
Landa Series 1246 Elgin Way	1,150	-
Landa Series 1910 Grove Way	1,522	-
Landa Series 593 Country Lane Drive	971	-
Landa Series 6436 Stone Terrace	1,000	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	975	-
Landa Series 687 Utoy Court	1,157	-
Landa Series 729 Winter Lane	500	-
Landa Series 7349 Exeter Court	1,000	-
Landa Series 8645 Embrey Drive	1,050	-
Landa Series 8780 Churchill Place	1,200	-
Landa Series 8796 Parliament Place	975	-
Landa Series 8641 Ashley Way	900	-
Landa Series 8651 Ashley Way	800	-
Landa Series 8652 Ashley Way	2,200	-
Landa Series 8653 Ashley Way	700	-
Landa Series 8654 Ashley Way	1,350	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	2,125	-
Landa Series 8662 Ashley Way	925	-
Landa Series 8668 Ashley Way	1,000	-
Landa Series 8670 Ashley Way	975	-
Landa Series 8674 Ashley Way	1,300	-
Landa Series 8675 Ashley Way	1,100	-
Landa Series 8677 Ashley Way	1,050	-
Landa Series 8678 Ashley Way	900	-
Landa Series 8679 Ashley Way	925	-
Landa Series 8683 Ashley Way	925	-
Total Restricted Cash	$40,216	$-

Revenue

Revenues are generated at the Series level. Rental revenue is generated from annual or month to month leases of the single-family homes. All leases are short term in nature and are less then twelve (12) months in term.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective July 10, 2020.

We determine revenue recognition through the following steps:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Real Estate Property Acquisitions

Upon acquisition from a third-party, we evaluate our acquired single-family residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Upon adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, our purchases of homes are treated as asset acquisitions and are recorded at their purchase price, which is allocated between land, building and improvements, and in-place lease intangibles (when a resident is in place at the acquisition date) based upon their relative fair values at the date of acquisition.

Fair value is determined in accordance with ASC 820, Fair Value Measurements and Disclosures, and is primarily based on unobservable data inputs. In making estimates of fair values for purposes of allocating the purchase price of individually acquired properties subject to an existing lease, the Company utilizes its own market knowledge obtained from historical transactions, its internal construction program and published market data. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

Upon acquisition from a related party, the Company considers this transaction between entities under common control. Under ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests, in this case, the Series, will initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

In July 2020, the initial set of properties were acquired from a related party by each of the respective Series. The acquisitions were accounted for as a commonly controlled transaction and recorded, accordingly at their carryover basis.

Real Estate and Depreciation

Real estate properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years. Accumulated Depreciation for the years ended December 31, 2022 and 2021 was $184,234 and $38,472, respectively.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate and Impairment

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the Series’ single-family residential properties may not be recoverable. To the extent an event or change in circumstance is identified, a residential property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. We use a qualitative approach to determine impairments. No impairments on any property were recorded as of December 31, 2022 and 2021.

Income Taxes

The Company intends to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. The elements of income and expense are included on the tax returns of the entity’s members.

Each individual Series has elected to be treated as a corporation for tax purposes. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Series recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2022 and 2021.

The Series’ determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof.

The Series are subject to incomes taxes for US federal purposes and in the state of Georgia. The Series’ tax years are open for examinations for all periods since inception.

Organization and Offering Costs

The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee and franchise tax in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

3. RECENT ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

4. FAIR VALUE MEASUREMENTS

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1 – Observable inputs, such as quoted prices for identical assets or liabilities in active markets;

Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and

Level 3 – Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

Market approach – Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach – Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models, and excess earnings method.

Cost approach – Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

As of December 31, 2022 and 2021, each of the Series’ significant financial instruments consist of cash and restricted cash, and related party payables.

5. INVESTMENTS IN SINGLE-FAMILY RESIDENTIAL PROPERTIES

The following table sets forth the net carrying amounts associated with each Series’ property by component as of December 31, 2022 and 2021.

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$105,330	$109,298
Landa Series 1394 Oakview Circle	72,931	75,155
Landa Series 1701 Summerwoods Lane	-	89,660
Landa Series 1741 Park Lane	-	108,782
Landa Series 209 Timber Wolf Trail	109,600	113,038
Landa Series 2505 Oak Circle	97,086	100,135
Landa Series 271 Timber Wolf Trail	118,018	121,800
Landa Series 29 Holly Grove Road	91,494	94,568
Landa Series 1703 Summerwoods Lane	108,069	-
Landa Series 1712 Summerwoods Lane	108,069	-
Landa Series 1743 Summerwoods Lane	108,069	-
Landa Series 1750 Summerwoods Lane	108,069	-
Landa Series 4267 High Park Lane	144,354	-
Landa Series 4474 Highwood Park Drive	129,882	-
Landa Series 8569 Creekwood Way	79,229	-
Landa Series 9439 Lakeview Road	172,161	-
Landa Series 10167 Port Royal Court	105,126	-
Landa Series 1246 Elgin Way	126,923	-
Landa Series 1910 Grove Way	99,387	-
Landa Series 593 Country Lane Drive	91,099	-
Landa Series 6436 Stone Terrace	57,496	-
Landa Series 6440 Woodstone Terrace	61,550	-
Landa Series 6848 Sandy Creek Drive	82,102	-
Landa Series 687 Utoy Court	109,719	-
Landa Series 729 Winter Lane	108,101	-
Landa Series 7349 Exeter Court	105,171	-
Landa Series 8645 Embrey Drive	113,019	-
Landa Series 8780 Churchill Place	126,005	-
Landa Series 8796 Parliament Place	104,412	-
Landa Series 8641 Ashley Way	135,359	-
Landa Series 8651 Ashley Way	113,181	-
Landa Series 8652 Ashley Way	125,855	-
Landa Series 8653 Ashley Way	112,125	-
Landa Series 8654 Ashley Way	125,854	-
Landa Series 8655 Ashley Way	117,416	-
Landa Series 8659 Ashley Way	134,315	-
Landa Series 8662 Ashley Way	130,090	-
Landa Series 8668 Ashley Way	139,597	-
Landa Series 8670 Ashley Way	146,991	-
Landa Series 8674 Ashley Way	124,810	-
Landa Series 8675 Ashley Way	122,697	-
Landa Series 8677 Ashley Way	115,303	-
Landa Series 8678 Ashley Way	155,441	-
Landa Series 8679 Ashley Way	124,810	-
Landa Series 8683 Ashley Way	114,247	-
Total Net Carrying Amount	$4,880,562	$812,436

During the years ended December 31, 2022 and 2021, each Series recognized the following in depreciation expense:

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$3,968	$3,967
Landa Series 1394 Oakview Circle	2,224	2,223
Landa Series 1701 Summerwoods Lane	930	2,790
Landa Series 1741 Park Lane	1,264	3,793
Landa Series 209 Timber Wolf Trail	3,438	3,437
Landa Series 2505 Oak Circle	3,050	3,050
Landa Series 271 Timber Wolf Trail	3,782	3,782
Landa Series 29 Holly Grove Road	3,074	3,073
Landa Series 1703 Summerwoods Lane	3,535	-
Landa Series 1712 Summerwoods Lane	3,535	-
Landa Series 1743 Summerwoods Lane	3,535	-
Landa Series 1750 Summerwoods Lane	3,535	-
Landa Series 4267 High Park Lane	4,721	-
Landa Series 4474 Highwood Park Drive	4,248	-
Landa Series 8569 Creekwood Way	2,591	-
Landa Series 9439 Lakeview Road	5,631	-
Landa Series 10167 Port Royal Court	3,438	-
Landa Series 1246 Elgin Way	4,151	-
Landa Series 1910 Grove Way	3,251	-
Landa Series 593 Country Lane Drive	2,980	-
Landa Series 6436 Stone Terrace	1,875	-
Landa Series 6440 Woodstone Terrace	2,007	-
Landa Series 6848 Sandy Creek Drive	2,678	-
Landa Series 687 Utoy Court	3,578	-
Landa Series 729 Winter Lane	3,526	-
Landa Series 7349 Exeter Court	3,430	-
Landa Series 8645 Embrey Drive	3,686	-
Landa Series 8780 Churchill Place	4,109	-
Landa Series 8796 Parliament Place	3,405	-
Landa Series 8641 Ashley Way	4,415	-
Landa Series 8651 Ashley Way	3,691	-
Landa Series 8652 Ashley Way	4,105	-
Landa Series 8653 Ashley Way	3,657	-
Landa Series 8654 Ashley Way	4,105	-
Landa Series 8655 Ashley Way	3,818	-
Landa Series 8659 Ashley Way	4,368	-
Landa Series 8662 Ashley Way	4,231	-
Landa Series 8668 Ashley Way	4,540	-
Landa Series 8670 Ashley Way	4,780	-
Landa Series 8674 Ashley Way	4,059	-
Landa Series 8675 Ashley Way	3,990	-
Landa Series 8677 Ashley Way	3,750	-
Landa Series 8678 Ashley Way	5,055	-
Landa Series 8679 Ashley Way	4,059	-
Landa Series 8683 Ashley Way	3,715	-
Total	$161,513	$26,115

6. MEMBER’S EQUITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

7. RELATED PARTY TRANSACTIONS

Landa Holdings Inc., Manager

Notes Payable

Each Series financed 100% of the costs associated with the acquisition of its property, including an acquisition fee and expenses associated with sourcing its property, with an Acquisition Note issued by such Series to the Manager. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager and has a term of five (5) years. The related-party Acquisition Notes are non-interest-bearing and are an unsecured obligation of the applicable Series.

The following table sets forth the net amounts as of December 31, 2022 and 2021.

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$52,515	$52,515
Landa Series 1394 Oakview Circle	-	-
Landa Series 1701 Summerwoods Lane	-	42,788
Landa Series 1741 Park Lane	-	52,215
Landa Series 209 Timber Wolf Trail	-	53,351
Landa Series 2505 Oak Circle	-	43,742
Landa Series 271 Timber Wolf Trail	-	55,185
Landa Series 29 Holly Grove Road	-	44,727
Landa Series 1703 Summerwoods Lane	-	-
Landa Series 1712 Summerwoods Lane	-	-
Landa Series 1743 Summerwoods Lane	-	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	-	-
Landa Series 4474 Highwood Park Drive	-	-
Landa Series 8569 Creekwood Way	-	-
Landa Series 9439 Lakeview Road	-	-
Landa Series 10167 Port Royal Court	-	-
Landa Series 1246 Elgin Way	-	-
Landa Series 1910 Grove Way	-	-
Landa Series 593 Country Lane Drive	-	-
Landa Series 6436 Stone Terrace	-	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	-	-
Landa Series 687 Utoy Court	-	-
Landa Series 729 Winter Lane	-	-
Landa Series 7349 Exeter Court	-	-
Landa Series 8645 Embrey Drive	-	-
Landa Series 8780 Churchill Place	-	-
Landa Series 8796 Parliament Place	-	-
Landa Series 8641 Ashley Way	-	-
Landa Series 8651 Ashley Way	-	-
Landa Series 8652 Ashley Way	-	-
Landa Series 8653 Ashley Way	-	-
Landa Series 8654 Ashley Way	-	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	-	-
Landa Series 8662 Ashley Way	-	-
Landa Series 8668 Ashley Way	-	-
Landa Series 8670 Ashley Way	-	-
Landa Series 8674 Ashley Way	-	-
Landa Series 8675 Ashley Way	-	-
Landa Series 8677 Ashley Way	-	-
Landa Series 8678 Ashley Way	-	-
Landa Series 8679 Ashley Way	-	-
Landa Series 8683 Ashley Way	-	-
Total Acquisition Notes	$52,515	$344,523

Promissory Notes

Each Series paid down, or otherwise discharged, a portion of the outstanding balance of its Acquisition Note with the proceeds from a related party refinance note issued by such Series to the Manager. Each of these related party refinance notes represented a related-party loan between each respective Series and the Manager. The related party refinance notes bear an interest rate of 4.50% and are an unsecured obligation of the applicable Series. In January 2022, a portion of the related party refinance notes were paid off with the Refinance Notes (see Note 9 below for further detail). The related party refinance notes have a five (5) year term  which requires payment of total principal amount of each mortgage note on the 5th anniversary date of the each mortgage note.

The following table sets forth the net amounts as of December 31, 2022 and 2021.

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$64,789	$64,789
Landa Series 1394 Oakview Circle	-	44,015
Landa Series 1701 Summerwoods Lane	-	52,703
Landa Series 1741 Park Lane	-	64,359
Landa Series 209 Timber Wolf Trail	50,785	66,476
Landa Series 2505 Oak Circle	11,210	54,728
Landa Series 271 Timber Wolf Trail	52,160	68,227
Landa Series 29 Holly Grove Road	9,229	55,718
Landa Series 1703 Summerwoods Lane	-	-
Landa Series 1712 Summerwoods Lane	-	-
Landa Series 1743 Summerwoods Lane	-	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	-	-
Landa Series 4474 Highwood Park Drive	-	-
Landa Series 8569 Creekwood Way	-	-
Landa Series 9439 Lakeview Road	-	-
Landa Series 10167 Port Royal Court	-	-
Landa Series 1246 Elgin Way	-	-
Landa Series 1910 Grove Way	-	-
Landa Series 593 Country Lane Drive	-	-
Landa Series 6436 Stone Terrace	-	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	-	-
Landa Series 687 Utoy Court	-	-
Landa Series 729 Winter Lane	-	-
Landa Series 7349 Exeter Court	-	-
Landa Series 8645 Embrey Drive	-	-
Landa Series 8780 Churchill Place	-	-
Landa Series 8796 Parliament Place	-	-
Landa Series 8641 Ashley Way	-	-
Landa Series 8651 Ashley Way	-	-
Landa Series 8652 Ashley Way	-	-
Landa Series 8653 Ashley Way	-	-
Landa Series 8654 Ashley Way	-	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	-	-
Landa Series 8662 Ashley Way	-	-
Landa Series 8668 Ashley Way	-	-
Landa Series 8670 Ashley Way	-	-
Landa Series 8674 Ashley Way	-	-
Landa Series 8675 Ashley Way	-	-
Landa Series 8677 Ashley Way	-	-
Landa Series 8678 Ashley Way	-	-
Landa Series 8679 Ashley Way	-	-
Landa Series 8683 Ashley Way	-	-
Total Related Party Refinance Notes	$188,173	$471,015

Due to/(from) Related Party Loans

The Manager will provide short term non-interest-bearing loans to the Series to be repaid from operating cash flow. The following table sets forth the net amounts as of December 31, 2022 and 2021.

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$(2,256)	$463
Landa Series 1394 Oakview Circle	(3,706)	(7,451)
Landa Series 1701 Summerwoods Lane	(11,369)	(6,551)
Landa Series 1741 Park Lane	(12,500)	(5,490)
Landa Series 209 Timber Wolf Trail	(1,216)	(7,802)
Landa Series 2505 Oak Circle	14,453	8,919
Landa Series 271 Timber Wolf Trail	8,928	(4,282)
Landa Series 29 Holly Grove Road	1,813	(3,762)
Landa Series 1703 Summerwoods Lane	(630)	-
Landa Series 1712 Summerwoods Lane	2,713	-
Landa Series 1743 Summerwoods Lane	550	-
Landa Series 1750 Summerwoods Lane	(223)	-
Landa Series 4267 High Park Lane	3,683	-
Landa Series 4474 Highwood Park Drive	6,268	-
Landa Series 8569 Creekwood Way	9,042	-
Landa Series 9439 Lakeview Road	5,723	-
Landa Series 10167 Port Royal Court	322	-
Landa Series 1246 Elgin Way	(305)	-
Landa Series 1910 Grove Way	19,770	-
Landa Series 593 Country Lane Drive	(249)	-
Landa Series 6436 Stone Terrace	972	-
Landa Series 6440 Woodstone Terrace	17,916	-
Landa Series 6848 Sandy Creek Drive	(109)	-
Landa Series 687 Utoy Court	4,175	-
Landa Series 729 Winter Lane	18,613	-
Landa Series 7349 Exeter Court	(236)	-
Landa Series 8645 Embrey Drive	(34)	-
Landa Series 8780 Churchill Place	832	-
Landa Series 8796 Parliament Place	1,522	-
Landa Series 8641 Ashley Way	50	-
Landa Series 8651 Ashley Way	6,160	-
Landa Series 8652 Ashley Way	8,576	-
Landa Series 8653 Ashley Way	(4,609)	-
Landa Series 8654 Ashley Way	446	-
Landa Series 8655 Ashley Way	7,388	-
Landa Series 8659 Ashley Way	5,313	-
Landa Series 8662 Ashley Way	1,843	-
Landa Series 8668 Ashley Way	(1,032)	-
Landa Series 8670 Ashley Way	(5,325)	-
Landa Series 8674 Ashley Way	1,539	-
Landa Series 8675 Ashley Way	3,803	-
Landa Series 8677 Ashley Way	1,582	-
Landa Series 8678 Ashley Way	1,417	-
Landa Series 8679 Ashley Way	(451)	-
Landa Series 8683 Ashley Way	401	-
Total Due to/(from) Related Party Loans	$111,563	$(25,956)

8. OTHER LIABILITIES

Other liabilities consist of accruals for provision for income taxes, real estate taxes, interest expenses and repairs and maintenance. Each of the Series’ balance in other liabilities is as follows:

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$-	$1,564
Landa Series 1394 Oakview Circle	986	2,946
Landa Series 1701 Summerwoods Lane	17,780	3,169
Landa Series 1741 Park Lane	18,115	2,649
Landa Series 209 Timber Wolf Trail	1,016	2,453
Landa Series 2505 Oak Circle	374	1,372
Landa Series 271 Timber Wolf Trail	-	8,277
Landa Series 29 Holly Grove Road	147	2,029
Landa Series 1703 Summerwoods Lane	1,532	-
Landa Series 1712 Summerwoods Lane	-	-
Landa Series 1743 Summerwoods Lane	680	-
Landa Series 1750 Summerwoods Lane	566	-
Landa Series 4267 High Park Lane	700	-
Landa Series 4474 Highwood Park Drive	858	-
Landa Series 8569 Creekwood Way	81	-
Landa Series 9439 Lakeview Road	-	-
Landa Series 10167 Port Royal Court	465	-
Landa Series 1246 Elgin Way	85	-
Landa Series 1910 Grove Way	1,062	-
Landa Series 593 Country Lane Drive	636	-
Landa Series 6436 Stone Terrace	526	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	1,597	-
Landa Series 687 Utoy Court	-	-
Landa Series 729 Winter Lane	255	-
Landa Series 7349 Exeter Court	1,125	-
Landa Series 8645 Embrey Drive	174	-
Landa Series 8780 Churchill Place	483	-
Landa Series 8796 Parliament Place	1,123	-
Landa Series 8641 Ashley Way	162	-
Landa Series 8651 Ashley Way	54	-
Landa Series 8652 Ashley Way	402	-
Landa Series 8653 Ashley Way	4,844	-
Landa Series 8654 Ashley Way	-	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	344	-
Landa Series 8662 Ashley Way	61	-
Landa Series 8668 Ashley Way	89	-
Landa Series 8670 Ashley Way	344	-
Landa Series 8674 Ashley Way	-	-
Landa Series 8675 Ashley Way	244	-
Landa Series 8677 Ashley Way	438	-
Landa Series 8678 Ashley Way	-	-
Landa Series 8679 Ashley Way	64	-
Landa Series 8683 Ashley Way	546	-
Total Other Liabilities	$57,958	$24,459

9. REFINANCE NOTES

In January 2022, each of the following Series entered into a commercial promissory note (“Refinance Note”) with Lending One, which bear an interest rate of 4.80%. Each Refinance Note is secured by the Property underlying the respective Series. Each of the Refinance Notes are a five (5) year note  which requires payment of total principal amount of each mortgage note on the 5th anniversary date of the each mortgage note.

The following table sets forth the net amounts as of December 31, 2022 and 2021.

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$-	$-
Landa Series 1394 Oakview Circle	44,015	-
Landa Series 1701 Summerwoods Lane	-	-
Landa Series 1741 Park Lane	-	-
Landa Series 209 Timber Wolf Trail	61,750	-
Landa Series 2505 Oak Circle	76,700	-
Landa Series 271 Timber Wolf Trail	62,400	-
Landa Series 29 Holly Grove Road	84,500	-
Landa Series 1703 Summerwoods Lane	77,925	-
Landa Series 1712 Summerwoods Lane	67,535	-
Landa Series 1743 Summerwoods Lane	77,925	-
Landa Series 1750 Summerwoods Lane	77,925	-
Landa Series 4267 High Park Lane	104,250	-
Landa Series 4474 Highwood Park Drive	93,750	-
Landa Series 8569 Creekwood Way	49,400	-
Landa Series 9439 Lakeview Road	124,425	-
Landa Series 10167 Port Royal Court	82,500	-
Landa Series 1246 Elgin Way	95,250	-
Landa Series 1910 Grove Way	82,500	-
Landa Series 593 Country Lane Drive	71,250	-
Landa Series 6436 Stone Terrace	45,000	-
Landa Series 6440 Woodstone Terrace	46,500	-
Landa Series 6848 Sandy Creek Drive	64,500	-
Landa Series 687 Utoy Court	82,500	-
Landa Series 729 Winter Lane	82,500	-
Landa Series 7349 Exeter Court	71,500	-
Landa Series 8645 Embrey Drive	84,750	-
Landa Series 8780 Churchill Place	94,500	-
Landa Series 8796 Parliament Place	78,750	-
Landa Series 8641 Ashley Way	96,357	-
Landa Series 8651 Ashley Way	80,424	-
Landa Series 8652 Ashley Way	76,700	-
Landa Series 8653 Ashley Way	68,250	-
Landa Series 8654 Ashley Way	89,529	-
Landa Series 8655 Ashley Way	71,500	-
Landa Series 8659 Ashley Way	81,900	-
Landa Series 8662 Ashley Way	84,500	-
Landa Series 8668 Ashley Way	99,392	-
Landa Series 8670 Ashley Way	94,250	-
Landa Series 8674 Ashley Way	87,750	-
Landa Series 8675 Ashley Way	87,253	-
Landa Series 8677 Ashley Way	81,942	-
Landa Series 8678 Ashley Way	104,000	-
Landa Series 8679 Ashley Way	88,770	-
Landa Series 8683 Ashley Way	81,183	-
Total Refinance Note	$3,358,200	$-

10. INCOME TAXES

The components of each provision for income taxes for federal and state income taxes consisted of the following for the years ended December 31, 2022 and 2021:

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$-	$-
Landa Series 1394 Oakview Circle	552	733
Landa Series 1701 Summerwoods Lane	17,780	627
Landa Series 1741 Park Lane	18,115	-
Landa Series 209 Timber Wolf Trail	-	340
Landa Series 2505 Oak Circle	-	-
Landa Series 271 Timber Wolf Trail	-	753
Landa Series 29 Holly Grove Road	-	-
Landa Series 1703 Summerwoods Lane	-	-
Landa Series 1712 Summerwoods Lane	-	-
Landa Series 1743 Summerwoods Lane	490	-
Landa Series 1750 Summerwoods Lane	-	-
Landa Series 4267 High Park Lane	-	-
Landa Series 4474 Highwood Park Drive	-	-
Landa Series 8569 Creekwood Way	-	-
Landa Series 9439 Lakeview Road	-	-
Landa Series 10167 Port Royal Court	170	-
Landa Series 1246 Elgin Way	-	-
Landa Series 1910 Grove Way	-	-
Landa Series 593 Country Lane Drive	525	-
Landa Series 6436 Stone Terrace	239	-
Landa Series 6440 Woodstone Terrace	-	-
Landa Series 6848 Sandy Creek Drive	580	-
Landa Series 687 Utoy Court	-	-
Landa Series 729 Winter Lane	-	-
Landa Series 7349 Exeter Court	568	-
Landa Series 8645 Embrey Drive	107	-
Landa Series 8780 Churchill Place	-	-
Landa Series 8796 Parliament Place	625	-
Landa Series 8641 Ashley Way	-	-
Landa Series 8651 Ashley Way	-	-
Landa Series 8652 Ashley Way	-	-
Landa Series 8653 Ashley Way	394	-
Landa Series 8654 Ashley Way	-	-
Landa Series 8655 Ashley Way	-	-
Landa Series 8659 Ashley Way	-	-
Landa Series 8662 Ashley Way	61	-
Landa Series 8668 Ashley Way	89	-
Landa Series 8670 Ashley Way	-	-
Landa Series 8674 Ashley Way	-	-
Landa Series 8675 Ashley Way	-	-
Landa Series 8677 Ashley Way	439	-
Landa Series 8678 Ashley Way	-	-
Landa Series 8679 Ashley Way	-	-
Landa Series 8683 Ashley Way	-	-
Total Provision for Income Taxes	$40,731	$2,453

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Deferred tax assets were calculated using the Company’s combined effective tax rates, which it estimated to be ranging from 21.0% to 25.0% based on the state of the respective Series and the federal tax rate. The total deferred tax assets as of December 31, 2022 and 2021 are $29,120 and $2,319 on a individual Series basis. Based on the available evidence, management believes that it is more likely than not that its deferred tax assets will not be realized and accordingly, a full valuation allowance is provided for. The effective rate is reduced to approximately 66.59% and 12.50%, on a Series basis, for 2022 and 2021 due to the valuation allowance on its net deferred tax assets. The federal and state provision for income taxes for the years ended December 31, 2022 and 2021 are $40,731 and $2,453, respectively. The Company did not have any permanent tax difference for the years ended December 31, 2022 and 2021.

The components of the provision for income taxes are as follows:

	December 31, 2022	December 31, 2021
Federal	$34,215	$2,061
State	6,516	392
Total provision for income taxes	$40,731	$2,453

Deferred tax assets consist of the following:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carryforwards	$29,120	$2,319

Valuation allowance	(29,120)	(2,319)
Total deferred tax assets, net	$-	$-

A reconciliation of the Company's statutory income tax rate to the Company's effective income tax rate is as follows:

	December 31, 2022	December 31, 2021
Income at US statutory rate	21.00%	21.00%
State taxes, net of federal benefit	4.00%	4.00%
Valuation allowance	41.59%	(12.50)%
Total income taxes	66.59%	12.50%

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of December 31, 2022 and 2021, the Company had combined net operating loss carryforwards available to offset future taxable income in the amount of $116,480 and $9,275, respectively for federal and state purposes. (See Net Operating Loss table below for individual series net operating losses)

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the combined and combining statement of comprehensive income (loss). At January 1, 2021 and 2022, the Company had no unrecognized tax benefits and no charge during 2021 or 2022, and accordingly, the Company did not recognize any interest or penalties during 2021 or 2022 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2022 or 2021

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2022 tax year remains open to examination.

Below is a schedule of the Net Operating Losses per individual series:

Series	December 31, 2022	December 31, 2021
Landa Series 115 Sardis Street	$1,522	$3,200
Landa Series 1394 Oakview Circle	-	-
Landa Series 1701 Summerwoods Lane	-	-
Landa Series 1741 Park Lane	-	1,427
Landa Series 209 Timber Wolf Trail	2,064	-
Landa Series 2505 Oak Circle	-	4,067
Landa Series 271 Timber Wolf Trail	2,522	-
Landa Series 29 Holly Grove Road	2,253	581
Landa Series 1703 Summerwoods Lane	490	-
Landa Series 1712 Summerwoods Lane	581	-
Landa Series 1743 Summerwoods Lane	-	-
Landa Series 1750 Summerwoods Lane	10,289	-
Landa Series 4267 High Park Lane	3,097	-
Landa Series 4474 Highwood Park Drive	11,823	-
Landa Series 8569 Creekwood Way	657	-
Landa Series 9439 Lakeview Road	2,748	-
Landa Series 10167 Port Royal Court	-	-
Landa Series 1246 Elgin Way	417	-
Landa Series 1910 Grove Way	11,014	-
Landa Series 593 Country Lane Drive	-	-
Landa Series 6436 Stone Terrace	-	-
Landa Series 6440 Woodstone Terrace	16,588	-
Landa Series 6848 Sandy Creek Drive	-	-
Landa Series 687 Utoy Court	2,943	-
Landa Series 729 Winter Lane	11,058	-
Landa Series 7349 Exeter Court	-	-
Landa Series 8645 Embrey Drive	-	-
Landa Series 8780 Churchill Place	2,016	-
Landa Series 8796 Parliament Place	-	-
Landa Series 8641 Ashley Way	209	-
Landa Series 8651 Ashley Way	4,761	-
Landa Series 8652 Ashley Way	7,218	-
Landa Series 8653 Ashley Way	-	-
Landa Series 8654 Ashley Way	161	-
Landa Series 8655 Ashley Way	5,553	-
Landa Series 8659 Ashley Way	1,559	-
Landa Series 8662 Ashley Way	-	-
Landa Series 8668 Ashley Way	-	-
Landa Series 8670 Ashley Way	1,074	-
Landa Series 8674 Ashley Way	3,065	-
Landa Series 8675 Ashley Way	5,030	-
Landa Series 8677 Ashley Way	-	-
Landa Series 8678 Ashley Way	658	-
Landa Series 8679 Ashley Way	1,534	-
Landa Series 8683 Ashley Way	3,576	-
Total Series level Net Operating Losses	$116,480	$9,275

11. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

12. SUBSEQUENT EVENTS

On March 28, 2023, the Company commenced the offer and sale of 10,000 membership interests (each a “Share” and collectively, the “Shares”) in one-hundred eighty-one (181) additional Series, for an aggregate total of 1,810,000 Shares, pursuant to a qualified offering statement under Regulation A. As of May 8, 2023 the Company has sold 42,400 shares in the aggregate.

Between March 31, 2023 and April 28, 2023, Landa Properties transferred title to the following Properties to the applicable Series, as set forth in the table below.

Series	Property
Landa App LLC - 10121 Morris Drive SW Covington GA LLC	10121 Morris Drive SW, Covington, GA 30014
Landa App LLC - 10183 Starr Street SW Covington GA LLC	10183 Starr Street SW, Covington, GA 30014
Landa App LLC - 103 Starlake Drive Jackson GA LLC	103 Starlake Drive, Jackson, GA 30260
Landa App LLC - 10433 Candlelight Road Jonesboro GA LLC	10433 Candlelight Road, Jonesboro, GA 30238
Landa App LLC - 110 Shenandoah Drive Covington GA LLC	110 Shenandoah Drive, Covington, GA 30016
Landa App LLC - 111 Fir Drive McDonough GA LLC	111 Fir Drive, McDonough, GA 30253
Landa App LLC - 112 Ridge Street Locust Grove GA LLC	112 Ridge Street, Locust Grove, GA 30248
Landa App LLC - 11322 Michelle Way Hampton GA LLC	11322 Michelle Way, Hampton, GA 30228
Landa App LLC - 1147 Village Way Stone Mountain GA LLC	1147 Village Way, Stone Mountain, GA 30088
Landa App LLC - 1160 Gable Terrace Jonesboro GA LLC	1160 Gable Terrace, Jonesboro, GA 30236
Landa App LLC - 1201 Kilrush Drive Mableton GA LLC	1201 Kilrush Drive, Mableton, GA 30126
Landa App LLC - 124 Libby Lane Jonesboro GA LLC	124 Libby Lane, Jonesboro, GA 30238
Landa App LLC - 1320 Winona Avenue Griffin GA LLC	1320 Winona Avenue, Griffin, GA 30223
Landa App LLC - 137 Southern Shores Road Jackson GA LLC	137 Southern Shores Road, Jackson, GA 30233
Landa App LLC - 138 Sandalwood Circle Lawrenceville GA LLC	138 Sandalwood Circle, Lawrenceville, GA 30046
Landa App LLC - 140 High Ridge Road Covington GA LLC	140 High Ridge Road, Covington, GA 30014
Landa App LLC - 146 Crystal Brook Griffin GA LLC	146 Crystal Brook, Griffin, GA 30223
Landa App LLC - 153 Cliffside Court Riverdale GA LLC	153 Cliffside Court, Riverdale, GA 30274
Landa App LLC - 1666 W Poplar Street Griffin GA LLC	1666 W Poplar Street, Griffin, GA 30224
Landa App LLC - 168 Brookview Drive Riverdale GA LLC	168 Brookview Drive, Riverdale, GA 30274
Landa App LLC - 1689 Viceroy Way Riverdale GA LLC	1689 Viceroy Way, Riverdale, GA 30296
Landa App LLC - 181 Watercress Court Stockbridge GA LLC	181 Watercress Court, Stockbridge, GA 30281
Landa App LLC - 188 Timberline Road Jackson GA LLC	188 Timberline Road, Jackson, GA 30233
Landa App LLC - 189 Shenandoah Drive Riverdale GA LLC	189 Shenandoah Drive, Riverdale, GA 30274
Landa App LLC - 195 Hunters Trace Covington GA LKC	195 Hunters Trace, Covington, GA 30014
Landa App LLC - 196 Montego Circle Riverdale GA LLC	196 Montego Circle, Riverdale, GA 30274
Landa App LLC - 212 Fleeta Drive Covington GA LLC	212 Fleeta Drive, Covington, GA 30016
Landa App LLC - 217 Glenloch Court Stockbridge GA LLC	217 Glenloch Court, Stockbridge, GA 30281
Landa App LLC - 2264 Chestnut Hill Circle Decatur GA LLC	2264 Chestnut Hill Circle, Decatur, GA 30032
Landa App LLC - 25 Pleasant Valley Road McDonough GA LLC	25 Pleasant Valley Road, McDonough, GA 30253
Landa App LLC - 253 Marco Drive Social Circle GA LLC	253 Marco Drive, Social Circle, GA 30025
Landa App LLC - 258 Rocky Point Road Covington GA LLC	258 Rocky Point Road, Covington, GA 30016
Landa App LLC - 268 Brookview Drive Riverdale GA LLC	268 Brookview Drive, Riverdale, GA 30274
Landa App LLC - 270 Mountain Lane Covington GA LLC	270 Mountain Lane, Covington, GA 30016
Landa App LLC - 270 Pleasant Hill Drive Covington GA LLC	270 Pleasant Hill Drive, Covington, GA 30016
Landa App LLC - 2813 Vicksburg Court Decatur GA LLC	2813 Vicksburg Court, Decatur, GA 30034
Landa App LLC - 2933 Coffer Drive Ellenwood GA LLC	2933 Coffer Drive, Ellenwood, GA 30294
Landa App LLC - 30 High Ridge Road Covington GA LLC	30 High Ridge Road, Covington, GA 30014
Landa App LLC - 30 Roosevelt Road Covington GA LLC	30 Roosevelt Road, Covington, GA 30016
Landa App LLC - 3011 Raintree Drive SE Conyers GA LLC	3011 Raintree Drive SE, Conyers, GA 30013
Landa App LLC - 3043 Highway 81 S Covington GA LLC	3043 Highway 81 S, Covington, GA 30016
Landa App LLC - 313 Blue Heron Drive Jonesboro GA LLC	313 Blue Heron Drive, Jonesboro, GA 30236
Landa App LLC - 3202 Chippewa Drive Rex GA LLC	3202 Chippewa Drive, Rex, GA 30273
Landa App LLC - 35 Clay Court Covington GA LLC	35 Clay Court, Covington, GA 30016
Landa App LLC - 350 Cadiz Lane S College Park GA LLC	350 Cadiz Lane S, College Park, GA 30349
Landa App LLC - 351 Wesley Park Drive Jonesboro GA LLC	351 Wesley Park Drive, Jonesboro, GA 30238
Landa App LLC - 43 Darwin Drive Jonesboro GA LLC	43 Darwin Drive, Jonesboro, GA 30238

Series	Property
Landa App LLC - 45 Blue Jay Drive Covington GA LLC	45 Blue Jay Drive, Covington, GA 30016
Landa App LLC - 4702 Saint James Way Decatur GA LLC	4702 Saint James Way, Decatur, GA 30035
Landa App LLC - 4732 Pinedale Drive Forest Park GA LLC	4732 Pinedale Drive, Forest Park, GA 30297
Landa App LLC - 5040 Huntshire Lane Lilburn GA LLC	5040 Huntshire Lane, Lilburn, GA 30047
Landa App LLC - 513 Jarrett Court McDonough GA LLC	513 Jarrett Court, McDonough, GA 30253
Landa App LLC - 5143 Pinecrest Drive SW Covington GA LLC	5143 Pinecrest Drive SW, Covington, GA 30014
Landa App LLC - 540 Cowan Road Covington GA LLC	540 Cowan Road, Covington, GA 30016
Landa App LLC - 565 Mountainview Drive Covington GA LLC	565 Mountainview Drive, Covington, GA 30016
Landa App LLC - 5801 Strathmoor Manor Circle Lithonia GA LLC	5801 Strathmoor Manor Circle, Lithonia, GA 30058
Landa App LLC - 6107 Shadow Glen Court Covington GA LLC	6107 Shadow Glen Court, Covington, GA 30014
Landa App LLC - 6111-6113 Pine Glen Circle SW Covington GA LLC	6111-6113 Pine Glen Circle SW, Covington, GA 30014
Landa App LLC - 615 Barshay Drive Covington GA LLC	615 Barshay Drive, Covington, GA 30016
Landa App LLC - 6168 Wheat Street NE Covington GA LLC	6168 Wheat Street NE, Covington, GA 30014
Landa App LLC - 6178 Green Acres Drive SW Covington GA LLC	6178 Green Acres Drive SW, Covington, GA 30014
Landa App LLC - 643 Sycamore Drive Jonesboro GA LLC	643 Sycamore Drive, Jonesboro, GA 30238
Landa App LLC - 65 Freedom Court Covington GA LLC	65 Freedom Court, Covington, GA 30016
Landa App LLC - 6635 Kimberly Mill Road College Park GA LLC	6635 Kimberly Mill Road, College Park, GA 30349
Landa App LLC - 6653 Bedford Road Rex GA LLC	6653 Bedford Road, Rex, GA 30273
Landa App LLC - 6762 Bent Creek Drive Rex GA LLC	6762 Bent Creek Drive, Rex, GA 30273
Landa App LLC - 709 Georgetown Court Jonesboro GA LLC	709 Georgetown Court, Jonesboro, GA 30236
Landa App LLC - 7107 Geiger Street NW Covington GA LLC	7107 Geiger Street NW Covington GA 30016
Landa App LLC - 750 Georgetown Court Jonesboro GA LLC	750 Georgetown Court, Jonesboro ,GA 30236
Landa App LLC - 752 Chestnut Drive Jackson GA LLC	752 Chestnut Drive, Jackson, GA 30233
Landa App LLC - 773 Villa Way Jonesboro GA LLC	773 Villa Way, Jonesboro, GA 30238
Landa App LLC - 7781 Mountain Creek Way Douglasville GA LLC	7781 Mountain Creek Way, Douglasville, GA 30134
Landa App LLC - 7950 Woodlake Drive Riverdale GA LLC	7950 Woodlake Drive, Riverdale, GA 30274
Landa App LLC - 80 High Ridge Road Covington GA LLC	80 High Ridge Road, Covington, GA 30014
Landa App LLC - 808 Hillandale Lane Lithonia GA LLC	808 Hillandale Lane, Lithonia, GA 30058
Landa App LLC - 8110 Devonshire Drive Jonesboro GA LLC	8110 Devonshire Drive, Jonesboro, GA 30238
Landa App LLC - 8121 Spillers Drive SW Covington GA LLC	8121 Spillers Drive SW, Covington, GA 30014
Landa App LLC - 8233 Creekline Court Riverdale GA LLC	8233 Creekline Court, Riverdale, GA 30274
Landa App LLC - 843 Tramore Drive Stockbridge GA LLC	843 Tramore Drive, Stockbridge, GA 30281
Landa App LLC - 85 Kirkland Court Covington GA LLC	85 Kirkland Court, Covington, GA 30016
Landa App LLC - 85 Thorn Thicket Way Rockmart GA LLC	85 Thorn Thicket Way, Rockmart, GA 30153
Landa App LLC - 8855 Rugby Court Jonesboro GA LLC	8855 Rugby Court, Jonesboro, GA 30238
Landa App LLC - 9434 Cedar Creek Place Douglasville GA LLC	9434 Cedar Creek Place, Douglasville, GA 30135
Landa App LLC - 9597 Pintail Trail Jonesboro GA LLC	9597 Pintail Trail, Jonesboro, GA 30238
Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC	1701 Summerwoods Lane, Griffin, GA 30224
Landa App LLC - 1741 Park Lane Griffin GA LLC	1741 Park Lane, Griffin, GA 30224

Each of the following Series issued an Acquisition Note to the Manager in connection with the acquisition of its Property, the terms of which are listed in the table below. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes are interest-bearing and are an unsecured obligation of the applicable Series. The notes are five (5) year notes form the original Loan date.

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 10 Oak Wood Lane	$254,456	4.50%	7/1/2022
Landa Series 10 Windridge Drive	$256,422	4.50%	7/1/2022
Landa Series 1000 Fox Valley Trail	$297,984	4.50%	7/1/2022
Landa Series 1007 Leeward Way	$300,157	4.50%	7/1/2022
Landa Series 10119 Commons Way	$306,450	4.50%	7/1/2022
Landa Series 10121 Morris Drive SW	$278,235	4.50%	7/1/2022
Landa Series 10183 Starr Street SW	$268,383	4.50%	7/1/2022
Landa Series 103 Starlake Drive	$267,883	4.50%	7/1/2022
Landa Series 104 Summerfield Drive	$300,059	4.50%	7/1/2022
Landa Series 10433 Candlelight Road	$305,757	4.50%	7/1/2022
Landa Series 105 Anne Street	$253,115	4.50%	7/1/2022
Landa Series 107 Oakwood Circle	$198,781	4.50%	7/1/2022
Landa Series 109 Amberwood Lane	$216,284	4.50%	7/1/2022
Landa Series 110 Shenandoah Drive	$310,797	4.50%	7/1/2022
Landa Series 111 Fir Drive	$240,106	4.50%	7/1/2022
Landa Series 1110 Parkview Drive	$260,727	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 11187 Shannon Circle	$310,885	4.50%	7/1/2022
Landa Series 112 Ridge Street	$309,709	4.50%	7/1/2022
Landa Series 11322 Michelle Way	$250,982	4.50%	7/1/2022
Landa Series 114 Starlake Drive	$253,436	4.50%	7/1/2022
Landa Series 11447 S Grove Drive	$284,781	4.50%	7/1/2022
Landa Series 1147 Village Way	$301,010	4.50%	7/1/2022
Landa Series 115 Lakeview Drive	$285,786	4.50%	7/1/2022
Landa Series 1160 Gable Terrace	$301,175	4.50%	7/1/2022
Landa Series 1190 Kirkland Road	$323,791	4.50%	7/1/2022
Landa Series 12 Mintz Street	$264,035	4.50%	7/1/2022
Landa Series 120 Rosewood Drive	$286,873	4.50%	7/1/2022
Landa Series 1201 Kilrush Drive	$535,920	4.50%	7/1/2022
Landa Series 124 Libby Lane	$240,485	4.50%	7/1/2022
Landa Series 126 E Mimosa Drive	$256,451	4.50%	7/1/2022
Landa Series 12641 Alcovy Road	$307,481	4.50%	7/1/2022
Landa Series 1320 Winona Avenue	$220,795	4.50%	7/1/2022
Landa Series 133 Dove Landing	$227,058	4.50%	7/1/2022
Landa Series 137 Southern Shores Road	$240,268	4.50%	7/1/2022
Landa Series 138 Sandalwood Circle	$253,616	4.50%	7/1/2022
Landa Series 140 High Ridge Road	$285,784	4.50%	7/1/2022
Landa Series 141 Longstreet Circle	$331,402	4.50%	7/1/2022
Landa Series 1443 Pebble Ridge Lane	$319,610	4.50%	7/1/2022
Landa Series 1445 Maple Valley Court	$200,632	4.50%	7/1/2022
Landa Series 146 Crystal Brook	$212,200	4.50%	7/1/2022
Landa Series 1473 Brownleaf Drive	$282,588	4.50%	7/1/2022
Landa Series 1485 Bola Court	$258,597	4.50%	7/1/2022
Landa Series 1490 Diplomat Drive	$354,470	4.50%	7/1/2022
Landa Series 153 Cliffside Court	$185,856	4.50%	7/1/2022
Landa Series 157 Wells Road	$221,620	4.50%	7/1/2022
Landa Series 160 Chimney Ridge Trail	$286,873	4.50%	7/1/2022
Landa Series 164 Longstreet Circle	$289,049	4.50%	7/1/2022
Landa Series 1666 W Poplar Street	$231,406	4.50%	7/1/2022
Landa Series 168 Brookview Drive	$132,243	4.50%	7/1/2022
Landa Series 1683 Spoonbill Road	$244,459	4.50%	7/1/2022
Landa Series 1689 Viceroy Way	$280,628	4.50%	7/1/2022
Landa Series 171 Davidson Drive	$303,132	4.50%	7/1/2022
Landa Series 1768 Glen View Way	$250,620	4.50%	7/1/2022
Landa Series 181 Watercress Court	$274,908	4.50%	7/1/2022
Landa Series 188 Timberline Road	$161,802	4.50%	7/1/2022
Landa Series 189 Shenandoah Drive	$256,420	4.50%	7/1/2022
Landa Series 1903 Old Concord Drive SE	$308,568	4.50%	7/1/2022
Landa Series 195 Branchwood Drive	$316,179	4.50%	7/1/2022
Landa Series 195 Fairclift Drive	$285,786	4.50%	7/1/2022
Landa Series 195 Hunters Trace	$316,955	4.50%	7/1/2022
Landa Series 196 Montego Circle	$267,295	4.50%	7/1/2022
Landa Series 20 Chimney Smoke Drive	$286,873	4.50%	7/1/2022
Landa Series 204 N Main Court	$227,058	4.50%	7/1/2022
Landa Series 2055 Grove Way	$248,809	4.50%	7/1/2022
Landa Series 212 Fleeta Drive	$233,632	4.50%	7/1/2022
Landa Series 215 Central Lake Circle	$267,251	4.50%	7/1/2022
Landa Series 217 Glenloch Court	$308,621	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 2177 E Chester Circle SE	$312,950	4.50%	7/1/2022
Landa Series 221 Lakeview Drive	$297,749	4.50%	7/1/2022
Landa Series 2264 Chestnut Hill Circle	$379,313	4.50%	7/1/2022
Landa Series 235 Lazy Hollow Lane	$299,259	4.50%	7/1/2022
Landa Series 2425 Cornell Circle	$331,464	4.50%	7/1/2022
Landa Series 2443 Hodges Farm Road	$245,546	4.50%	7/1/2022
Landa Series 25 Pleasant Valley Road	$283,609	4.50%	7/1/2022
Landa Series 253 Marco Drive	$232,761	4.50%	7/1/2022
Landa Series 255 Countryside Lane	$294,486	4.50%	7/1/2022
Landa Series 258 Rocky Point Road	$315,147	4.50%	7/1/2022
Landa Series 263 Rocky Point Road	$279,261	4.50%	7/1/2022
Landa Series 268 Brookview Drive	$188,408	4.50%	7/1/2022
Landa Series 270 Mountain Lane	$291,683	4.50%	7/1/2022
Landa Series 270 Mountain Way	$287,961	4.50%	7/1/2022
Landa Series 270 Pleasant Hill Drive	$273,208	4.50%	7/1/2022
Landa Series 2794 Norfair Loop	$233,583	4.50%	7/1/2022
Landa Series 2813 Vicksburg Court	$337,986	4.50%	7/1/2022
Landa Series 2933 Coffer Drive	$281,715	4.50%	7/1/2022
Landa Series 30 High Ridge Road	$332,846	4.50%	7/1/2022
Landa Series 30 Roosevelt Road	$284,696	4.50%	7/1/2022
Landa Series 3011 Raintree Drive SE	$310,013	4.50%	7/1/2022
Landa Series 304 Deerfield Drive	$291,845	4.50%	7/1/2022
Landa Series 3043 Highway 81 S	$216,225	4.50%	7/1/2022
Landa Series 313 Blue Heron Drive	$271,457	4.50%	7/1/2022
Landa Series 3202 Chippewa Drive	$298,834	4.50%	7/1/2022
Landa Series 35 Clay Court	$303,197	4.50%	7/1/2022
Landa Series 350 Cadiz Lane S	$277,083	4.50%	7/1/2022
Landa Series 351 Wesley Park Drive	$260,770	4.50%	7/1/2022
Landa Series 3603 Manhattan Drive	$326,027	4.50%	7/1/2022
Landa Series 3667 Patti Parkway	$379,317	4.50%	7/1/2022
Landa Series 404 Barberry Lane	$285,892	4.50%	7/1/2022
Landa Series 412 Kendall Lane	$296,763	4.50%	7/1/2022
Landa Series 416 Autumn Lake Court	$266,210	4.50%	7/1/2022
Landa Series 43 Darwin Drive	$252,069	4.50%	7/1/2022
Landa Series 432 Manor Estates Drive	$314,170	4.50%	7/1/2022
Landa Series 440 Freestone Drive	$331,496	4.50%	7/1/2022
Landa Series 4447 Lake Breeze Drive	$342,340	4.50%	7/1/2022
Landa Series 445 Independence Drive	$298,780	4.50%	7/1/2022
Landa Series 449 Kara Lane	$265,401	4.50%	7/1/2022
Landa Series 45 Blue Jay Drive	$353,211	4.50%	7/1/2022
Landa Series 45 Laurel Way	$340,100	4.50%	7/1/2022
Landa Series 4702 Saint James Way	$267,453	4.50%	7/1/2022
Landa Series 4732 Pinedale Drive	$234,719	4.50%	7/1/2022
Landa Series 497 Highway 212	$279,211	4.50%	7/1/2022
Landa Series 5039 East Street	$207,482	4.50%	7/1/2022
Landa Series 5040 Huntshire Lane	$444,985	4.50%	7/1/2022
Landa Series 513 Jarrett Court	$289,113	4.50%	7/1/2022
Landa Series 5143 Pinecrest Drive SW	$227,104	4.50%	7/1/2022
Landa Series 524 Sawmill Road	$283,679	4.50%	7/1/2022
Landa Series 5329 Shirewick Lane	$337,990	4.50%	7/1/2022

Series	Principal Amount (1)	Annual Interest Rate	Loan Date (2)
Landa Series 540 Cowan Road	$299,557	4.50%	7/1/2022
Landa Series 5411 Rocky Pine Drive	$309,885	4.50%	7/1/2022
Landa Series 55 Myrtle Grove Lane	$291,224	4.50%	7/1/2022
Landa Series 550 Cowan Road	$250,783	4.50%	7/1/2022
Landa Series 5581 Fox Glen Circle	$434,715	4.50%	7/1/2022
Landa Series 565 Mountainview Drive	$283,236	4.50%	7/1/2022
Landa Series 5737 Strathmoor Manor Circle	$254,247	4.50%	7/1/2022
Landa Series 5801 Strathmoor Manor Circle	$262,945	4.50%	7/1/2022
Landa Series 6104-6106 Oakwood Circle SW	$247,853	4.50%	7/1/2022
Landa Series 6107 Shadow Glen Court	$212,961	4.50%	7/1/2022
Landa Series 6111-6113 Pine Glen Circle SW	$456,530	4.50%	7/1/2022
Landa Series 6119 Pineneedle Drive SW	$166,154	4.50%	7/1/2022
Landa Series 615 Barshay Drive	$291,964	4.50%	7/1/2022
Landa Series 6168 Wheat Street NE	$187,898	4.50%	7/1/2022
Landa Series 6178 Green Acres Drive SW	$223,434	4.50%	7/1/2022
Landa Series 6386 Forester Way	$296,833	4.50%	7/1/2022
Landa Series 6404 Walnut Way	$279,261	4.50%	7/1/2022
Landa Series 643 Sycamore Drive	$270,184	4.50%	7/1/2022
Landa Series 65 Freedom Court	$293,884	4.50%	7/1/2022
Landa Series 653 Georgetown Lane	$285,870	4.50%	7/1/2022
Landa Series 6635 Kimberly Mill Road	$328,712	4.50%	7/1/2022
Landa Series 6653 Bedford Road	$278,623	4.50%	7/1/2022
Landa Series 6710 Sunset Hills Boulevard	$236,846	4.50%	7/1/2022
Landa Series 6762 Bent Creek Drive	$279,258	4.50%	7/1/2022
Landa Series 683 Wood Path Court	$328,476	4.50%	7/1/2022
Landa Series 70 Shenandoah Lane	$335,751	4.50%	7/1/2022
Landa Series 709 Georgetown Court	$276,058	4.50%	7/1/2022
Landa Series 7107 Geiger Street NW	$160,714	4.50%	7/1/2022
Landa Series 7205 Lakeview Drive SW	$292,311	4.50%	7/1/2022
Landa Series 750 Georgetown Court	$227,055	4.50%	7/1/2022
Landa Series 752 Chestnut Drive	$197,731	4.50%	7/1/2022
Landa Series 773 Villa Way	$119,844	4.50%	7/1/2022
Landa Series 7781 Mountain Creek Way	$301,080	4.50%	7/1/2022
Landa Series 7950 Woodlake Drive	$250,982	4.50%	7/1/2022
Landa Series 80 High Ridge Road	$302,097	4.50%	7/1/2022
Landa Series 800 Mills Drive	$336,839	4.50%	7/1/2022
Landa Series 808 Hillandale Lane	$285,336	4.50%	7/1/2022
Landa Series 8110 Devonshire Drive	$212,961	4.50%	7/1/2022
Landa Series 8121 Spillers Drive SW	$244,946	4.50%	7/1/2022
Landa Series 8233 Creekline Court	$293,652	4.50%	7/1/2022
Landa Series 8302 Sterling Lakes Drive	$305,362	4.50%	7/1/2022
Landa Series 843 Tramore Drive	$195,489	4.50%	7/1/2022
Landa Series 85 Kirkland Court	$331,460	4.50%	7/1/2022
Landa Series 85 Thorn Thicket Way	$294,552	4.50%	7/1/2022
Landa Series 8658 Ashley Way	$190,908	4.50%	7/1/2022
Landa Series 8667 Ashley Way	$136,737	4.50%	7/1/2022
Landa Series 8671 Ashley Way	$200,777	4.50%	7/1/2022
Landa Series 8676 Ashley Way	$205,683	4.50%	7/1/2022
Landa Series 8691 Ashley Way	$148,555	4.50%	7/1/2022
Landa Series 8692 Ashley Way	$145,859	4.50%	7/1/2022
Landa Series 8693 Ashley Way	$220,464	4.50%	7/1/2022
Landa Series 8694 Ashley Way	$200,996	4.50%	7/1/2022
Landa Series 8697 Ashley Way	$218,458	4.50%	7/1/2022
Landa Series 8819 Leafwood Court	$282,606	4.50%	7/1/2022
Landa Series 8855 Rugby Court	$221,665	4.50%	7/1/2022
Landa Series 9020 Sterling Ridge Lane	$236,659	4.50%	7/1/2022
Landa Series 9150 Spillers Drive SW	$253,159	4.50%	7/1/2022
Landa Series 925 Mote Road	$311,830	4.50%	7/1/2022
Landa Series 9409 Forest Knoll Drive	$307,642	4.50%	7/1/2022
Landa Series 9434 Cedar Creek Place	$331,780	4.50%	7/1/2022
Landa Series 9597 Pintail Trail	$301,292	4.50%	7/1/2022
Landa Series 974 Laurel Street	$278,298	4.50%	7/1/2022
Landa Series 1701 Summerwoods Lane	$172,405	4.50%	7/1/2022
Landa Series 1741 Park Lane	$195,085	4.50%	7/1/2022

On April 28 2023, each of the following Series entered into Additional Borrowings (as such term is defined in the Company’s latest Offering Circular, which can be found here) with L Finance LLC, the terms of which are listed in the table below. Each Additional Borrowing is secured by the Property underlying the respective Series, and bears interest at a rate that is the higher of SOFR+7%, or 12.5%.

Series	Principal Amount	Maturity Date
Landa Series 10121 Morris Drive SW	$160,225	04/28/2024
Landa Series 10183 Starr Street SW	$172,550	04/28/2024
Landa Series 103 Starlake Drive	$145,000	04/28/2024
Landa Series 10433 Candlelight Road	$170,375	04/28/2024
Landa Series 110 Shenandoah Drive	$192,125	04/28/2024
Landa Series 111 Fir Drive	$145,000	04/28/2024
Landa Series 112 Ridge Street	$178,350	04/28/2024
Landa Series 11322 Michelle Way	$137,750	04/28/2024
Landa Series 1147 Village Way	$148,625	04/28/2024
Landa Series 1160 Gable Terrace	$203,000	04/28/2024
Landa Series 1201 Kilrush Drive	$322,625	04/28/2024
Landa Series 124 Libby Lane	$160,950	04/28/2024
Landa Series 1320 Winona Avenue	$106,038	04/28/2024
Landa Series 137 Southern Shores Road	$159,500	04/28/2024
Landa Series 138 Sandalwood Circle	$163,125	04/28/2024
Landa Series 140 High Ridge Road	$174,000	04/28/2024
Landa Series 146 Crystal Brook	$141,375	04/28/2024
Landa Series 153 Cliffside Court	$94,250	04/28/2024
Landa Series 1666 W Poplar Street	$155,875	04/28/2024
Landa Series 1689 Viceroy Way	$188,500	04/28/2024
Landa Series 181 Watercress Court	$142,100	04/28/2024
Landa Series 188 Timberline Road	$72,500	04/28/2024
Landa Series 189 Shenandoah Drive	$143,550	04/28/2024
Landa Series 195 Hunters Trace	$177,625	04/28/2024
Landa Series 196 Montego Circle	$159,500	04/28/2024
Landa Series 212 Fleeta Drive	$170,375	04/28/2024
Landa Series 217 Glenloch Court	$232,000	04/28/2024
Landa Series 2264 Chestnut Hill Circle	$226,200	04/28/2024
Landa Series 25 Pleasant Valley Road	$159,500	04/28/2024
Landa Series 253 Marco Drive	$148,625	04/28/2024
Landa Series 258 Rocky Point Road	$184,875	04/28/2024
Landa Series 270 Mountain Lane	$185,600	04/28/2024
Landa Series 270 Pleasant Hills Drive	$170,375	04/28/2024
Landa Series 2813 Vicksburg Court	$210,250	04/28/2024
Landa Series 2933 Coffer Drive	$174,000	04/28/2024
Landa Series 30 High Ridge Road	$163,125	04/28/2024
Landa Series 30 Roosevelt Road	$184,875	04/28/2024
Landa Series 3011 Raintree Drive SE	$184,875	04/28/2024
Landa Series 3043 Highway 81 S	$155,875	04/28/2024
Landa Series 313 Blue Heron Drive	$174,000	04/28/2024
Landa Series 3202 Chippewa Drive	$152,250	04/28/2024
Landa Series 35 Clay Court	$174,000	04/28/2024
Landa Series 350 Cadiz Lane S	$163,125	04/28/2024
Landa Series 351 Wesley Park Drive	$152,250	04/28/2024
Landa Series 43 Darwin Drive	$163,125	04/28/2024
Landa Series 45 Blue Jay Drive	$222,575	04/28/2024
Landa Series 4702 Saint James Way	$145,725	04/28/2024
Landa Series 4732 Pinedale Drive	$123,250	04/28/2024
Landa Series 5040 Huntshire Lane	$308,125	04/28/2024
Landa Series 513 Jarrett Court	$181,250	04/28/2024
Landa Series 5143 Pinecrest Drive SW	$130,500	04/28/2024
Landa Series 540 Cowan Road	$188,500	04/28/2024
Landa Series 565 Mountainview Drive	$188,500	04/28/2024
Landa Series 5801 Strathmoor Manor Circle	$143,550	04/28/2024

Series	Principal Amount	Maturity Date
Landa Series 6107 Shadow Glen Court	$131,225	04/28/2024
Landa Series 6111-6113 Pine Glen Circle SW	$181,250	04/28/2024
Landa Series 615 Barshay Drive	$174,000	04/28/2024
Landa Series 6168 Wheat Street NE	$108,750	04/28/2024
Landa Series 6178 Green Acres Drive SW	$130,500	04/28/2024
Landa Series 643 Sycamore Drive	$178,350	04/28/2024
Landa Series 65 Freedom Court	$159,500	04/28/2024
Landa Series 6635 Kimberly Mill Road	$176,900	04/28/2024
Landa Series 6653 Bedford Road	$159,500	04/28/2024
Landa Series 6762 Bent Creek Drive	$192,125	04/28/2024
Landa Series 709 Georgetown Court	$170,375	04/28/2024
Landa Series 7107 Geiger Street NW	$126,875	04/28/2024
Landa Series 750 Georgetown Court	$152,250	04/28/2024
Landa Series 752 Chestnut Drive	$105,125	04/28/2024
Landa Series 7781 Mountain Creek Way	$202,928	04/28/2024
Landa Series 7950 Woodlake Drive	$142,100	04/28/2024
Landa Series 80 High Ridge Road	$184,875	04/28/2024
Landa Series 808 Hillandale Lane	$171,000	04/28/2024
Landa Series 8110 Devonshire Drive	$134,125	04/28/2024
Landa Series 8121 Spillers Drive SW	$126,875	04/28/2024
Landa Series 8233 Creekline Court	$152,119	04/28/2024
Landa Series 85 Kirkland Court	$206,625	04/28/2024
Landa Series 85 Thorn Thicket Way	$175,550	04/28/2024
Landa Series 8855 Rugby Court	$123,250	04/28/2024
Landa Series 9434 Cedar Creek Place	$195,750	04/28/2024
Landa Series 9597 Pintail Trail	$163,125	04/28/2024

Item 8. Exhibits

INDEX OF EXHIBITS

No.	Exhibit Description

2.1	Certificate of Formation of Landa Properties A LLC dated November 25, 2019 (incorporated by reference to the copy thereof filed as Exhibit 2.1 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.2	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated April 30, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.2 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.3	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated May 22, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.3 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.4	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.4 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.5	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC (incorporated by reference to the copy thereof filed as Exhibit 2.5 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.6	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.6 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.7	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.7 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.8	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.8 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.9	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.9 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.10	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.10 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.11	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 29 Holly Grove Road Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.11 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.12	Limited Liability Company Operating Agreement of Landa App LLC, dated September 14, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.12 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.13	Certificate of Amendment - 1394 Oakview Circle Forest Park LLC (incorporated by reference to the copy thereof filed as Exhibit 2.13 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.14	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.14 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.15	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1712 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.15 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.16	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.16 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.17	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.17 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.18	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 4267 High Park Lane East Point GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.18 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.19	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 4474 Highwood Park Drive East Point GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.19 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.20	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 4809/4811 Pinedale Drive Forest Park GA 30297 LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.20 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.21	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 5051 Maple Drive Forest Park GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.21 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.22	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.22 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.23	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 9439 Lakeview Road Union City GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.23 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.24	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.24 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.25	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1246 Elgin Way Riverdale GA 30296 LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.25 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.26	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 168 Brookview Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.26 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.27	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1910 Grove Way Hampton GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.27 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.28	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 268 Brookview Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.28 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.29	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 593 Country Lane Jonesboro, GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.29 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.30	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6436 Stone Terrace Morrow GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.31	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.32	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.33	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 687 Utoy Court Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.34	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 729 Winter Lane Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.35	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 7349 Exeter Court Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.36	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 773 Villa Way Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.36 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.37	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8645 Embrey Drive Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.37 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.38	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8780 Churchill Place Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.38 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.39	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8796 Parliament Place Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.39 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.40	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8641 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.31 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.41	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8651 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.32 to the Company’s Offering Statement on Form 1-A Filed on October 7, 2021)*

2.42	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8652 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.33 to the Company’s Offering Statement on Form 1-A Filed on October 7, 2021)*

2.43	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8653 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.34 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.44	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8654 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.35 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.45	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8655 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.36 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.46	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8659 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.38 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.47	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8662 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.39 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.48	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8668 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.40 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.49	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8670 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.41 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.50	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8674 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.42 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.51	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8675 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.43 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.52	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8677 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.44 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.53	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8678 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.45 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.54	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8679 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.46 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

2.55	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 8683 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 2.47 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.1	Series Operating Agreement of Landa App LLC - 115 Sardis Street Barnesville GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.1 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.2	Series Operating Agreement of Landa App LLC - 1394 Oakview Circle Forest Park GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.2 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.3	Series Operating Agreement of Landa App LLC- 1701 Summerwoods Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.3 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.4	Series Operating Agreement of Landa App LLC - 1741 Park Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.4 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.5	Series Operating Agreement of Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.6	Series Operating Agreement of Landa App LLC - 2505 Oak Circle Ellenwood GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.6 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.7	Series Operating Agreement of Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.7 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.8	Series Operating Agreement of Landa App LLC - 29 Holly Grove Road Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.8 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.9	Series Operating Agreement of Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.9 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.10	Series Operating Agreement of Landa App LLC - 1712 Summerwoods Lane, Griffin, GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.10 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.11	Series Operating Agreement of Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.11 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.12	Series Operating Agreement of Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.12 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.13	Series Operating Agreement of Landa App LLC - 4267 High Park Lane East Point GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.13 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.14	Series Operating Agreement of Landa App LLC - 4474 Highwood Park Drive East Point GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.14 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.15	Series Operating Agreement of Landa App LLC – 4809/4811 Pinedale Drive Forest Park LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.15 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.16	Series Operating Agreement of Landa App LLC - 5051 Maple Drive Forest Park GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.16 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.17	Series Operating Agreement of Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.17 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.18	Series Operating Agreement of Landa App LLC - 9439 Lakeview Road Union City GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.18 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.19	Series Operating Agreement of Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.19 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.20	Series Operating Agreement of Landa App LLC - 1246 Elgin Way Riverdale GA 30296 LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.20 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.21	Series Operating Agreement of Landa App LLC - 168 Brookview Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.21 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.22	Series Operating Agreement of Landa App LLC - 1910 Grove Way Hampton GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.14 to the Company’s Offering Statement on Form 1-A filed on December 20, 2021)*

3.23	Series Operating Agreement of Landa App LLC - 268 Brookview Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.23 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.24	Series Operating Agreement of Landa App LLC - 593 Country Lane Jonesboro, GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.24 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.25	Series Operating Agreement of Landa App LLC - 6436 Stone Terrace Morrow GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.25 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.26	Series Operating Agreement of Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.28 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.27	Series Operating Agreement of Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.29 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.28	Series Operating Agreement of Landa App LLC - 687 Utoy Court Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.29	Series Operating Agreement of Landa App LLC - 729 Winter Lane Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.30	Series Operating Agreement of Landa App LLC - 7349 Exeter Court Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.31	Series Operating Agreement of Landa App LLC - 773 Villa Way Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.32	Series Operating Agreement of Landa App LLC - 8645 Embrey Drive Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.33	Series Operating Agreement of Landa App LLC - 8780 Churchill Place Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.34	Series Operating Agreement of Landa App LLC - 8796 Parliament Place Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.26 to the Company’s Offering Statement on Form 1-A filed on December 20, 2021)*

3.35	Series Operating Agreement for Landa App LLC – 8641 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.27 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.36	Series Operating Agreement for Landa App LLC – 8651 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.28 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.37	Series Operating Agreement for Landa App LLC – 8652 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.29 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.38	Series Operating Agreement for Landa App LLC – 8653 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.30 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.39	Series Operating Agreement for Landa App LLC – 8654 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.31 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.40	Series Operating Agreement for Landa App LLC – 8655 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.32 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.41	Series Operating Agreement for Landa App LLC – 8659 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.34 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.42	Series Operating Agreement for Landa App LLC – 8662 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.35 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.43	Series Operating Agreement for Landa App LLC – 8668 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.36 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.44	Series Operating Agreement for Landa App LLC – 8670 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.37 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.45	Series Operating Agreement for Landa App LLC – 8674 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.38 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.46	Series Operating Agreement for Landa App LLC – 8675 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.39 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.47	Series Operating Agreement for Landa App LLC – 8677 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.40 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.48	Series Operating Agreement for Landa App LLC – 8678 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.41 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.49	Series Operating Agreement for Landa App LLC – 8679 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.42 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

3.50	Series Operating Agreement for Landa App LLC – 8683 Ashley Way Douglasville GA LLC, dated September 29, 2021 (incorporated by reference to the copy therof filed as Exhibit 3.43 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

4.1	Form of Subscription Agreement for each Series (incorporated by reference to the copy thereof filed as Exhibit 4.9 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)

6.1	Form of Management Agreement for each Series (incorporated by reference to the copy thereof filed as Exhibit 6.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.2	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 115 Sardis Street (incorporated by reference to the copy thereof filed as Exhibit 6.9 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.3	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1394 Oakview Circle (incorporated by reference to the copy thereof filed as Exhibit 6.10 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.4	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1701 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.11 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.5	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1741 Park Lane (incorporated by reference to the copy thereof filed as Exhibit 6.12 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.6	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 209 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 6.13 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.7	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 2505 Oak Circle (incorporated by reference to the copy thereof filed as Exhibit 6.14 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.8	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 271 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 6.15 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.9	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 29 Holly Grove Road (incorporated by reference to the copy thereof filed as Exhibit 6.16 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.10	Landa App License Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and each of the series listed thereto (incorporated by reference to the copy thereof filed as Exhibit 6.25 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.11	Broker Dealer Services Agreement, dated May 3, 2021, by and between Dalmore Group, LLC and Landa App LLC (incorporated by reference to the copy thereof filed as Exhibit 6.26 to the Offering Statement on Form 1-A filed on May 7, 2021)*

6.12	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1703 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.13	Promissory Note, dated July 12, 2021 by and between Landa Holdings, Inc. and Landa Series 1712 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.14	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1743 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.15	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1750 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.16	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 4267 High Park Lane (incorporated by reference to the copy thereof filed as Exhibit 6.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.17	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 4474 Highwood Park Drive (incorporated by reference to the copy thereof filed as Exhibit 6.36 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.18	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8569 Creekwood Way (incorporated by reference to the copy thereof filed as Exhibit 6.39 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.19	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 9439 Lakeview Road (incorporated by reference to the copy thereof filed as Exhibit 6.40 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.20	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 10167 Port Royal Court (incorporated by reference to the copy thereof filed as Exhibit 6.41 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.21	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1246 Elgin Way (incorporated by reference to the copy thereof filed as Exhibit 6.42 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.22	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1910 Grove Way (incorporated by reference to the copy thereof filed as Exhibit 6.44 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.23	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 593 Country Lane (incorporated by reference to the copy thereof filed as Exhibit 6.46 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.24	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6436 Stone Terrace (incorporated by reference to the copy thereof filed as Exhibit 6.47 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.25	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6440 Woodstone Terrace (incorporated by reference to the copy thereof filed as Exhibit 6.48 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.26	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6848 Sandy Creek Drive (incorporated by reference to the copy thereof filed as Exhibit 6.49 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.27	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 687 Utoy Court (incorporated by reference to the copy thereof filed as Exhibit 6.50 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.28	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 729 Winter Lane (incorporated by reference to the copy thereof filed as Exhibit 6.51 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.29	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 7349 Exeter Court (incorporated by reference to the copy thereof filed as Exhibit 6.52 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.30	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8645 Embrey Drive (incorporated by reference to the copy thereof filed as Exhibit 6.54 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.31	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8780 Churchill Place (incorporated by reference to the copy thereof filed as Exhibit 6.55 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.32	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8796 Parliament Place (incorporated by reference to the copy thereof filed as Exhibit 6.56 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.33	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8641 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.30 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.34	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8651 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.31 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.35	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8652 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.32 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.36	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8653 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.33 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.37	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8654 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.34 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.38	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8655 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.35 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.39	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8659 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.37 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.40	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8662 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.38 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.41	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8668 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.39 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.42	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8670 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.40 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.43	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8674 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.41 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.44	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8675 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.42 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.45	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8677 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.43 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.46	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8678 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.44 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.47	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8679 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.45 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.48	Promissory Note, dated October 1, 2021, by and between Landa Holdings, Inc. and Landa Series 8683 Ashley Way (incorporated by reference to the copy thereof filed as Exhibit 6.46 to the Company’s Offering Statement on Form 1-A filed on October 7, 2021)*

6.49	Lease Agreement for 8796 Parliament Place Jonesboro GA LLC**

6.50	Lease Agreement for 1394 Oakview Circle Forest Park GA LLC**

6.51	Lease Agreement for 1701 Summerwoods Lane Griffin GA LLC**

6.52	Lease Agreement for 1741 Park Lane Griffin GA LLC**

6.53	Lease Agreement for 115 Sardis Street Barnesville GA LLC**

6.54	Lease Agreement for 2505 Oak Circle Ellenwood GA LLC**

6.55	Lease Agreement for 271 Timber Wolf Trail Griffin GA LLC**

6.56	Lease Agreement for 29 Holly Grove Road Griffin GA LLC **

6.57	Lease Agreement for 1703 Summerwoods Lane Griffin GA LLC**

6.58	Lease Agreement for 1712 Summerwoods Lane Griffin GA LLC**

6.59	Lease Agreement for 1743 Summerwoods Lane Griffin GA LLC**

6.60	Lease Agreement for 1750 Summerwoods Lane Griffin GA LLC**

6.61	Lease Agreement for 4267 High Park Lane East Point GA LLC**

6.62	Lease Agreement for 4474 Highwood Park Drive East Point GA LLC**

6.63	Lease Agreement for 8569 Creekwood Way Jonesboro GA LLC**

6.64	Lease Agreement for 9439 Lakeview Road Union City GA LLC**

6.65	Lease Agreement for 10167 Port Royal Court Jonesboro GA LLC**

6.66	Lease Agreement for 1246 Elgin Way Riverdale GA LLC**

6.67	Lease Agreement for 1910 Grove Way Hampton GA LLC**

6.68	Lease Agreement for 593 Country Lane Jonesboro GA LLC**

6.69	Lease Agreement for 6436 Stone Terrace Morrow GA LLC**

6.70	Lease Agreement for 6440 Woodstone Terrace Morrow GA LLC**

6.71	Lease Agreement for 6848 Sandy Creek Drive Riverdale GA LLC**

6.72	Lease Agreement for 687 Utoy Court Jonesboro GA LLC**

6.73	Lease Agreement for 729 Winter Lane Jonesboro GA LLC**

6.74	Lease Agreement for 7349 Exeter Court Riverdale GA LLC**

6.75	Lease Agreement for 8645 Embrey Drive Jonesboro GA LLC**

6.76	Lease Agreement for 8780 Churchill Place Jonesboro GA LLC**

6.77	Lease Agreement for 8641 Ashley Way Douglasville GA LLC**

6.78	Lease Agreement for 8651 Ashley Way Douglasville GA LLC**

6.79	Lease Agreement for 8652 Ashley Way Douglasville GA LLC**

6.80	Lease Agreement for 8653 Ashley Way Douglasville GA LLC**

6.81	Lease Agreement for 8654 Ashley Way Douglasville GA LLC**

6.82	Lease Agreement for 8655 Ashley Way Douglasville GA LLC**

6.83	Lease Agreement for 8659 Ashley Way Douglasville GA LLC**

6.84	Lease Agreement for 8662 Ashley Way Douglasville GA LLC**

6.85	Lease Agreement for 8668 Ashley Way Douglasville GA LLC**

6.86	Lease Agreement for 8670 Ashley Way Douglasville GA LLC**

6.87	Lease Agreement for 8674 Ashley Way Douglasville GA LLC**

6.88	Lease Agreement for 8675 Ashley Way Douglasville GA LLC**

6.89	Lease Agreement for 8677 Ashley Way Douglasville GA LLC**

6.90	Lease Agreement for 8678 Ashley Way Douglasville GA LLC**

6.91	Lease Agreement for 8679 Ashley Way Douglasville GA LLC**

6.92	Lease Agreement for 8683 Ashley Way Douglasville GA LLC**

6.93	Form of Refinance Promissory Note by and between Landa Holdings, Inc. and a Series**

6.94	PPEX ATS Company Agreement, dated June 29, 2021, by and among North Capital Private Securities Corporation, Landa App LLC, and each Series (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Company’s Form 1-U dated June 29, 2021)*

6.95	Form of Commercial Promissory Note by and between LendingOne, LLC and each Series (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Company’s Form 1-U filed on January 27, 2022)*

*	Previously Filed

**	Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2023.

LANDA APP LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	May 9, 2023
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Charles Tomlinson	Head of Finance of Landa Holdings, Inc.	May 9, 2023
Charles Tomlinson	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	May 9, 2023
Yishai Cohen
Chief Executive Officer and President